Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

NEW MEDIA INVESTMENT GROUP INC.,

GANNETT CO., INC.,

ARCTIC HOLDINGS LLC

and

ARCTIC ACQUISITION CORP.

Dated as of August 5, 2019

Exhibits

Exhibit A: Amended and Restated Management and Advisory Agreement

Exhibit B: Amended and Restated Certificate of Incorporation

Exhibit C: Governance Matters

This AGREEMENT AND PLAN OF MERGER, dated as of August 5, 2019 (this “Agreement”), is by and among New Media Investment Group Inc., a Delaware corporation (“Parent”), Gannett Co., Inc., a Delaware corporation (the “Company”), Arctic Holdings LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Intermediate Holdco”), and Arctic Acquisition Corp., a Delaware corporation and a direct wholly owned Subsidiary of Intermediate Holdco (“Merger Sub”).

WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub be merged with and into the Company (the “Merger”), with the Company as the surviving entity in the Merger and a wholly owned direct subsidiary of Intermediate Holdco, in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it advisable, that the Company enter into this Agreement and consummate the transactions contemplated hereby, (ii) adopted resolutions approving and declaring the advisability of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) adopted resolutions recommending that the stockholders of the Company adopt this Agreement and (iv) directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of the Company for adoption;

WHEREAS, the Board of Directors of Parent has established a special transaction committee thereof consisting only of independent and disinterested directors (the “Transaction Committee”) to, among other things, consider, review, evaluate and negotiate this Agreement and the transactions contemplated hereby;

WHEREAS, the Transaction Committee has unanimously (i) determined that it is in the best interests of Parent and Parent’s stockholders, and declared it advisable, that Parent enter into this Agreement and consummate the transactions contemplated hereby, including Parent’s entry into the A&R Management Agreement (as defined below) and (ii) adopted resolutions recommending that the Board of Directors of Parent approve and declare the advisability of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, the Share Issuance and Parent’s entry into the A&R Management Agreement, and that the stockholders of Parent approve the transactions contemplated by this Agreement, including the Share Issuance;

WHEREAS, the Board of Directors of Parent, upon the unanimous recommendation of the Transaction Committee, has unanimously (i) determined that it is in the best interests of Parent and Parent’s stockholders, and declared it advisable, that Parent enter into this Agreement and consummate the transactions contemplated hereby, including Parent’s entry into the A&R Management Agreement, (ii) adopted resolutions approving and declaring the advisability of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, the Share Issuance and Parent’s entry into the A&R Management Agreement, (iii) adopted resolutions recommending that the stockholders of Parent approve the transactions contemplated by this Agreement, including the Share Issuance, and (iv) directed that the transactions contemplated by this Agreement, including the Share Issuance, be submitted to the stockholders of Parent for approval;

WHEREAS, the sole member of Intermediate Holdco has unanimously (i) determined that it is in the best interests of Intermediate Holdco and its sole member, and declared it advisable, that Intermediate Holdco enter into this Agreement and consummate the transactions contemplated hereby and (ii) adopted resolutions approving and declaring the advisability of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, the Board of Directors of Merger Sub has unanimously (i) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, that Merger Sub enter into this Agreement and consummate the transactions contemplated hereby, (ii) adopted resolutions approving and declaring the advisability of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) adopted resolutions recommending that the sole stockholder of Merger Sub adopt this Agreement and (iv) directed that this Agreement and the transactions contemplated hereby be submitted to such stockholder for adoption;

WHEREAS, concurrently with the execution of this Agreement, and as an inducement to the willingness of the Company to enter into this Agreement and consummate the transactions contemplated hereby, Parent and FIG LLC, a Delaware limited liability company (“FIG LLC”), have agreed to amend and restate the Original A&R Management Agreement in its entirety to read as set forth on Exhibit A (as so amended and restated, the “A&R Management Agreement”);

WHEREAS, the Company, Parent, Intermediate Holdco and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation shall become a direct wholly owned Subsidiary of Intermediate Holdco.

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue,

New York, New York 10019 at 10:00 a.m. (New York City time) on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions), or at such other time and date as agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, on the Closing Date, the parties shall file a certificate of merger relating to the Merger as contemplated by the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Secretary of State”), in such form as required by, and executed in accordance with, the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State or at such later time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger (such time as the Merger becomes effective, the “Effective Time”).

SECTION 1.04. Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, and the separate legal existence of Merger Sub shall cease, all as provided under the DGCL.

SECTION 1.05. Constituent Documents. At the Effective Time, (i) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth on Exhibit B and (ii) the by-laws of the Surviving Corporation shall be amended and restated in their entirety so as to be identical to the by-laws of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be reflected as “Gannett Co., Inc.”), in each case, until thereafter amended in accordance with applicable Law.

SECTION 1.06. Directors and Officers. From and after the Effective Time, (i) the directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation, except as may be determined by Parent in its sole discretion prior to the Effective Time and, in each case, such officer or director shall hold office until his or her respective successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the governing documents of the Surviving Corporation and applicable Law.

SECTION 1.07. Capital Stock.

(a)    At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holder of any capital stock of the Company, Parent, Intermediate Holdco or Merger Sub (and subject to Section 1.07(c)):

(i)    Each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Company Excluded Shares and any Dissenting Shares) shall be converted automatically into (A) 0.5427 (the “Exchange Ratio”) of a fully paid and nonassessable share of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”), subject to Section 2.05 with respect to fractional shares (the “Stock Consideration”), and (B) the right to receive $6.25 in cash, without interest (the “Cash Consideration” and, together with the Stock Consideration and any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.05, the “Merger Consideration”).

(ii)    All shares of Company Common Stock (other than any Company Excluded Shares and Dissenting Shares) shall cease to be outstanding and shall be automatically cancelled and shall cease to exist, and each holder of a (i) valid certificate or certificates which immediately prior to the Effective Time represented any such shares of Company Common Stock (a “Certificate”) or (ii) non-certificated share of Company Common Stock held by book entry immediately prior to the Effective Time (“Uncertificated Company Stock”), shall, upon the Effective Time, cease to have any rights with respect thereto, other than the right to receive the Merger Consideration into which such shares have been converted pursuant to this Agreement and any dividends or other distributions to which such holder becomes entitled in accordance with Section 2.03, in each case without interest.

(iii)    All shares of Company Common Stock held by the Company as treasury shares or by Intermediate Holdco or Merger Sub immediately prior to the Effective Time (the “Company Cancelled Shares”) shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock held by Parent, any direct or indirect wholly owned Subsidiary of Parent (other than Intermediate Holdco or Merger Sub) or any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time (together with the Company Cancelled Shares, the “Company Excluded Shares”) shall be automatically converted into such number of shares of Parent Common Stock equal to the sum of (A) the Exchange Ratio and (B) the quotient of the Cash Consideration divided by the Parent Closing Price.

(iv)    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

(v)    Each share of capital stock of Intermediate Holdco issued and outstanding immediately prior to the Effective Time shall remain outstanding.

(b)    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders that are entitled to demand, and have properly perfected a demand, for appraisal rights pursuant to Section 262 of the DGCL (the “Dissenting

Shares”) shall not be converted into the Stock Consideration and the right to receive the Cash Consideration (plus cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.05), unless and until such stockholders shall have effectively withdrawn or lost such stockholders’ right to appraisal under the DGCL, but, instead, the holders thereof shall be entitled only to the payment provided by Section 262 of the DGCL with respect to such shares of Company Common Stock. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of Company Common Stock held by such stockholder shall not be deemed Dissenting Shares for purposes of this Agreement and shall thereupon be converted into the Stock Consideration and the right to receive the Cash Consideration (plus cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.05) in accordance with Section 1.07(a), effective at the Effective Time. The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals or attempted withdrawals of such demands received by the Company and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by the Company and (B) the opportunity and right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL. Any portion of the Merger Consideration held in the Exchange Fund in respect of payment made available to the Exchange Agent pursuant to Section 2.01 to pay for Dissenting Shares shall be returned to Parent on demand.

(c)    If prior to the Effective Time, Parent or the Company, as the case may be, should split, subdivide, consolidate, combine or otherwise reclassify the Parent Common Stock or the Company Common Stock, or declare or pay a stock dividend or other stock distribution in Parent Common Stock or Company Common Stock, as applicable, or declare or make any other such stock dividend or distribution in capital stock of Parent or the Company in respect of the Parent Common Stock or the Company Common Stock, respectively, or otherwise change the Parent Common Stock or the Company Common Stock into any other securities, then the Exchange Ratio, the Cash Consideration and any other number or amount contained herein which is based upon the price or the number or fraction of shares of Parent Common Stock or Company Common Stock, as the case may be, will be appropriately adjusted to proportionately reflect such split, combination, dividend or other distribution or change; provided that nothing in this Section 1.07(c) shall be construed to permit Intermediate Holdco, Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

SECTION 1.08. Treatment of Company Equity Awards.

(a)    Company Stock Options. At the Effective Time, each option to acquire a share of Company Common Stock (a “Company Stock Option”) that is outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive, with respect to each share of Company Common Stock underlying such Company Stock Option, a cash payment equal to the excess of (i) the sum of (A) the Cash Consideration and (B) an amount equal to the product of the Exchange Ratio and the Parent Closing Price over (ii) the exercise price per share of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, which amount shall be paid to the holder of such Company Stock Option within ten (10) Business Days following the Effective Time.

(b)    Company Restricted Stock Unit Awards.

(i)    At the Effective Time, except as provided in Section 1.08(b)(ii), each outstanding restricted stock unit award with respect to a share of Company Common Stock that is not a Company Performance Share Unit Award or a Company Phantom Share Unit (each, a “Company Restricted Stock Unit Award”) shall, automatically and without any action on the part of the holder thereof, be converted into a Parent Restricted Stock Unit Award subject to the same terms and conditions as were applicable to such Company Restricted Stock Unit Award immediately prior to the Effective Time (each, an “Adjusted RSU”), with respect to a number of underlying shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock that were subject to such Company Restricted Stock Unit Award immediately prior to the Effective Time by the Equity Award Exchange Ratio, and rounding the resulting number to the nearest whole number of shares of Parent Common Stock. For purposes of this Agreement, “Equity Award Exchange Ratio” means the sum of (A) the Exchange Ratio and (B) (1) the Cash Consideration divided by (2) the Parent Closing Price.

(ii)    Immediately prior to the Effective Time, each Company Restricted Stock Unit Award held as of the Effective Time by a non-employee director shall be fully accelerated, and the holder thereof shall be entitled to receive the Merger Consideration pursuant to Section 1.07 with respect to (x) each share of Company Common Stock subject to such Company Restricted Stock Unit Award and (y) each dividend equivalent unit in respect of such Company Restricted Stock Unit Award.

(c)    Company Performance Share Units. At the Effective Time, each outstanding performance share award with respect to shares of Company Common Stock that is subject to performance-based vesting conditions (each, a “Company Performance Share Unit Award”) shall, automatically and without any action on the part of the holder thereof, be converted into a Parent Restricted Stock Unit Award subject to the same terms and conditions as were applicable to such Company Performance Share Unit Award immediately prior to the Effective Time (except that such Parent Restricted Stock Unit Award shall be subject only to service-based vesting conditions and no longer subject to achievement of applicable performance goals) (each, an “Adjusted PSU”), with respect to a number of shares of Parent Common Stock determined by (i) in the case of any Company Performance Share Unit Award granted within one year of the Closing Date, multiplying (A) the number of shares of Company Common Stock subject to such Company Performance Share Unit Award based on the target level of performance by (B) the Equity Award Exchange Ratio, and rounding the resulting number to the nearest whole number of shares of Parent Common Stock and (ii) in the case of any Company Performance Share Unit Award granted more than one year prior to the Closing Date, multiplying (A) the number of shares of Company Common Stock subject to such Company Performance Share Unit Award based on the actual level of performance as of the Closing, as determined in good faith by the Executive Compensation Committee of the Board of Directors of the Company in a manner consistent with the terms and conditions of the applicable Company Performance Share Unit Award and consistent with the past practices of the Company, by (B) the Equity Award Exchange Ratio, and rounding the resulting number to the nearest whole number of shares of Parent Common Stock.

(d)    Company Restricted Stock Awards. Immediately prior to the Effective Time, any transferability restrictions applicable to each restricted stock award with respect to shares of Company Common Stock (a “Company Restricted Stock Award”) that is outstanding immediately prior to the Effective Time shall lapse, and at the Effective Time, each share of Company Common Stock granted pursuant to such Company Restricted Stock Awards shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into the Stock Consideration and the right to receive the Cash Consideration (plus cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.05) in accordance with Section 1.07(a).

(e)    Company Phantom Share Units. At the Effective Time, each restricted stock unit subject to the Company’s 2015 Deferred Compensation Plan with a value equal to the value of a share of Company Common Stock, whether payable in cash or shares of Company Common Stock (a “Company Phantom Share Unit”) shall, automatically and without any action on the part of the holder thereof, be converted into a number of units (the “Adjusted Phantom Share Units”), determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Phantom Share Unit immediately prior to the Effective Time by (ii) the Equity Award Exchange Ratio, with any fractional units rounded to the nearest whole number of units, with such units subject to the same terms and conditions as were applicable to such Company Phantom Share Unit immediately prior to the Effective Time (including with respect to timing of payment), but with a value equal to the value of a share of Parent Common Stock.

(f)    Company Actions. At or prior to the Effective Time, the Company shall take all actions necessary (including adopting such appropriate resolutions of the Board of Directors of the Company or any committee of the Board of Directors of the Company) to effectuate the treatment of Company Equity Awards contemplated by this Section 1.08.

(g)    Parent Actions. At or prior to the Effective Time, Parent shall take such actions as are necessary for the grant of the Adjusted RSUs, Adjusted PSUs and Adjusted Phantom Share Units pursuant to this Section 1.08, including the reservation, issuance and listing of Parent Common Stock issuable pursuant to the awards granted pursuant this Section 1.08 in compliance with applicable Law and the rules and regulations of any applicable United States securities exchange. As soon as practicable upon or after the Effective Time, Parent shall file with the SEC a registration statement on Form S-3 or Form S-8, as the case may be (or any successor form), or another appropriate form with respect to such Parent Common Stock and shall use commercially reasonable efforts to have such registration statement declared effective as soon as practicable following such filing and, thereafter, Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement.

SECTION 1.09. Issuance to FIG LLC. Promptly following the Effective Time, Parent shall issue to FIG LLC the shares of Parent Common Stock and nonqualified stock options to purchase Parent Common Stock, in each case, as contemplated to be issued by Section 8(f) of the A&R Management Agreement, in accordance with the terms set forth therein.

ARTICLE II

Exchange of Certificates

SECTION 2.01. Exchange Fund. Immediately prior to or substantially concurrently with the Effective Time, Parent shall deposit or cause to be deposited with a nationally recognized bank or trust company (the “Exchange Agent”) designated by Parent, which bank or trust company shall be reasonably satisfactory to the Company, uncertificated, book-entry shares representing the number of shares of Parent Common Stock sufficient to deliver the aggregate Stock Consideration. Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay the aggregate Cash Consideration, any dividends and other distributions pursuant to Section 2.03 and cash in lieu of any fraction of a share of Parent Common Stock to which any holder of shares of Company Common Stock converted pursuant to Section 1.07 is entitled pursuant to Section 2.05. Any cash and uncertificated, book-entry shares of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund”. Any amounts payable in respect of Company Equity Awards in accordance with Section 1.08 shall not be deposited with the Exchange Agent but shall instead be paid through the payroll of the Company and its Affiliates. No interest will be paid or will accrue on any cash payable pursuant to Section 1.08, Section 2.03 or Section  2.05.

SECTION 2.02. Exchange Procedures.

(a)    As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to send to each holder of record of one or more Certificates (i) a letter of transmittal (which shall specify that risk of loss and title to the Certificates shall pass only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and which shall be in a form and have such other provisions as Parent and the Company may reasonably specify) (the “Letter of Transmittal”) and (ii) customary instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.09).

(b)    Upon surrender of a Certificate to the Exchange Agent (or an affidavit of loss in lieu thereof as provided in Section 2.09), together with a Letter of Transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, Parent shall cause the Exchange Agent to, as promptly as practicable, (i) credit to the holder of such Certificate in the stock ledger and other appropriate books and records of Parent the number of whole shares of Parent Common Stock into which the shares of Company Common Stock formerly represented by such Certificate have been converted pursuant to this Agreement, and (ii) pay and deliver to the holder of such Certificate by wire transfer or check the aggregate Cash Consideration that such holder has the right to receive pursuant to this Agreement, together with any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.05 and any dividends or other distributions to which such holder becomes entitled in accordance with Section 2.03 (in each case, with respect to the shares of Company Common Stock formerly represented by such Certificate). Until surrendered as contemplated by this Section 2.02, each Certificate shall at any time from and after the Effective Time represent only the Stock Consideration and the right to receive the Cash Consideration (plus cash in lieu of fractional shares of Parent Common Stock pursuant to Section

2.05) into which the shares represented by such Certificates have been converted pursuant to this Agreement, together with any dividends or other distributions to which the holder of such Certificates becomes entitled in accordance with Section 2.03.

(c)    The holders of record of Uncertificated Company Stock shall not be required to take any action with respect to the exchange of their Uncertificated Company Stock for the Merger Consideration. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to (i) credit to the holder of such Uncertificated Company Stock in the stock ledger and other appropriate books and records of Parent the number of whole shares of Parent Common Stock into which such Uncertificated Company Stock have been converted pursuant to this Agreement, and (ii) pay and deliver to the holder of such Uncertificated Company Stock by wire transfer or check the aggregate Cash Consideration that such holder has the right to receive pursuant to this Agreement, together with any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.05 (in each case, with respect to such Uncertificated Company Stock), as well as appropriate materials (in a form to be reasonably agreed by the Company and Parent) advising the holder of the completion of the Closing. Notwithstanding the foregoing, any holder of both Certificates and Uncertificated Company Stock shall be required to complete the exchange procedures outlined in the preceding subsections of this Section 2.02 for such holder’s Certificates before such holder will receive the credits and payments contemplated by clauses (i) and (ii) above for such holder’s Uncertificated Company Stock.

(d)    If credit or payment of Stock Consideration or Cash Consideration (and any cash in lieu of any fractional shares of Parent Common Stock to which a holder is entitled pursuant to Section 2.05 and any dividends or other distributions to which a holder becomes entitled in accordance with Section 2.03), respectively, with respect to shares of Company Common Stock is to be made to or in respect of a Person other than the Person in whose name the surrendered Certificate formerly representing such shares of Company Common Stock or Uncertificated Company Stock is registered on the transfer records of the Company, Parent may cause the Exchange Agent to so credit or pay the foregoing, as the case may be, to such Person only if such Certificate (if applicable) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Exchange Agent that any applicable stock transfer or similar Taxes have been paid or are not applicable.

SECTION 2.03. Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until such holder shall surrender such Certificate (or an affidavit of loss in lieu thereof as provided in Section 2.09) in accordance with Section 2.02. Subject to escheat, Tax or other applicable Law, following surrender of any such Certificate (or an affidavit of loss in lieu thereof as provided in Section 2.09), such holder shall be entitled to receive any such dividends or distributions, without interest, which theretofore had become payable with respect to the Parent Common Stock into which the shares of Company Common Stock formerly represented by such Certificate were converted pursuant to Section 1.07. Such holder shall be entitled to vote after the Effective Time at any meeting of Parent stockholders with a record date at or after the Effective Time the number of whole shares of Parent Common Stock into which the shares of

Company Common Stock formerly represented by such Certificates were converted pursuant to Section 1.07, regardless of whether such holder has surrendered their Certificates (or an affidavit of loss in lieu thereof as provided in Section 2.09) in accordance with Section 2.02.

SECTION 2.04. No Further Ownership Rights. The shares of Parent Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.03) shall be deemed to have been delivered or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock. From and after the Effective Time, (a) all holders of Certificates and Uncertificated Company Stock shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration into which the shares of Company Common Stock formerly represented by such Certificates or Uncertificated Company Stock have been converted pursuant to this Agreement (together with any dividends or other distributions to which the holders of any Certificates become entitled in accordance with Section 2.03), without interest, and (b) the stock transfer books of the Surviving Corporation shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, such Certificates shall be cancelled and exchanged as provided in this Article II.

SECTION 2.05. No Fractional Shares of Parent Common Stock. No fractional shares of Parent Common Stock shall be issued upon the conversion of shares of Company Common Stock pursuant to Section 1.07, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Common Stock converted pursuant to Section 1.07 that would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock formerly represented by the Certificates and Uncertificated Company Stock held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the volume weighted averages of the trading prices of Parent Common Stock on the NYSE (as reported by the Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Parent and the Company) on each of the five (5) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the date of the Effective Time (the “Parent Closing Price”), rounded down to the nearest penny.

SECTION 2.06. Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of Certificates or Uncertificated Company Stock that have not theretofore complied with this Article II or cashed any check or otherwise accepted delivery of any amounts payable to them in accordance with Article I and this Article II shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof for the Merger Consideration to which such holders are entitled pursuant to Section 1.07 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.03.

SECTION 2.07. No Liability. None of Parent, Intermediate Holdco, the Company, the Surviving Corporation, Merger Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates or Uncertificated Company Stock as of the second (2nd) anniversary of the Effective Time (or immediately prior to such earlier date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity) shall, to the extent permissible by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

SECTION 2.08. Investment of the Exchange Fund. Any funds included in the Exchange Fund may be invested by the Exchange Agent, as directed by Parent. Any interest and other income resulting from such investments shall promptly be paid to Parent. Any loss of any of the funds included in the Exchange Fund shall be for the account of Parent and shall not alter Parent’s obligation to cause to be paid the Merger Consideration and any dividends or other distributions to which the holders of any Certificates become entitled in accordance with Section 2.03.

SECTION 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate or other documentation (including an indemnity in customary form) reasonably requested by Parent, the Exchange Agent (or, after dissolution of the Exchange Fund, Parent) will deliver the applicable Merger Consideration in respect thereof and any dividends or other distributions to which such holder is entitled in accordance with Section 2.02 and Section 2.03.

SECTION 2.10. Withholding Rights. Each of Parent, Intermediate Holdco, the Company, the Surviving Corporation, Merger Sub and the Exchange Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the payment of such amounts under the Code (and the Treasury Regulations) or any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted or withheld and, if required, paid over to the relevant Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

SECTION 2.11. Further Assurances. From and after the Effective Time, the respective officers of Parent, Intermediate Holdco and the Surviving Corporation, as applicable, will be authorized to execute and deliver, in the name and on behalf of Parent, Intermediate Holdco, the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Parent, Intermediate Holdco, the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in Parent,

Intermediate Holdco or the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Parent, Intermediate Holdco or the Surviving Corporation, as applicable, as a result of, or in connection with, the Merger.

SECTION 2.12. Stock Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates or Uncertificated Company Stock shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by Law.

ARTICLE III

Representations and Warranties of the Company

Except as expressly disclosed in the Company SEC Reports filed with or furnished to the SEC and publicly available after January 1, 2017 and prior to the date of this Agreement (other than (a) any information that is contained solely in the “Risk Factors” section of such Company SEC Reports that are not statements of historical fact and (b) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Reports), or in the Company Disclosure Letter, the Company hereby represents and warrants to Parent, Intermediate Holdco and Merger Sub as follows:

SECTION 3.01. Organization, Good Standing and Qualification. The Company (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The copies of the Company’s Organizational Documents which are incorporated by reference as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 are correct and complete copies of such documents and contain all amendments thereto as in effect on the date of this Agreement. The Company is not in material violation of any provision of its Organizational Documents.

SECTION 3.02. Authorization.

(a)    The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption of this Agreement by affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Required Company Vote”), to consummate the transactions contemplated hereby. Except for the receipt of the Required Company Vote, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and all other necessary corporate action on behalf of the Company. No other corporate proceedings on the part of the Company or any holders of any of its securities are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger, other than the receipt of the Required Company Vote. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent, Intermediate Holdco and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)    The Board of Directors of the Company, at a meeting duly called and held prior to the execution of this Agreement, has, by unanimous vote of those directors present (who constituted all of the directors of the Company then in office) (i) determined that this Agreement is advisable and in the best interests of the Company and its stockholders, (ii) adopted resolutions approving the execution, delivery and performance by the Company of this Agreement and declaring the advisability of this Agreement, (iii) adopted resolutions, subject to Section 7.04, recommending that the holders of the shares of Company Common Stock adopt this Agreement (the “Company Recommendation”) and (iv) directed that such matter be submitted for consideration by Company stockholders at a meeting of such stockholders to be called for such purpose (the “Company Stockholders Meeting”).

SECTION 3.03. Capitalization.

(a)

(i)    The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of July 31, 2019, 114,621,418 shares of Company Common Stock were issued and outstanding, 10,477 shares of Company Common Stock subject to Company Restricted Stock Awards were issued and outstanding and no shares of Company Preferred Stock were issued or outstanding. As of July 31, 2019, there were 10,510,185 and 8,726,951 shares of Company Common Stock reserved and available for issuance under the 2015 Omnibus Incentive Plan, as amended (assuming achievement of the applicable performance goals for outstanding Performance Share Unit Awards at the target and the maximum levels, respectively), 4,883 shares of Company Common Stock issuable upon the exercise of outstanding Company Stock Options, 1,783,234 and 3,566,468 shares of Company Common Stock subject to outstanding Company Performance Share Unit Awards (assuming achievement of the applicable performance goals at the target and the maximum levels, respectively), 4,332,758 shares of Company Common Stock subject to outstanding Company Restricted Stock Unit Awards, 443,442.96 shares of Company Common Stock subject to outstanding Company Phantom Share Units, 5,718,850 shares of Company Common Stock held in treasury and 7,214,058 and 14,428,116 Company Performance Units outstanding (assuming achievement of the applicable performance goals at the target and the maximum levels, respectively).

(ii)    Except for the Convertible Notes and as set forth in Section 3.03(a)(i), as of July 31, 2019, no shares of capital stock of the Company were issued and outstanding and the Company did not have outstanding, and there were not, any securities convertible into or exchangeable for any shares of capital stock of the Company, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or known claims of any other character requiring the issuance of, any capital stock of the Company, or any stock or securities convertible into or exchangeable for any capital stock of the Company, and the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any shares of capital stock of the Company.

(b)    Other than the Convertible Notes, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth above in Section 3.03(a), as of July 31, 2019, there were no outstanding stock options, restricted stock units, shares of restricted stock, stock appreciation rights, “phantom” stock rights, performance units, or other compensatory rights or awards (in each case, issued by the Company or any of the Company Subsidiaries), that are convertible into or exercisable for a share of Company Common Stock on a deferred basis or otherwise or other rights that are linked to, or based upon, the value of Company Common Stock. All Company Equity Awards are evidenced by award agreements substantially in the forms (i) previously made available to Parent or (ii) filed by the Company (or a predecessor entity) with the SEC and publicly available prior to the date of this Agreement.

(c)    The issued and outstanding shares of Company Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, (ii) were not issued in violation of any preemptive rights, rights of first refusal, rights of first offer, purchase options or similar rights and (iii) were issued in compliance in all material respects with all applicable U.S. federal and state securities Laws. The Company has no rights plan, “poison-pill” or other similar agreement or arrangement or any anti-takeover provision in the Company’s Organizational Documents that is, or at the Effective Time shall be, applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated hereby.

SECTION 3.04. Subsidiaries.

(a)    Section 3.04(a) of the Company Disclosure Letter sets forth the name of each Subsidiary of the Company (collectively, the “Company Subsidiaries”), the state or jurisdiction of its organization, the percentage of each class of voting securities of such Company Subsidiary directly or indirectly owned by the Company and, to the Knowledge of the Company, the name and percent ownership of each owner of voting securities of such Company Subsidiary that is not itself the Company or a Company Subsidiary, in each case, as of the date of this Agreement. Each Company Subsidiary (i) is a corporation, limited liability company, partnership or other entity duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) has all requisite corporate, limited liability company, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified or licensed to do business as a foreign corporation, limited liability company, partnership or other organization and is in good standing under the laws of any jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except in the case of each of clauses (i), (ii) and (iii), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Company Subsidiary is in material violation of any provision of its Organizational Documents. As of the date of this Agreement, the Company does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, other equity interest or any other capital stock of any Person other than the Company Subsidiaries, and there are no silent partnerships, sub-partnerships and/or similar rights with respect to the Company or any Company Subsidiary.

(b)    Except as set forth on Section 3.04(a) of the Company Disclosure Letter, as of the date of this Agreement, (i) all of the outstanding capital stock of, or other voting securities or ownership interests in, each Company Subsidiary (collectively, the “Company Subsidiary Securities”), is owned by the Company, directly or indirectly, free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) (except for Liens of the type specified in clauses (a), (b) and (g) of the definition of Permitted Liens), (ii) there are no outstanding derivative securities convertible into, exchangeable for or otherwise in respect of any Company Subsidiary Securities, (iii) there are no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities and (iv) all of the Company Subsidiary Securities directly or indirectly owned by the Company have been duly authorized, are validly issued and are fully paid and nonassessable.

SECTION 3.05. Government Consents. The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require any consent, approval, authorization or Permit of, or filing or registration with or notification to, any Governmental Entity except for (a) requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (b) the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (c) the applicable notice requirements of the NYSE, (d) the filing and recordation of the Certificates of Merger with the Secretary of State in accordance with the DGCL, (e) such consents, approvals, authorizations, Permits, filings, registrations or notifications set forth on Section 3.05 of the Company Disclosure Letter and (f) such other consents, approvals, authorizations, Permits, filings, registrations or notifications which, if not obtained or made, individually or in the aggregate, would not have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.06. Noncontravention. The execution and delivery of this Agreement by the Company does not, and the performance of the Company’s obligations hereunder and the consummation by it of the transactions contemplated hereby will not, (a) subject to the receipt of the Required Company Vote, violate any provision of the Organizational Documents of the Company or any Company Subsidiary, (b) result in a violation or breach of any provision of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, payment, acceleration or revocation under any Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective assets or properties may be bound, (c) result in the creation or imposition of any Lien (other than Permitted Liens) upon any property or asset of the Company or any Company Subsidiary, or (d) assuming the Required Company Vote and all consents, approvals, authorizations and Permits contemplated by Section 3.05 have been obtained, and all filings, registrations or notifications in Section 3.05 have been made, violate or conflict with any Law to which the Company or any Company Subsidiary is subject, except, in the case of clauses (b), (c) and (d), for violations, breaches, defaults, terminations, cancellations, payments, accelerations, revocations, creations, impositions or conflicts which, individually or in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect.

SECTION 3.07. SEC Reports; Financial Statements; Absence of Undisclosed Liabilities.

(a)    The Company and each Company Subsidiary has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it to the SEC since January 1, 2017 (the “Company SEC Reports”). As of their respective dates, after giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, and with respect to any information incorporated by reference into them, as of the date of such information, the Company SEC Reports (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Company SEC Report and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements, or the completeness of any information furnished by the Company or a Company Subsidiary to the SEC for the purpose of complying with Regulation FD promulgated under the Exchange Act.

(b)    The consolidated financial statements (including any notes or schedules thereto) included in the Company SEC Reports (i) complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end adjustments and the absence of complete footnotes. The consolidated balance sheets included in such financial statements present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof, and the consolidated statements of income, consolidated statements of comprehensive income (loss), consolidated statements of equity and consolidated statements of cash flows included in such financial statements present fairly in all material respects the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the respective periods indicated, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end adjustments and the absence of complete footnotes.

(c)    Except (i) as and to the extent disclosed or reserved against on the balance sheet of the Company as of December 31, 2018 included in the Company SEC Reports, (ii) as incurred after December 31, 2018 in the Ordinary Course of Business and, if incurred after the date of this Agreement, not prohibited by this Agreement, or (iii) as incurred pursuant to or in connection with this Agreement, neither the Company nor any Company Subsidiary has any liabilities, Indebtedness or obligations of any kind, whether known or unknown, absolute, accrued, contingent, matured, unmatured or otherwise, and whether due or to become due, and whether or not required by GAAP to be recorded or reflected on a consolidated balance sheet of the Company (or disclosed in the notes thereto), other than those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)    The Company (i) maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and (ii) based on its most recent evaluation of its internal control over financial reporting prior to the date of this Agreement and any previous such evaluations, has disclosed since January 1, 2017, to the Company’s auditors and the audit committee of the Board of Directors of the Company, (1) any known significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (2) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee since January 1, 2017. The Company’s principal executive officer and principal financial officer have made, with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2017 pursuant to the Securities Act or the Exchange Act, all certifications required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and any related rules and regulations promulgated by the SEC. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers of the Company within the meaning of Section 402 of Sarbanes-Oxley.

(e)    Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate (including any structured finance, special purpose or limited purpose entity or Person), on the other hand), or has any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC) or other contingent liability, where the result, purpose or effect of such Contract, arrangement or liability is or was to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company SEC Reports or in the financial statements of the Company or any Company Subsidiary.

SECTION 3.08. Registration Statement. The information supplied by the Company specifically for inclusion or incorporation in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or its Representatives in writing expressly for inclusion therein. The information supplied by the Company specifically for inclusion in the joint proxy statement/prospectus relating to the matters to be submitted to the holders of Company Common Stock at the Company Stockholders Meeting (together with any amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”), which shall be included in the Registration Statement, shall not, on the date(s) the Joint Proxy Statement/Prospectus is first mailed to the stockholders of the Company and the stockholders of Parent, respectively, or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, respectively, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or its Representatives for inclusion therein.

SECTION 3.09. Compliance with Law; Permits. The Company and each Company Subsidiary (i) is, and at all times since January 1, 2017 has been, in compliance with all applicable Law and (ii) has not received written notice of any violation of any applicable Law, except, in each case, for such non-compliance and violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and the Company Subsidiaries (i) have all Permits required to conduct their respective businesses as now conducted and (ii) are in compliance with all such Permits, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Permits of the Company or any Company Subsidiary are valid and in full force and effect and have not been expired or been revoked, suspended, cancelled, rescinded or terminated, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.10. Absence of Certain Changes or Events.

(a)    Since December 31, 2018, there has not been any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect.

(b)    Since December 31, 2018 through the date of this Agreement, each of the Company and each of the Company Subsidiaries has operated in the Ordinary Course of Business in all material respects (other than with respect to actions taken in connection with this Agreement and the transactions contemplated hereby) and has not taken any action that would have required the consent of Parent pursuant to Section 5.01(b)(ii), (iii), (iv), (xi) or (xviii) to the extent related to any of the foregoing if such action had been taken after the date of this Agreement.

SECTION 3.11. Proceedings. Except as has not, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there (a) is no Proceeding or investigation pending or, to the Knowledge of the Company, threatened against or relating to the Company or any Company Subsidiary by or before any Governmental Entity or arbitral body and (b) is no judgment, decree, injunction, ruling or order of any Governmental Entity or arbitral body outstanding against the Company or any Company Subsidiary.

SECTION 3.12. Tax Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    each of the Company and the Company Subsidiaries has filed with the appropriate taxing authority when due (taking into account any extension of time within which to file) all Tax Returns required by applicable Law to be filed by it, and all such Tax Returns are true, correct and complete in all respects;

(b)    all Taxes of the Company and each of the Company Subsidiaries required to have been paid have been paid in full, except for Taxes that are not yet due or that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(c)    the Company SEC Reports reflect adequate reserves in accordance with GAAP for Taxes of the Company and the Company Subsidiaries as of the date thereof;

(d)    all Taxes required to be deducted, withheld or collected by the Company or any of the Company Subsidiaries with respect to any payments or the provision of any non-cash benefits to or from any employee, creditor, independent contractor, customer, stockholder or other third party have been so deducted, withheld or collected and remitted to the appropriate Governmental Entity or set aside in accounts for such purpose, and each of the Company and the Company Subsidiaries has otherwise complied with all applicable Laws relating to the deduction, withholding, collection and remittance of Taxes (including information reporting requirements);

(e)    there is no Proceeding or audit now pending or that has been proposed in writing with respect to the Company or any of the Company Subsidiaries in respect of any Tax or any Tax Return;

(f)    neither the Company nor any of the Company Subsidiaries has filed with any Governmental Entity any agreement extending or waiving, the application of any statute of limitations applicable to any claim for, or the period for assessment and collection of, any Taxes;

(g)    neither the Company nor any of the Company Subsidiaries has participated in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2);

(h)    there are no Liens in respect of or on account of Taxes on any of the assets or properties of the Company or any of the Company Subsidiaries, other than Permitted Liens;

(i)    neither the Company nor any of the Company Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than any such group the common parent of which is the Company or any of the Company Subsidiaries), (ii) has any liability for the Taxes of any Person (other than any of the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), or as a transferee or successor, or (iii) is a party to or bound by, or has any obligation under, any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in commercial agreements not primarily related to Taxes, and other than any agreement or arrangement solely among the Company and the Company Subsidiaries);

(j)    within the last two years, neither the Company nor any of the Company Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported to or intended to be governed in whole or in part by Section 355(a) of the Code; and

(k)    no claim has been made in writing by any Governmental Entity in a jurisdiction where the Company or any of the Company Subsidiaries has not filed a Tax Return that the Company or such Company Subsidiary is or may be subject to taxation by such jurisdiction, which claim has not been resolved.

SECTION 3.13. Intellectual Property; Data Privacy and Security.

(a)    Each item of material Company Intellectual Property that is registered or subject to pending applications for registration owned by the Company or a Company Subsidiary (“Company Registered Intellectual Property”) is subsisting and, to the Knowledge of the Company, valid and enforceable, and neither the Company nor any of the Company Subsidiaries has received any written notice or claim challenging the ownership, validity, registrability or enforceability of such Company Registered Intellectual Property or disputing the use or alleging any misuse of such Company Registered Intellectual Property, except, in each case, as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries own all right, title and interest in and to, free and clear of all Liens other than Permitted Liens, or have a valid and enforceable right to use, all Company Intellectual Property, and (ii) the Company Intellectual Property constitutes all of the Intellectual Property necessary to enable the Company and the Company Subsidiaries to conduct their businesses as such businesses are currently being conducted.

(c)    (i) To the Knowledge of the Company, no Company Intellectual Property is being infringed, misappropriated or otherwise violated by any third party and (ii) neither the

Company nor any of the Company Subsidiaries is infringing, misappropriating or otherwise violating any Intellectual Property owned by any third party except, in each case with respect to clauses (i) and (ii) as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There are no claims against the Company or any of the Company Subsidiaries presently pending or, to the Knowledge of the Company, threatened, alleging infringement, misappropriation or other violation of any third-party Intellectual Property, except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(d)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) to the Knowledge of the Company, there have been no breaches of the Company Information Systems that resulted in a disclosure of any proprietary information of the Company or any of the Company Subsidiaries, or of any personally identifiable information in the possession of the Company or any of the Company Subsidiaries, and (ii) the Company and the Company Subsidiaries (A) have implemented reasonable backup, access controls, logging, security, breach and loss detection, and loss and disaster recovery measures and technology with respect to the Company Information Systems and (B) are in compliance with all applicable Laws regarding the security of the Company Information Systems.

(e)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) since January 1, 2017, the Company and the Company Subsidiaries have complied with (A) applicable Privacy Laws, (B) any privacy choices (including opt-out preferences) communicated to the Company and the Company Subsidiaries and (C) any obligations relating to Personal Data contained in any written agreements, including contractual commitments, terms of use and privacy policies, (ii) since January 1, 2017, the Company and the Company Subsidiaries have taken commercially reasonable measures to ensure that Personal Data collected by or on their behalf is protected against loss, damage, and unauthorized access, use or modification, (iii) to the Knowledge of the Company, since January 1, 2017, there has been no (A) unauthorized disclosure of or access to Personal Data or (B) action or circumstance requiring the Company or the Company Subsidiaries to notify a Governmental Entity or other Person of a data security breach or violation of any Privacy Laws nor has the Company or the Company Subsidiaries made any such notification, and (iv) to the Knowledge of the Company, no Person (including any Governmental Entity) has commenced any action with respect to loss, damage, or unauthorized access, use or modification of any Personal Data of, by or on behalf of the Company and the Company Subsidiaries.

SECTION 3.14. Company Property.

(a)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or the Company Subsidiaries have good and valid fee simple title to all material real properties owned by the Company or any Company Subsidiary (the “Company Owned Property”), and a valid leasehold interest in, subleasehold interest in, or other occupancy right with respect to, all material real properties and interests in real properties leased, subleased, occupied or operated by the Company or any Company Subsidiary as lessee, sublessee or occupant (the “Company Leased Property” and, together with the Company Owned Property, the “Company Property”), in each case, free and clear of Liens other than Permitted Liens. The real property leases, subleases or other occupancy agreements (together with all amendments thereto) underlying the Company Leased Property are referred to herein as the “Company Leases”.

(b)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company has not received written notice of any pending or threatened condemnation, eminent domain or similar proceedings affecting any of the Company Owned Property, (ii) there are no outstanding options, rights of first offer or rights of first refusal for the benefit of a third party to purchase any Company Owned Property or any portion thereof or interest therein, (iii) each Company Lease is valid and binding on the Company or the Company Subsidiaries, as applicable, (iv) none of the Company or any of the Company Subsidiaries or, to the Knowledge of the Company, any other party to a Company Lease, is in material breach or material violation of, or in material default under, such Company Lease and (v) none of the Company or any of the Company Subsidiaries have leased, subleased, licensed or granted to any third party a right to use or occupy all or any portion of any Company Property.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries, in respect of all of its material properties, assets and other rights that do not constitute the Company Property (other than Intellectual Property), (i) has valid title to all such properties and assets reflected in its books and records as owned by it free and clear of all Liens (other than Permitted Liens) and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of such properties, assets and other rights, tangible and intangible (other than Intellectual Property) used by its business, in each case, except for Permitted Liens.

SECTION 3.15. Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    each of the Company and the Company Subsidiaries is, and since January 1, 2017 has been, in compliance with all applicable Environmental Laws, including possessing and complying with all Permits required under Environmental Law for their respective operations as currently operated;

(b)    the Company and the Company Subsidiaries have not received, since January 1, 2017 or that otherwise remains unresolved, any written notice alleging the Company or any of the Company Subsidiaries has violated or may have any liability under any Environmental Laws;

(c)    none of the Company or any of the Company Subsidiaries is subject to any outstanding orders arising under Environmental Laws nor are there any Proceedings pursuant to Environmental Law pending or, to the Knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries;

(d)    none of the Company or any of the Company Subsidiaries has retained or assumed, either contractually or by operation of Law, any liability or obligation under

Environmental Laws, including any obligation for costs of remediation, that has resulted in any Proceeding relating to Environmental Law pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries; and

(e)    none of the Company or any of the Company Subsidiaries has released, disposed or arranged for the disposal of any Hazardous Material, and, to the Knowledge of the Company, there has been no other release of or exposure to any Hazardous Material, in each case that that has resulted or would reasonably be expected to result in any Proceeding against, or any obligation to conduct or fund any remedial action on the part of, the Company or any of the Company Subsidiaries pursuant to any Environmental Laws.

SECTION 3.16. Contracts.

(a)    Except for this Agreement and, as applicable, any Contract listed in Item 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, any Contract attached as an exhibit to any SEC filing by the Company between January 1, 2019 and the date of this Agreement, and any Contract set forth on Section 3.16(a) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to or bound by any of the following as of the date of this Agreement:

(i)    any Contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii)    any non-competition Contract or other Contract that purports to limit in any material respect either the type of business in which the Company or any of the Company Subsidiaries or any of their respective Affiliates may engage or the manner or geographic area in which any of them may so engage in any business or contains any material exclusivity provisions;

(iii)    any Contract entered into since January 1, 2019 pursuant to which the Company or any Company Subsidiary has completed or agreed to complete any acquisition or disposition of properties or assets that would have required the consent of Parent under Section 5.01(b)(iii) or (iv) if it had been completed after the date of this Agreement;

(iv)    any Contract for the acquisition or disposition of properties or assets of the Company or the Company Subsidiaries pursuant to which the Company or any Company Subsidiary is subject to continuing “earn-out” or similar deferred payment obligations that could reasonably be expected to result in payments by the Company or the Company Subsidiaries in an amount in excess of $1,000,000;

(v)    any Company Collective Bargaining Agreement;

(vi)    any partnership, limited liability company or joint venture agreement where the Company or any Company Subsidiary, directly or indirectly, owns an equity interest in the partnership, limited liability company or joint venture;

(vii)    any stockholders, investors rights, registration rights or similar agreement or arrangement;

(viii)    any Contract for capital expenditures in excess of $5,000,000;

(ix)    any Company Lease requiring payments by the Company or any Company Subsidiary in excess of $1,000,000 during 2019 or any subsequent calendar year;

(x)    any Contract (A) evidencing Indebtedness of the Company or any Company Subsidiary or pursuant to which the Company or any Company Subsidiary has guaranteed any Indebtedness (other than consumer credit or capital lease obligations incurred in the Ordinary Course of Business), or (B) under which the Company or any Company Subsidiary (1) has, directly or indirectly, made any loan or advance to any Person that remains outstanding (excluding any extensions of credit or delayed collection of trade payables in the Ordinary Course of Business) or (2) is obligated to make any capital contribution to, or other investment in, any Person, in the case of this subclause (B) with outstanding obligations in excess of $1,000,000, other than any such Indebtedness, loans, advances, capital contributions or other investments solely between or among the Company and one or more wholly owned Company Subsidiaries; or

(xi)    any Contract (other than any Contract of the type described in clauses (i) through (x) above) (A) under which the Company or any Company Subsidiary is reasonably expected to receive payments of more than $5,000,000 during 2019 or any subsequent calendar year (other than payments to the Company or any Company Subsidiary for advertising, marketing or promotion and excluding Contracts for the supply of newsprint by the Company or a Company Subsidiary where the Company’s or a Company Subsidiary’s net receipts under such Contract, after subtracting the cost to the Company and any applicable Company Subsidiary of the newsprint being supplied, does not exceed more than $5,000,000 during 2019 or would not reasonably be expected to exceed such amount during any subsequent calendar year) or (B) that by its express terms (1) requires the payment or is reasonably expected to require the payment by the Company or any Company Subsidiary of more than $2,500,000 during 2019 or any subsequent calendar year, or more than $5,000,000 in the aggregate during the remaining term of such Contract, and (2) cannot be terminated within twelve (12) months after giving notice of termination without resulting in any material cost, penalty or liability to the Company or any Company Subsidiary.

Each Contract to which the Company or any Company Subsidiary is a party of the type described in clauses (i) through (xi) of this Section 3.16(a) is referred to in this Agreement as a “Company Material Contract”.

(b)    The Company has delivered or made available to Parent correct and complete copies of each Company Material Contract and all amendments, modifications and side letters with respect thereto entered into prior to the date of this Agreement. Except to the extent that it has previously expired or been terminated by the Company or the applicable Company Subsidiary in accordance with its terms, each Company Material Contract is valid and in full force and effect in all material respects, and is enforceable against the Company or any Company Subsidiary party thereto (and to the Knowledge of the Company is enforceable against each other party thereto) in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability relating to or affecting creditors’ rights generally, or by general principles of equity.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is and, to the Knowledge of the Company, no other party is, in breach or violation of, or in default under, any Company Material Contract and (ii) to the Knowledge of the Company, no event has occurred which would result in a breach or violation of, or a default under, any Company Material Contract (in each case, with or without notice or lapse of time or both).

SECTION 3.17. Employee Plans.

(a)    Section 3.17(a) of the Company Disclosure Letter contains a correct and complete list of each material Company Benefit Plan as of the date of this Agreement.

(b)    The Company has provided or made available to Parent with respect to each material Company Benefit Plan (i) a true and complete copy of all plan documents, if any, including related trust agreements, funding arrangements, and insurance contracts and all amendments thereto and (ii) to the extent applicable (A) the most recent actuarial valuation reports, (B) the most recent Form 5500 filed with the U.S. Department of Labor and all schedules thereto and (C) all current summary plan descriptions and summaries of material modifications.

(c)    With respect to each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, such plan, and its related trust, has received a determination letter from the IRS that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and, to the Knowledge of the Company, nothing has occurred with respect to the operation of any such plan which would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any liability, penalty or Tax under ERISA or the Code, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)    No condition exists that is reasonably likely to subject the Company or any of the Company Subsidiaries to any direct or indirect material liability under Title IV of ERISA or to a civil penalty under Section 502 of ERISA or liability under Section 4069 of ERISA or Section 4975, 4976, or 4980B of the Code or other liability with respect to the Company Benefit Plans or with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by the Company or any ERISA Affiliate, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e)    With respect to any “multiemployer plan” as defined in Section 3(37) of ERISA (a “Multiemployer Plan”), neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f)    There are no pending or, to the Knowledge of the Company, threatened material actions, claims or lawsuits against or relating to any Company Benefit Plan or any trusts related thereto with respect to the operation of such plan (other than routine benefits claims), except where such claims would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(g)    Each Company Benefit Plan has been established and administered in all respects in accordance with its terms, and in compliance in all respects with the applicable provisions of ERISA, the Code and other applicable Laws, and all contributions required to have been made under any of the Company Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made or have been accrued and reported on the Company’s financial statements, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(h)    None of the Company Benefit Plans provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA or any other applicable Law or at the expense of the participant or the participant’s beneficiary.

(i)    Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (either alone or in combination with another event) (i) result in any material payment becoming due to any current or former director, employee or consultant of the Company and the Company Subsidiaries, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of material compensation or benefits under, or materially increase the amount payable or result in any other material obligation pursuant to, any of the Company Benefit Plans, or (iii) result in any payment that would be considered an “excess parachute payment” within the meaning of Section 280G of the Code to any “disqualified individual” within the meaning of Section 280G of the Code.

(j)    No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(k)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all Company Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) that are intended to qualify for special Tax treatment, meet all requirements for such treatment, and (iii) that are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

SECTION 3.18. Insurance. Except as, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect, (a) all insurance policies of the Company or any Company Subsidiary are in full force and effect and were in full force and effect during the periods of time such insurance policies are purported to be in effect, and (b) neither the Company nor any Company Subsidiary is in breach of or default under, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach of or default under, or permit termination or modification under, any insurance policy.

SECTION 3.19. Takeover Laws. No Takeover Law or any anti-takeover provision in the Company’s Organizational Documents is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated hereby.

SECTION 3.20. Affiliate Transactions. As of the date of this Agreement, there are no transactions, agreements, arrangements or understandings between the Company or any of the Company Subsidiaries, on the one hand, and any director or executive officer of the Company or any of the Company Subsidiaries, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act other than Ordinary Course of Business employment agreements and similar employee arrangements otherwise set forth on Section 3.20 of the Company Disclosure Letter.

SECTION 3.21. Labor Matters. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) neither the Company nor any of the Company Subsidiaries is the subject of any Proceeding asserting that the Company or any of the Company Subsidiaries has committed any unfair labor practice or any demand seeking to compel the Company to bargain with any labor union or labor organization and (b) there is no pending or, to the Knowledge of the Company, threatened in writing, nor has there been since January 1, 2017, any labor strike, walkout, work stoppage, slow-down or lockout affecting any employees of the Company or any of the Company Subsidiaries.

SECTION 3.22. Certain Business Practices. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2017, neither the Company nor any Company Subsidiary, nor to the Knowledge of the Company, any Representative of the Company or any Company Subsidiary (acting in such capacity), has, directly or indirectly, (a) offered, paid, promised to pay, or authorized a payment, of any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment, or any payment related to political activity, to any government official or employee, to any employee of any organization owned or controlled in part or in full by any Governmental Entity, or to any political party or candidate, to influence such official or employee to act or refrain from acting in relation to the performance of official duties, with the purpose of obtaining or retaining business or any other improper business advantage or (b) taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977 or any other anti-corruption or anti-bribery Law applicable to the Company or any Company Subsidiary (whether by virtue of jurisdiction or organization or conduct of business).

SECTION 3.23. Opinion of the Company’s Financial Advisor. Prior to the execution of this Agreement, the Board of Directors of the Company has received separate opinions (which will be confirmed by written opinions dated as of the date of this Agreement) from each of Greenhill & Co., LLC and Goldman Sachs & Co. LLC to the effect that, as of the date of their respective opinions and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of the Company Common Stock (other than Company Excluded Shares and Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders.

SECTION 3.24. No Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from the Company or any of the Company Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

SECTION 3.25. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III or in any certificates delivered by the Company in connection with the Merger, each of Parent, Intermediate Holdco and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes, and none of Parent, Intermediate Holdco or Merger Sub has relied on, any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries, or with respect to any other information provided or made available to Parent, Intermediate Holdco or Merger Sub in connection with the transactions contemplated hereby, including the accuracy, completeness or currency thereof. Except as otherwise expressly provided in this Agreement and to the extent any such information is expressly included in a representation or warranty contained in this Article III, neither the Company nor any other Person will have or be subject to any liability or obligation to Parent, Intermediate Holdco, Merger Sub or any other Person resulting from the distribution or failure to distribute to Parent, Intermediate Holdco or Merger Sub, or Parent’s, Intermediate Holdco’s or Merger Sub’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to Parent, Intermediate Holdco or Merger Sub in any electronic data room maintained by the Company in connection with the Merger.

ARTICLE IV

Representations and Warranties of Parent, Intermediate Holdco and Merger Sub

Except as expressly disclosed in the Parent SEC Reports filed with or furnished to the SEC and publicly available after January 1, 2017 and prior to the date of this Agreement (other than (a) any information that is contained solely in the “Risk Factors” section of such Parent SEC Reports that are not statements of historical fact and (b) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Parent SEC Reports), or in the Parent Disclosure Letter, Parent, Intermediate Holdco and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

SECTION 4.01. Organization, Good Standing and Qualification.

(a)    Each of Parent, Intermediate Holdco and Merger Sub (a) is a corporation (or, in the case of Intermediate Holdco, a limited liability company) duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) has all requisite corporate or other organizational power and authority to own, lease and operate its properties and carry on its business as now conducted and (c) is duly qualified or licensed to do business as a foreign corporation or limited liability company, as applicable, and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. The copies of Parent’s Organizational Documents which are incorporated by reference as exhibits to Parent’s Annual Report on Form 10-K for the year ended December 30, 2018 are correct and complete copies of such documents and contain all amendments thereto as in effect on the date of this Agreement. Parent has made available to the Company correct and complete copies of Intermediate Holdco’s and Merger Sub’s Organizational Documents as in effect on the date of this Agreement. None of Parent, Intermediate Holdco or Merger Sub is in material violation of any provision of its Organizational Documents.

(b)    Each of Intermediate Holdco and Merger Sub (i) has been newly formed solely for the purpose of engaging in the transactions contemplated by this Agreement, (ii) has not engaged, and as of the Effective Time, will not have engaged in any business or activity other than in connection with the transactions contemplated by this Agreement, and (iii) has no, and as of the Effective Time, will have no assets, liabilities or obligations of any nature other those incident to its formation and pursuant to this Agreement and the transactions contemplated hereby.

SECTION 4.02. Authorization.

(a)    Parent, Intermediate Holdco and Merger Sub have all necessary corporate or other organizational power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and, subject to (i) the approval of the Share Issuance by the affirmative vote of a majority of the votes cast by holders of outstanding shares of Parent Common Stock entitled to vote thereon at the Parent Stockholders Meeting, (ii) the approval of the transactions contemplated by this Agreement, including the Share Issuance, by the affirmative vote of the holders of a majority of outstanding shares of Parent Common Stock entitled to vote thereon at the Parent Stockholders Meeting, disregarding for purposes of this clause (ii) any votes cast by any Fortress Stockholders (the matters referenced in the immediately preceding clauses (i) and (ii), the “Required Parent Vote”) and (iii) the adoption of this Agreement by Intermediate Holdco in its capacity as the sole stockholder of Merger Sub, to consummate the transactions contemplated hereby. Except for the receipt of the Required Parent Vote, the execution, delivery and performance by Parent, Intermediate Holdco and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and all other necessary corporate action on behalf of Parent, Intermediate Holdco and Merger Sub, as applicable. No other corporate proceedings on the part of Parent, Intermediate Holdco, Merger Sub or any holders of their respective securities are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger and Share Issuance, other than the receipt of the Required Parent Vote and the adoption of this Agreement by Intermediate Holdco in its capacity as the sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent, Intermediate Holdco and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent, Intermediate Holdco and Merger Sub, enforceable against each of Parent, Intermediate Holdco and Merger Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)    The Transaction Committee has unanimously (i) determined that this Agreement is advisable and fair to, and in the best interests of, Parent and its stockholders and (ii) adopted resolutions recommending that the Board of Directors of Parent approve and declare the advisability of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and Share Issuance, and that the holders of the shares of Parent Common Stock approve the transactions contemplated by this Agreement, including the Share Issuance (the “Committee Recommendation”).

(c)    The Board of Directors of Parent, upon the unanimous recommendation of the Transaction Committee, at a meeting duly called and held prior to the execution of this Agreement, has, by unanimous vote of those directors present (who constituted all of the directors of Parent then in office) (i) determined that this Agreement is advisable and fair to, and in the best interests of, Parent and its stockholders, (ii) adopted resolutions approving the execution, delivery and performance by Parent of this Agreement and declaring the advisability of this Agreement, (iii) adopted resolutions, subject to Section 7.05, recommending that the holders of Parent Common Stock approve the transactions contemplated by this Agreement, including the Share Issuance (the “Parent Recommendation”) and (iv) directed that such matter be submitted for consideration by Parent stockholders at a meeting of such stockholders to be called for such purpose (the “Parent Stockholders Meeting”).

SECTION 4.03. Capitalization.

(a)

(i)    The authorized capital stock of Parent consists of 2,000,000,000 shares of Parent Common Stock and 300,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”). As of July 29, 2019, 60,481,674 shares of Parent Common Stock (including 450,271 shares of Parent Common Stock subject to Parent Restricted Stock Awards) were issued and outstanding, and no shares of Parent Preferred Stock were issued or outstanding. As of July 29, 2019, there were 14,370,849 shares of Parent Common Stock reserved and available for issuance under the Parent Nonqualified Stock Option and Incentive Award Plan, 2,904,811 shares of Parent Common Stock issuable upon the exercise of outstanding Parent Stock Options and 324,777 shares of Parent

Common Stock held in treasury. The consummation of the transactions contemplated by this Agreement will not result in any adjustments to the number of shares issuable upon the exercise of outstanding Parent Stock Options, or any adjustments to the exercise price of any outstanding Parent Stock Options.

(ii)    Except as set forth in Section 4.03(a)(i), as of July 29, 2019, no shares of capital stock of Parent were issued and outstanding and Parent did not have outstanding, and there were not, any securities convertible into or exchangeable for any shares of capital stock of Parent, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or known claims of any other character requiring the issuance of, any capital stock of Parent, or any stock or securities convertible into or exchangeable for any capital stock of Parent, and Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any shares of capital stock of Parent.

(iii)    The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are issued and outstanding as of the date hereof. (A) All of the issued and outstanding shares of Merger Sub are held and, as of immediately prior to the Effective Time, will be held by Intermediate Holdco, and (B) all of the outstanding limited liability company interests in Intermediate Holdco are held and, as of immediately prior to the Effective Time, will be held by Parent, in each case, free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) (except for any transfer restrictions of general applicability under the Securities Act and other applicable Laws).

(b)    Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Except as set forth above in Section 4.03(a), as of July 29, 2019, there were no outstanding stock options, restricted stock units, shares of restricted stock, stock appreciation rights, “phantom” stock rights, performance units, or other compensatory rights or awards (in each case, issued by Parent or any of the Parent Subsidiaries), that are convertible into or exercisable for a share of Parent Common Stock on a deferred basis or otherwise or other rights that are linked to, or based upon, the value of Parent Common Stock. All Parent Equity Awards are evidenced by award agreements substantially in the forms (i) previously made available to the Company or (ii) filed by Parent with the SEC and publicly available prior to the date of this Agreement.

(c)    The issued and outstanding shares of Parent Common Stock and Merger Sub, and the issued and outstanding limited liability company interests of Intermediate Holdco, (i) have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, (ii) were not issued in violation of any preemptive rights, rights of first refusal, rights of first offer, purchase options or similar rights and (iii) were issued in compliance in all material respects with all applicable U.S. federal and state securities Laws. All shares of

Parent Common Stock that may be issued hereunder will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to (or issued in violation of) any preemptive rights, rights of first refusal, rights of first offer, purchase options or similar rights. Parent has no rights plan, “poison-pill” or other similar agreement or arrangement or any anti-takeover provision in Parent’s Organizational Documents that is, or at the Effective Time shall be, applicable to Parent, the Parent Common Stock, the Merger or the other transactions contemplated hereby.

SECTION 4.04. Subsidiaries.

(a)    Section 4.04(a) of the Parent Disclosure Letter sets forth the name of each Subsidiary of Parent (collectively, the “Parent Subsidiaries”), the state or jurisdiction of its organization, the percentage of each class of voting securities of such Parent Subsidiary directly or indirectly owned by Parent and, to the Knowledge of Parent, the name and percent ownership of each owner of voting securities of such Parent Subsidiary that is not itself Parent or a Parent Subsidiary, in each case, as of the date of this Agreement. Each Parent Subsidiary (i) is a corporation, limited liability company, partnership or other entity duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) has all requisite corporate, limited liability company, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified or licensed to do business as a foreign corporation, limited liability company, partnership or other organization and is in good standing under the laws of any jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except in the case of each of clauses (i), (ii) and (iii), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No Parent Subsidiary is in material violation of any provision of its Organizational Documents. As of the date of this Agreement, Parent does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, other equity interest or any other capital stock of any Person other than the Parent Subsidiaries, and there are no silent partnerships, sub-partnerships and/or similar rights with respect to Parent or any Parent Subsidiary.

(b)    Except as set forth on Section 4.04(a) of the Parent Disclosure Letter, as of the date of this Agreement, (i) all of the outstanding capital stock of, or other voting securities or ownership interests in, each Parent Subsidiary (collectively, the “Parent Subsidiary Securities”), is owned by Parent, directly or indirectly, free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) (except for Liens of the type specified in clauses (a), (b) and (g) of the definition of Permitted Liens), (ii) there are no outstanding derivative securities convertible into, exchangeable for or otherwise in respect of any Parent Subsidiary Securities, (iii) there are no outstanding obligations of Parent or any of the Parent Subsidiaries to repurchase, redeem or otherwise acquire any of the Parent Subsidiary Securities and (iv) all of the Parent Subsidiary Securities directly or indirectly owned by Parent have been duly authorized, are validly issued and are fully paid and nonassessable.

SECTION 4.05. Government Consents. The execution and delivery by Parent, Intermediate Holdco and Merger Sub of this Agreement do not, and the performance of their obligations hereunder and the consummation by them of the transactions contemplated hereby will not, require any consent, approval, authorization or Permit of, or filing or registration with or notification to, any Governmental Entity except for (a) requirements under the HSR Act, (b) the applicable requirements of the Securities Act and of the Exchange Act, (c) the applicable notice requirements of the NYSE, (d) the filing and recordation of the Certificates of Merger with the Secretary of State in accordance with the DGCL, (e) such consents, approvals, authorizations, Permits, filings, registrations or notifications set forth on Section 4.05 of the Parent Disclosure Letter and (f) such other consents, approvals, authorizations, Permits, filings, registrations or notifications which, if not obtained or made, individually or in the aggregate, would not have or reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.06. Noncontravention. The execution and delivery of this Agreement by Parent, Intermediate Holdco and Merger Sub does not, and the performance of the obligations of Parent, Intermediate Holdco and Merger Sub hereunder and the consummation by them of the transactions contemplated hereby will not, (a) subject to the receipt of the Required Parent Vote and the adoption of this Agreement by Intermediate Holdco in its capacity as the sole stockholder of Merger Sub, violate any provision of the Organizational Documents of Parent, Intermediate Holdco or Merger Sub or any other Parent Subsidiary, (b) result in a violation or breach of any provision of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, payment, acceleration or revocation under any Contract to which Parent, Intermediate Holdco, Merger Sub or any other Parent Subsidiary is a party or by which Parent, Intermediate Holdco, Merger Sub or any other Parent Subsidiary or any of their respective assets or properties may be bound, (c) result in the creation or imposition of any Lien (other than Permitted Liens) upon any property or asset of Parent, Intermediate Holdco, Merger Sub or any other Parent Subsidiary, or (d) assuming the Required Parent Vote and all consents, approvals, authorizations and Permits contemplated by Section 4.05 have been obtained, and all filings, registrations or notifications in Section 4.05 have been made, violate or conflict with any Law to which Parent, Intermediate Holdco, Merger Sub or any other Parent Subsidiary is subject, except, in the case of clauses (b), (c) and (d), for violations, breaches, defaults, terminations, cancellations, payments, accelerations, revocations, creations, impositions or conflicts which, individually or in the aggregate, have not had and would not reasonably be expected to have, a Parent Material Adverse Effect.

SECTION 4.07. SEC Reports; Financial Statements; Absence of Undisclosed Liabilities.

(a)    Parent and each Parent Subsidiary has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it to the SEC since January 1, 2017 (the “Parent SEC Reports”). As of their respective dates, after giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, and with respect any information incorporated by reference into them, as of the date of such information, the Parent SEC Reports (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Parent SEC Report and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements, or the completeness of any information furnished by Parent or a Parent Subsidiary to the SEC for the purpose of complying with Regulation FD promulgated under the Exchange Act.

(b)    The consolidated financial statements (including any notes or schedules thereto) included in the Parent SEC Reports (i) complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end adjustments and the absence of complete footnotes. The consolidated balance sheets included in such financial statements present fairly in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as of the respective dates thereof, and the consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of stockholders’ equity and consolidated statements of cash flows included in such financial statements present fairly in all material respects the consolidated results of operations and cash flows of Parent and the Parent Subsidiaries for the respective periods indicated, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end adjustments and the absence of complete footnotes.

(c)    Except (i) as and to the extent disclosed or reserved against on the balance sheet of Parent as of December 30, 2018 included in the Parent SEC Reports, (ii) as incurred after December 30, 2018 in the Ordinary Course of Business and, if incurred after the date of this Agreement, not prohibited by this Agreement, or (iii) as incurred pursuant to or in connection with this Agreement, neither Parent nor any Parent Subsidiary has any liabilities, Indebtedness or obligations of any kind, whether known or unknown, absolute, accrued, contingent, matured, unmatured or otherwise, and whether due or to become due, and whether or not required by GAAP to be recorded or reflected on a consolidated balance sheet of Parent (or disclosed in the notes thereto), other than those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d)    Parent (i) maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and (ii) based on its most recent evaluation of its internal control over financial reporting prior to the date of this Agreement and any previous such evaluations, has disclosed since January 1, 2017, to Parent’s auditors and the audit committee of the Board of Directors of Parent, (1) any known significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (2) any known fraud whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent has made available to the Company all such disclosures made by management to Parent’s auditors and audit committee since January 1, 2017. Parent’s principal executive officer and principal financial officer have made, with respect to all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC since January 1, 2017 pursuant to the Securities Act or the Exchange Act, all certifications required by Sarbanes-Oxley and any related rules and regulations promulgated by the SEC. Neither Parent nor any of the Parent Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers of Parent within the meaning of Section 402 of Sarbanes-Oxley.

(e)    Neither Parent nor any Parent Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any Parent Subsidiary, on the one hand, and any unconsolidated Affiliate (including any structured finance, special purpose or limited purpose entity or Person), on the other hand), or has had any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC) or other contingent liability, where the result, purpose or effect of such Contract, arrangement or liability is or was to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any Parent Subsidiary in Parent SEC Reports or in the financial statements of Parent or any Parent Subsidiary.

SECTION 4.08. Registration Statement. The information supplied by Parent specifically for inclusion or incorporation in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company or its Representatives in writing expressly for inclusion therein. The information supplied by Parent specifically for inclusion in the Joint Proxy Statement/Prospectus, which shall be included in the Registration Statement, shall not, on the date(s) the Joint Proxy Statement/Prospectus is first mailed to the stockholders of the Company and the stockholders of Parent, respectively, or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, respectively, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company or its Representatives for inclusion therein.

SECTION 4.09. Compliance with Law; Permits. Parent and each Parent Subsidiary (i) is, and at all times since January 1, 2017 has been, in compliance with all applicable Law and (ii) has not received written notice of any violation of any applicable Law, except, in each case, for such non-compliance and violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Parent and the Parent Subsidiaries (i) have all Permits required to conduct their respective businesses as now conducted and (ii) are in compliance with all such Permits, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Permits of Parent or any Parent Subsidiary are valid and in full force and effect and have not been expired or been revoked, suspended, cancelled, rescinded or terminated, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.10. Absence of Certain Changes or Events.

(a)    Since December 30, 2018, there has not been any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a Parent Material Adverse Effect.

(b)    Since December 30, 2018 through the date of this Agreement, each of Parent and each of the Parent Subsidiaries has operated in the Ordinary Course of Business in all material respects (other than with respect to actions taken in connection with this Agreement and the transactions contemplated hereby) and has not taken any action that would have required the consent of the Company pursuant to Section 6.01(b)(ii), (iii), (iv), (ix) or (xvi) to the extent related to any of the foregoing if such action had been taken after the date of this Agreement.

SECTION 4.11. Proceedings. Except as has not, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there (a) is no Proceeding or investigation pending or, to the Knowledge of Parent, threatened against or relating to Parent or any Parent Subsidiary by or before any Governmental Entity or arbitral body and (b) is no judgment, decree, injunction, ruling or order of any Governmental Entity or arbitral body outstanding against Parent or any Parent Subsidiary.

SECTION 4.12. Tax Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a)    each of Parent and the Parent Subsidiaries has filed with the appropriate taxing authority when due (taking into account any extension of time within which to file) all Tax Returns required by applicable Law to be filed by it, and all such Tax Returns are true, correct and complete in all respects;

(b)    all Taxes of Parent and each of the Parent Subsidiaries required to have been paid have been paid in full, except for Taxes that are not yet due or that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(c)    the Parent SEC Reports reflect adequate reserves in accordance with GAAP for Taxes of Parent and the Parent Subsidiaries as of the date thereof;

(d)    all Taxes required to be deducted, withheld or collected by Parent or any of the Parent Subsidiaries with respect to any payments or the provision of any non-cash benefits to or from any employee, creditor, independent contractor, customer, stockholder or other third party have been so deducted, withheld or collected and remitted to the appropriate Governmental Entity or set aside in accounts for such purpose, and each of Parent and the Parent Subsidiaries has otherwise complied with all applicable Laws relating to the deduction, withholding, collection and remittance of Taxes (including information reporting requirements);

(e)    there is no Proceeding or audit now pending or that has been proposed in writing with respect to Parent or any of the Parent Subsidiaries in respect of any Tax or any Tax Return;

(f)    neither Parent nor any of the Parent Subsidiaries has filed with any Governmental Entity any agreement extending or waiving, the application of any statute of limitations applicable to any claim for, or the period for assessment and collection of, any Taxes;

(g)    neither Parent nor any of the Parent Subsidiaries has participated in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2);

(h)    there are no Liens in respect of or on account of Taxes on any of the assets or properties of Parent or any of the Parent Subsidiaries, other than Permitted Liens;

(i)    neither Parent nor any of the Parent Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than any such group the common parent of which is Parent or any of the Parent Subsidiaries), (ii) has any liability for the Taxes of any Person (other than any of Parent and the Parent Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), or as a transferee or successor, or (iii) is a party to or bound by, or has any obligation under, any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in commercial agreements not primarily related to Taxes, and other than any agreement or arrangement solely among Parent and the Parent Subsidiaries);

(j)    within the last two years, neither Parent nor any of the Parent Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported to or intended to be governed in whole or in part by Section 355(a) of the Code; and

(k)    no claim has been made in writing by any Governmental Entity in a jurisdiction where Parent or any of the Parent Subsidiaries has not filed a Tax Return that Parent or such Parent Subsidiary is or may be subject to taxation by such jurisdiction, which claim has not been resolved.

SECTION 4.13. Intellectual Property; Data Privacy and Security.

(a)    Each item of material Parent Intellectual Property that is registered or subject to pending applications for registration owned by Parent or a Parent Subsidiary (“Parent Registered Intellectual Property”) is subsisting and, to the Knowledge of Parent, valid and enforceable, and neither Parent nor any of the Parent Subsidiaries has received any written notice or claim challenging the ownership, validity, registrability or enforceability of such Parent Registered Intellectual Property or disputing the use or alleging any misuse of such Parent Registered Intellectual Property, except, in each case, as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries own all right, title and interest in and to, free and clear of all Liens other than Permitted Liens, or have a valid and enforceable right to use, all Parent Intellectual Property, and (ii) the Parent Intellectual Property constitutes all of the Intellectual Property necessary to enable Parent and the Parent Subsidiaries to conduct their businesses as such businesses are currently being conducted.

(c)    (i) To the Knowledge of Parent, no Parent Intellectual Property is being infringed, misappropriated or otherwise violated by any third party and (ii) neither Parent nor any of the Parent Subsidiaries is infringing, misappropriating or otherwise violating any Intellectual Property owned by any third party except, in each case with respect to clauses (i) and (ii) as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. There are no claims against Parent or any of the Parent Subsidiaries presently pending or, to the Knowledge of Parent, threatened, alleging infringement, misappropriation or other violation of any third-party Intellectual Property, except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(d)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) to the Knowledge of Parent, there have been no breaches of the Parent Information Systems that resulted in a disclosure of any proprietary information of Parent or any of the Parent Subsidiaries, or of any personally identifiable information in the possession of Parent or any of the Parent Subsidiaries, and (ii) Parent and the Parent Subsidiaries (A) have implemented reasonable backup, access controls, logging, security, breach and loss detection, and loss and disaster recovery measures and technology with respect to the Parent Information Systems and (B) are in compliance with all applicable Laws regarding the security of the Parent Information Systems.

(e)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) since January 1, 2017, Parent and the Parent Subsidiaries have complied with (A) applicable Privacy Laws, (B) any privacy choices (including opt-out preferences) communicated to Parent and the Parent Subsidiaries and (C) any obligations relating to Personal Data contained in any written agreements, including contractual commitments, terms of use and privacy policies, (ii) since January 1, 2017, Parent and the Parent Subsidiaries have taken commercially reasonable measures to ensure that Personal Data collected by or on their behalf is protected against loss, damage, and unauthorized access, use or modification, (iii) to the Knowledge of Parent, since January 1, 2017, there has been no (A) unauthorized disclosure of or access to Personal Data or (B) action or circumstance requiring Parent or the Parent Subsidiaries to notify a Governmental Entity or other Person of a data security breach or violation of any Privacy Laws nor has Parent or the Parent Subsidiaries made any such notification, and (iv) to the Knowledge of Parent, no Person (including any Governmental Entity) has commenced any action with respect to loss, damage, or unauthorized access, use or modification of any Personal Data of, by or on behalf of Parent and the Parent Subsidiaries.

SECTION 4.14. Parent Property.

(a)     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or the Parent Subsidiaries have good and valid fee simple title to all material real properties owned by Parent or any Parent Subsidiary (the “Parent Owned Property”), and a valid leasehold interest in, subleasehold interest in, or other occupancy right with respect to, all material real properties and interests in real properties leased, subleased, occupied or operated by Parent or any Parent Subsidiary as lessee, sublessee or occupant (the “Parent Leased Property” and, together with the Parent Owned Property, the “Parent Property”), in each case, free and clear of Liens other than Permitted Liens. The real property leases, subleases or other occupancy agreements (together with all amendments thereto) underlying the Parent Leased Property are referred to herein as the “Parent Leases”.

(b)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent has not received written notice of any pending or threatened condemnation, eminent domain or similar proceedings affecting any of the Parent Owned Property, (ii) there are no outstanding options, rights of first offer or rights of first refusal for the benefit of a third party to purchase any Parent Owned Property or any portion thereof or interest therein, (iii) each Parent Lease is valid and binding on Parent or the Parent Subsidiaries, as applicable, (iv) none of Parent or any of the Parent Subsidiaries or, to the Knowledge of Parent, any other party to a Parent Lease, is in material breach or material violation of, or in material default under, such Parent Lease and (v) none of Parent or any of the Parent Subsidiaries have leased, subleased, licensed or granted to any third party a right to use or occupy all or any portion of any Parent Property.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and the Parent Subsidiaries, in respect of all of its material properties, assets and other rights that do not constitute the Parent Property (other than Intellectual Property), (i) has valid title to all such properties and assets reflected in its books and records as owned by it free and clear of all Liens (other than Permitted Liens) and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of such properties, assets and other rights, tangible and intangible (other than Intellectual Property) used by its business, in each case, except for Permitted Liens.

SECTION 4.15. Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a)    each of Parent and the Parent Subsidiaries is, and since January 1, 2017 has been, in compliance with all applicable Environmental Laws, including possessing and complying with all Permits required under Environmental Law for their respective operations as currently operated;

(b)    Parent and the Parent Subsidiaries have not received, since January 1, 2017 or that otherwise remains unresolved, any written notice alleging Parent or any of the Parent Subsidiaries has violated or may have any liability under any Environmental Laws;

(c)    none of Parent or any of the Parent Subsidiaries is subject to any outstanding orders arising under Environmental Laws nor are there any Proceedings pursuant to Environmental Law pending or, to the Knowledge of Parent, threatened, against Parent or any of the Parent Subsidiaries;

(d)    none of Parent or any of the Parent Subsidiaries has retained or assumed, either contractually or by operation of Law, any liability or obligation under Environmental Laws, including any obligation for costs of remediation, that has resulted in any Proceeding relating to Environmental Law pending or, to the Knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries; and

(e)    none of Parent or any of the Parent Subsidiaries has released, disposed or arranged for the disposal of any Hazardous Material, and, to the Knowledge of Parent, there has been no other release of or exposure to any Hazardous Material, in each case that that has resulted or would reasonably be expected to result in any Proceeding against, or any obligation to conduct or fund any remedial action on the part of, Parent or any of the Parent Subsidiaries pursuant to any Environmental Laws.

SECTION 4.16. Contracts.

(a)    Except for this Agreement and, as applicable, any Contract listed in Item 15 of Parent’s Annual Report on Form 10-K for the year ended December 30, 2018, any Contract attached as an exhibit to any SEC filing by Parent between December 31, 2018 and the date of this Agreement, and any Contract set forth on Section 4.16(a) of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary is a party to or bound by any of the following as of the date of this Agreement:

(i)    any Contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii)    any non-competition Contract or other Contract that purports to limit in any material respect either the type of business in which Parent or any of the Parent Subsidiaries or any of their respective Affiliates may engage or the manner or geographic area in which any of them may so engage in any business or contains any material exclusivity provisions;

(iii)    any Contract entered into since December 31, 2018 pursuant to which Parent or any Parent Subsidiary has completed or agreed to complete any acquisition or disposition of properties or assets that would have required the consent of the Company under Section 6.01(b)(iii) or (iv) if it had been completed after the date of this Agreement;

(iv)    any Contract for the acquisition or disposition of properties or assets of Parent or the Parent Subsidiaries pursuant to which Parent or any Parent Subsidiary is subject to continuing “earn-out” or similar deferred payment obligations that could reasonably be expected to result in payments by Parent or the Parent Subsidiaries in an amount in excess of $1,000,000;

(v)    any Parent Collective Bargaining Agreement;

(vi)    any partnership, limited liability company or joint venture agreement where Parent or any Parent Subsidiary, directly or indirectly, owns an equity interest in the partnership, limited liability company or joint venture;

(vii)    any stockholders, investors rights, registration rights or similar agreement or arrangement, and any agreement with FIG LLC or any of its Affiliates;

(viii)    any Contract for capital expenditures in excess of $5,000,000;

(ix)    any Parent Lease requiring payments by Parent or any Parent Subsidiary in excess of $1,000,000 during 2019 or any subsequent calendar year;

(x)    any Contract (A) evidencing Indebtedness of Parent or any Parent Subsidiary or pursuant to which Parent or any Parent Subsidiary has guaranteed any Indebtedness (other than consumer credit or capital lease obligations incurred in the Ordinary Course of Business), or (B) under which Parent or any Parent Subsidiary (1) has, directly or indirectly, made any loan or advance to any Person that remains outstanding (excluding any extensions of credit or delayed collection of trade payables in the Ordinary Course of Business) or (2) is obligated to make any capital contribution to, or other investment in, any Person, in the case of this subclause (B) with outstanding obligations in excess of $1,000,000, other than any such Indebtedness, loans, advances, capital contributions or other investments solely between or among Parent and one or more wholly owned Parent Subsidiaries; or

(xi)    any Contract (other than any Contract of the type described in clauses (i) through (x) above) (A) under which Parent or any Parent Subsidiary is reasonably expected to receive payments of more than $5,000,000 during 2019 or any subsequent calendar year (other than payments to Parent or any Parent Subsidiary for advertising, marketing or promotion and excluding Contracts for the supply of newsprint by Parent or a Parent Subsidiary where Parent’s or a Parent Subsidiary’s net receipts under such Contract, after subtracting the cost to Parent and any applicable Parent Subsidiary of the newsprint being supplied, does not exceed more than $5,000,000 during 2019 or would not reasonably be expected to exceed such amount during any subsequent calendar year) or (B) that by its express terms (1) requires the payment or is reasonably expected to require the payment by Parent or any Parent Subsidiary of more than $2,500,000 during 2019 or any subsequent calendar year, or more than $5,000,000 in the aggregate during the remaining term of such Contract, and (2) cannot be terminated within twelve (12) months after giving notice of termination without resulting in any material cost, penalty or liability to Parent or any Parent Subsidiary.

Each Contract to which Parent or any Parent Subsidiary is a party of the type described in clauses (i) through (xi) of this Section 4.16(a) is referred to in this Agreement as a “Parent Material Contract”.

(b)    Parent has delivered or made available to the Company correct and complete copies of each Parent Material Contract and all amendments, modifications and side letters with respect thereto entered into prior to the date of this Agreement. Except to the extent that it has previously expired or been terminated by Parent or the applicable Parent Subsidiary in accordance with its terms, each Parent Material Contract is valid and in full force and effect in all material respects, and is enforceable against Parent or any Parent Subsidiary party thereto (and to the Knowledge of Parent is enforceable against each other party thereto) in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability relating to or affecting creditors’ rights generally, or by general principles of equity.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) neither Parent nor any Parent Subsidiary is and, to the Knowledge of Parent, no other party is, in breach or violation of, or in default under, any Parent Material Contract and (ii) to the Knowledge of Parent, no event has occurred which would result in a breach or violation of, or a default under, any Parent Material Contract (in each case, with or without notice or lapse of time or both).

SECTION 4.17. Employee Plans.

(a)    Section 4.17(a) of the Parent Disclosure Letter contains a correct and complete list of each material Parent Benefit Plan as of the date of this Agreement.

(b)    Parent has provided or made available to the Company with respect to each material Parent Benefit Plan (i) a true and complete copy of all plan documents, if any, including related trust agreements, funding arrangements, and insurance contracts and all amendments thereto and (ii) to the extent applicable (A) the most recent actuarial valuation reports, (B) the most recent Form 5500 filed with the U.S. Department of Labor and all schedules thereto and (C) all current summary plan descriptions and summaries of material modifications.

(c)    With respect to each Parent Benefit Plan that is intended to qualify under Section 401(a) of the Code, such plan, and its related trust, has received a determination letter from the IRS that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and, to the Knowledge of Parent, nothing has occurred with respect to the operation of any such plan which would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any liability, penalty or Tax under ERISA or the Code, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)    No condition exists that is reasonably likely to subject Parent or any of the Parent Subsidiaries to any direct or indirect material liability under Title IV of ERISA or to a civil penalty under Section 502 of ERISA or liability under Section 4069 of ERISA or Section 4975, 4976, or 4980B of the Code or other liability with respect to the Parent Benefit Plans or with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Parent or any ERISA Affiliate, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(e)    With respect to any Multiemployer Plan, neither Parent nor any of its ERISA Affiliates has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(f)    There are no pending or, to the Knowledge of Parent, threatened material actions, claims or lawsuits against or relating to any Parent Benefit Plan or any trusts related thereto with respect to the operation of such plan (other than routine benefits claims), except where such claims would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(g)    Each Parent Benefit Plan has been established and administered in all respects in accordance with its terms, and in compliance in all respects with the applicable provisions of ERISA, the Code and other applicable Laws, and all contributions required to have been made under any of the Parent Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made or have been accrued and reported on Parent’s financial statements, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect

(h)    None of the Parent Benefit Plans provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA or any other applicable Law or at the expense of the participant or the participant’s beneficiary.

(i)    Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (either alone or in combination with another event) (i) result in any material payment becoming due to any current or former director, employee or consultant of Parent and the Parent Subsidiaries, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of material compensation or benefits under, or materially increase the amount payable or result in any other material obligation pursuant to, any of the Parent Benefit Plans, or (iii) result in any payment that would be considered an “excess parachute payment” within the meaning of Section 280G of the Code to any “disqualified individual” within the meaning of Section 280G of the Code.

(j)    No Parent Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(k)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all Parent Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) that are intended to qualify for special Tax treatment, meet all requirements for such treatment, and (iii) that are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

SECTION 4.18. Insurance. Except as, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect, (a) all insurance policies of Parent or any Parent Subsidiary are in full force and effect and were in full force and effect during the periods of time such insurance policies are purported to be in effect and (b) neither Parent nor any Parent Subsidiary is in breach of or default under, and, to the Knowledge of Parent, no event has occurred which, with notice or the lapse of time, would constitute such a breach of or default under, or permit termination or modification under, any insurance policy.

SECTION 4.19. Takeover Laws. No Takeover Law or any anti-takeover provision in Parent’s Organizational Documents is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated hereby.

SECTION 4.20. Affiliate Transactions. As of the date of this Agreement, there are no transactions, agreements, arrangements or understandings between Parent or any of the Parent Subsidiaries, on the one hand, and any director or executive officer of Parent or any of the Parent Subsidiaries, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act other than Ordinary Course of Business employment agreements and similar employee arrangements otherwise set forth on Section 4.20 of the Parent Disclosure Letter.

SECTION 4.21. Labor Matters. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) neither Parent nor any of the Parent Subsidiaries is the subject of any Proceeding asserting that Parent or any of the Parent Subsidiaries has committed any unfair labor practice or any demand seeking to compel Parent to bargain with any labor union or labor organization and (b) there is no pending or, to the Knowledge of Parent, threatened in writing, nor has there been since January 1, 2017, any labor strike, walkout, work stoppage, slow-down or lockout affecting any employees of Parent or any of the Parent Subsidiaries.

SECTION 4.22. Certain Business Practices. Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole, since January 1, 2017, neither Parent nor any Parent Subsidiary, nor, to the Knowledge of Parent, any Representative of Parent or any Parent Subsidiary (acting in such capacity), has, directly or indirectly, (a) offered, paid, promised to pay, or authorized a payment, of any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment, or any payment related to political activity, to any government official or employee, to any employee of any organization owned or controlled in part or in full by any Governmental Entity, or to any political party or candidate, to influence such official or employee to act or refrain from acting in relation to the performance of official duties, with the purpose of obtaining or retaining business or any other improper business advantage or (b) taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977 or any other anti-corruption or anti-bribery Law applicable to Parent or any Parent Subsidiary (whether by virtue of jurisdiction or organization or conduct of business).

SECTION 4.23. Financing.

(a)    Parent has delivered to the Company (i) a correct and complete fully executed copy of the commitment letter, dated as of August 5, 2019, among Parent, Intermediate Holdco and Apollo Capital Management, L.P., including all exhibits, schedules and annexes to such letter in effect as of the date of this Agreement and (ii) a correct and complete fully executed copy of the fee letter referenced therein (together, the “Commitment Letter”) (it being understood that such fee letter has been redacted to remove the fee amounts, the rates and amounts included in the “market flex” and other economic terms that could not reasonably be expected to adversely affect the conditionality, enforceability, termination or aggregate principal amount of the Financing). Pursuant to, and subject to the terms and conditions of, the Commitment Letter, the commitment parties thereunder have committed to lend the amounts set forth therein (the provision of such funds as set forth therein, the “Financing”) for the purposes set forth in such Commitment Letter. The Commitment Letter has not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and the respective commitments contained in the Commitment Letter have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement.

(b)    As of the execution and delivery of this Agreement, the Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligations of each of Parent and Intermediate Holdco, as applicable, and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with their terms against Parent and Intermediate Holdco, as applicable, and, to the Knowledge of Parent, each of the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(c)    There are no conditions precedent related to the funding of the Financing, other than as expressly set forth in the Commitment Letter. Subject to the terms and conditions of the Commitment Letter, and assuming the accuracy of the Company’s representations and warranties contained in Article III and compliance by the Company with its covenants contained in Article V and Section 7.11(c), in each case, in all material respects, the net proceeds of the Financing, together with cash on hand of Parent, will, in the aggregate, be sufficient for the payment of the Cash Consideration, any other amounts required to be paid pursuant to Article I, any Indebtedness of the Company (including the Company Credit Agreement) required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger and any premiums and fees incurred in connection therewith, and any other fees and expenses reasonably expected to be incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby.

(d)    As of the execution and delivery of this Agreement, (i) no event has occurred which would or would reasonably be expected to (A) constitute a breach or default (or an event which with notice or lapse of time or both would constitute a breach or default) on the part of Parent, Intermediate Holdco or, to the Knowledge of Parent, any other applicable party to the Commitment Letter or (B) result in a failure to satisfy any condition precedent under the Commitment Letter and (ii) Parent does not have any reason to believe that any of the conditions to the funding of the full amount of the Financing will not be satisfied at or prior to the Closing Date or that the Financing or any other funds necessary for the satisfaction of all of Parent’s and the Parent Subsidiaries’ obligations under this Agreement will not be available to Parent at or prior to the Closing Date, in each of clauses (i) and (ii), assuming the accuracy of the Company’s representations and warranties contained in Article III and compliance by the Company with its covenants contained in Article V and Section 7.11(c), in each case, in all material respects. Parent has fully paid or caused to be fully paid all commitment fees or other fees to the extent required to be paid on or prior to the date of this Agreement in connection with the Financing. As of the date of this Agreement, there are no side letters, arrangements or other Contracts (in each case, other than the Commitment Letter) related to the funding of the Financing (other than those that have been disclosed to the Company prior to the date hereof).

(e)    In no event shall the receipt or availability of any funds or financing (including, without limitation, the Financing) be a condition to any of Parent’s, Intermediate Holdco’s or Merger Sub’s obligations hereunder.

SECTION 4.24. Solvency. Assuming (i) satisfaction of the conditions set forth in Section 8.01 and Section 8.02 (and after giving effect to the Merger and the other transactions contemplated hereby, the payment of the Cash Consideration, any other amounts required to be paid pursuant to Article I and any other fees and expenses incurred by Parent, Intermediate Holdco or Merger Sub in connection with this Agreement, the Merger and the other transactions contemplated hereby and any repayment or refinancing of debt contemplated in this Agreement or the Commitment Letter), (ii) the accuracy of the Company’s representations and warranties contained in Article III and the compliance by the Company with its covenants contained in Article V and Article VII, in each case, in all material respects and (iii) the consummation of the Financing, Parent and the Parent Subsidiaries, on a consolidated basis taken as a whole, will be Solvent immediately after the completion of the Closing.

SECTION 4.25. Opinion of Parent’s and the Transaction Committee’s Financial Advisors. The Board of Directors of Parent has received an opinion of Credit Suisse Securities (USA) LLC and the Transaction Committee has received an opinion of Jefferies LLC, respectively, in each case, to the effect that, as of the date of such opinion, and based on and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be paid by Parent pursuant to this Agreement is fair, from a financial point of view, to Parent.

SECTION 4.26. No Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from Parent or any of the Parent Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

SECTION 4.27. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV or in any certificates delivered by Parent in connection with the Merger, the Company acknowledges that none of Parent, Intermediate Holdco, Merger Sub nor any other Person on behalf of any of Parent, Intermediate Holdco or Merger Sub makes, and the Company has not relied on, any other express or implied representation or warranty with respect to Parent or any of the Parent Subsidiaries, or with respect to any other information provided or made available to the Company in connection with the transactions contemplated hereby, including the accuracy, completeness or currency thereof. Except as otherwise expressly provided in this Agreement and to the extent any such information is expressly included in a representation or warranty contained in this Article IV, none of Parent, Intermediate Holdco, Merger Sub nor any other Person will have or be subject to any liability or obligation to the Company or any other Person resulting from the distribution or failure to distribute to the Company, or the Company’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to the Company in any electronic data room maintained by Parent in connection with the Merger.

ARTICLE V

Covenants of the Company

The Company hereby covenants as follows:

SECTION 5.01. Conduct of Business Before the Closing Date.

(a)    From the date of this Agreement until the Effective Time or earlier termination of this Agreement in accordance with its terms, except as listed on Section 5.01 of the Company Disclosure Letter, as otherwise expressly permitted or contemplated hereby, as required by applicable Law or a Governmental Entity or with Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of the Company Subsidiaries to, (i) use commercially reasonable efforts to conduct its business in all material respects in the Ordinary Course of Business and (ii) use commercially reasonable efforts to (A) preserve substantially intact its business organization, (B) preserve its current beneficial relationships with any Persons (including suppliers, partners, contractors, distributors, customers, advertisers, licensors and licensees) with which it has material business relations and (C) retain the services of its executive officers and key employees.

(b)    In addition to and without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time or earlier termination of this Agreement in accordance with its terms, except as listed on Section 5.01 of the Company Disclosure Letter, otherwise expressly permitted or contemplated hereby or required by applicable Law or a Governmental Entity, neither the Company nor any Company Subsidiary shall, without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed):

(i)    amend or adopt or propose any change in its Organizational Documents, except for immaterial or ministerial amendments to the Organizational Documents of the Company Subsidiaries;

(ii)    declare, set aside or pay any dividend or other distribution on any of its capital stock or other equity interests except for (A) any dividend or distribution by a Company Subsidiary to the Company or another Company Subsidiary, (B) any regular quarterly cash dividends in an amount no greater than $0.16 per share of Company Common Stock per quarter, with the timing of such regular quarterly dividends to be in accordance with the Company’s practice for the four most recent fiscal quarters prior to the date of this Agreement and (C) dividend equivalents accrued or payable by the Company in respect of any Company Equity Awards in accordance with any Company Benefit Plan or the applicable award agreements;

(iii)    (A) acquire any Person or business, or any division thereof (whether by merging or consolidating with any Person, or by purchasing all or a substantial portion of the equity or voting interest in, or all or substantially all of the assets of, any Person or business, or any division thereof), except that a Company Subsidiary may merge or consolidate with another Company Subsidiary, or (B) otherwise acquire any equity interests or assets that would be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except, with respect to clause (B), acquisitions of inventory, equipment, supplies and materials in the Ordinary Course of Business;

(iv)    sell, lease, sublease, license, subject to a Lien (other than a Permitted Lien) or otherwise surrender, relinquish or dispose of any material assets or property of the Company or any Company Subsidiary (including the capital stock of any Company Subsidiary), other than (A) in the Ordinary Course of Business (including non-exclusive licenses of Intellectual Property), or (B) pursuant to existing Contracts;

(v)    issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other equity interests or other securities convertible into or exchangeable for any shares of its capital stock or other equity interests, other than (A) issuances of Company Common Stock in respect of Company Equity Awards outstanding as of the date of this Agreement or granted after the date hereof in accordance with this Agreement, in accordance with the terms of the applicable award agreement, (B) the issuance of shares of Company Common Stock or other securities to satisfy the Company’s obligations under the Company DRIP or under any Company Benefit Plan in effect as of the date of this Agreement and (C) the issuance of shares of Company Common Stock upon the conversion of the Convertible Notes in accordance with their terms in effect as of the date of this Agreement (or as amended after the date of this Agreement with the prior written consent of Parent in accordance with Section 7.12(b));

(vi)    split, combine or reclassify any shares of capital stock or other equity interests of the Company or any Company Subsidiary, or purchase or redeem any shares of capital stock or other equity interests of the Company or any Company Subsidiary or any securities convertible into or exchangeable for any shares of capital stock or other equity interests of the Company or any Company Subsidiary, or any other derivative securities in respect thereof, other than, in each case, (A) any such split, combination, reclassification, purchases or redemptions by a wholly owned Company Subsidiary with respect to such Company Subsidiary’s own capital stock or other equity interests or securities, (B) the acquisition by the Company of shares of Company Common Stock (1) in the open market to satisfy its obligations under the Company DRIP or under any Company Benefit Plan, or (2) in connection with the exercise of Company Stock Options or the vesting of Company Restricted Stock Unit Awards or Company Performance Share Unit Awards outstanding as of the date of this Agreement or granted after the date hereof in accordance with this Agreement (including in connection with the satisfaction of the applicable exercise price and any required withholding Taxes related to such exercise or vesting in accordance with the terms of such Company Equity Awards), (C) the acquisition by the Company of Company Equity Awards in connection with the forfeiture of such awards and (D) as otherwise required under the terms of any Company Benefit Plan or applicable award agreements or the terms of the Convertible Notes;

(vii)    incur, guarantee or assume any Indebtedness or make any loans or advances or capital contributions to, or investments in, any Person, or enter into or materially modify the terms of any Company Material Contract of the type described in clause (x) of Section 3.16(a), other than (A) Indebtedness for borrowed money incurred in the Ordinary Course of Business pursuant to the Company Credit Agreement, (B) any Indebtedness, loan, advance, capital contribution or investment between the Company and any wholly owned Company Subsidiary or among wholly owned Company Subsidiaries not involving any third party, (C) any extensions of credit or delayed collection of trade payables in the Ordinary Course of Business and (D) the entry into of Contracts in connection with any of the foregoing;

(viii)    (A) grant any material increase in the compensation or benefits payable to its respective employees or former employees, (B) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement to any of its respective employees or former employees or (C) enter into any change in control, severance, retention or termination pay arrangement with any of its respective employees or former employees, in each case, other than (x) pursuant to the terms of any existing Company Collective Bargaining Agreements or existing Contracts, (y) pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement or (z) solely in the cases of clauses (A) and (B) and with respect to employees whose annual base salary or wages are less than $250,000, in the Ordinary Course of Business consistent with past practice; provided, however, that the foregoing clauses (A) and (B) shall not restrict the Company or any Company Subsidiary from making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case, in the Ordinary Course of Business consistent with past practice, compensation and benefits that have an aggregate value that is consistent with the value of the compensation and benefits provided to newly hired or promoted employees in similar positions;

(ix)    except as may be required by the terms of any Company Benefit Plan or any Company Collective Bargaining Agreement, in each case, in effect as of the date of this Agreement, (A) establish or enter into any new arrangement constituting a Company Benefit Plan or materially amend or materially modify any existing Company Benefit Plan, other than, in each case, (x) with respect to agreements for new hires or in connection with promotions in the Ordinary Course of Business consistent with past practice and subject to Section 5.01(b)(viii) or (y) in connection with routine, immaterial or ministerial amendments to Company Benefit Plans that do not materially increase benefits or result in a material increase in administrative costs, (B) take any action to accelerate the vesting or payment of compensation or benefits under any Company Benefit Plan (including any equity-based awards), (C) take any action to fund any trust or similar funding vehicle in advance of the payment of compensation or benefits under any Company Benefit Plan or (D) make any change to any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

(x)    hire or promote any employee, other than (A) hires or promotions of employees whose annual base salary or wages are less than $250,000 in the Ordinary Course of Business or (B) hires to replace an employee employed by the Company or any Company Subsidiary as of the date of this Agreement whose annual base salary or wages are greater than $250,000 and who terminates employment on or following the date of this Agreement; provided, however, that the terms and conditions of employment of such replacement hire shall be substantially similar to the terms and conditions in effect with respect to such departed employee prior to the termination of employment;

(xi)    make any material change to any method of accounting or accounting principles or practices followed by the Company or any Company Subsidiary, except for any such change required by a change in GAAP (or any interpretation thereof);

(xii)    settle or compromise any Proceeding or other claim (excluding any workers compensation claim) by or against the Company or any Company Subsidiary, except for settlements and compromises that would not reasonably be expected to limit or restrict the operation of the business of the Company or any Company Subsidiary in any material respect and do not require the payment by the Company or any Company Subsidiary of an amount in excess of $3,000,000 in the aggregate (for all such settlements or compromises from and after the date hereof), after taking into account any insurance payments available therefor; provided that the Company shall use reasonable best efforts to give Parent prior notice of and consult with Parent regarding the proposed terms of any settlement or compromise of a Proceeding or other claim that would require the payment by the Company or any Company Subsidiary of an amount in excess of $1,000,000 for any one claim (or series of claims having the same origin) to the extent reasonably practicable under the circumstances;

(xiii)    terminate or cancel any insurance coverage maintained by the Company or any Company Subsidiary with respect to any material assets without replacing such coverage with a comparable amount of insurance coverage, other than in the Ordinary Course of Business;

(xiv)    make or authorize any new capital expenditures in excess of 110% of the amount set forth in the Company’s capital expenditures forecast that is included in Section 5.01(b)(xiv) of the Company Disclosure Letter, other than as may be necessary in connection with any emergency repair, maintenance or replacement;

(xv)    change any material Tax election, adopt or change any Tax accounting period in respect of material Taxes, adopt or change any material method of Tax accounting, policy or procedure, file any amended material income Tax Return or other material amended Tax Return, settle, compromise or surrender any material Tax liability, claim or refund, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) relating to material Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment (except extensions of time to file Tax Returns obtained in the Ordinary Course of Business), except, in each case, in the Ordinary Course of Business (this clause (xv) being the sole provisions of this Section 5.01 governing Tax matters);

(xvi)    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than in connection with any legal entity rationalization efforts for entities dormant as of the date of this Agreement, or involving only entities that have immaterial assets and operations;

(xvii)    (A) enter into any Contract that would have been a “Company Material Contract” of the type described in any of clauses (i), (ii), (v), (vi) or (vii) of Section 3.16(a) if it had been entered into prior to the date of this Agreement or (B) terminate any Company Material Contract or amend or modify any Company Material Contract in any manner adverse to the Company and the Company Subsidiaries in any material respect, other than, in the case of this clause (B), (x) in the Ordinary Course of Business consistent with past practice or (y) termination of any such Contract without material penalty to the Company or any Company Subsidiary; or

(xviii)    agree or commit to do any of the foregoing.

(c)    Nothing contained in this Agreement shall give to Parent, Intermediate Holdco or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or the Company Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and the Company Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and the Company Subsidiaries’ operations.

ARTICLE VI

Covenants of Parent, Intermediate Holdco and Merger Sub

Parent, Intermediate Holdco and Merger Sub hereby covenant as follows:

SECTION 6.01. Conduct of Business Before the Closing Date.

(a)    From the date of this Agreement until the Effective Time or earlier termination of this Agreement in accordance with its terms, except as listed on Section 6.01 of the Parent Disclosure Letter, as otherwise expressly permitted or contemplated hereby, as required by applicable Law or a Governmental Entity or with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), Parent shall, and shall cause each of the Parent Subsidiaries to, (i) use commercially reasonable efforts to conduct its business in all material respects in the Ordinary Course of Business and (ii) use commercially reasonable efforts to (A) preserve substantially intact its business organization, (B) preserve its current beneficial relationships with any Persons (including suppliers, partners, contractors, distributors, customers, advertisers, licensors and licensees) with which it has material business relations and (C) retain the services of its executive officers and key employees.

(b)    In addition to and without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time or earlier termination of this Agreement in accordance with its terms, except as listed on Section 6.01 of the Parent Disclosure Letter, otherwise expressly permitted or contemplated hereby or required by applicable Law or a Governmental Entity, neither Parent nor any Parent Subsidiary shall, without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed):

(i)    amend or adopt or propose any change in its Organizational Documents, except for immaterial or ministerial amendments to the Organizational Documents of the Parent Subsidiaries;

(ii)    declare, set aside or pay any dividend or other distribution on any of its capital stock or other equity interests, except for (A) any dividend or distribution by a Parent Subsidiary to Parent or another Parent Subsidiary and (B) the declaration and payment of regular quarterly cash dividends in an amount no greater than $0.38 per share of Parent Common Stock per quarter, with the timing of such regular quarterly dividends to be in accordance with Parent’s practice for the four most recent fiscal quarters prior to the date of this Agreement;

(iii)    (A) acquire any Person or business, or any division thereof (whether by merging or consolidating with any Person, or by purchasing all or a substantial portion of the equity or voting interest in, or all or substantially all of the assets of, any Person or business, or any division thereof), except that a Parent Subsidiary may merge or consolidate with another Parent Subsidiary, or (B) otherwise acquire any equity interests or assets that would be material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole, except, with respect to clause (B), acquisitions of inventory, equipment, supplies and materials in the Ordinary Course of Business;

(iv)    sell, lease, sublease, license, subject to a Lien (other than a Permitted Lien) or otherwise surrender, relinquish or dispose of any material assets or property of Parent or any Parent Subsidiary (including the capital stock of any Parent Subsidiary), other than (A) in the Ordinary Course of Business (including non-exclusive licenses of Intellectual Property), or (B) pursuant to existing Contracts;

(v)    issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other equity interests or other securities convertible into or exchangeable for any shares of its capital stock or other equity interest, other than (A) issuances of Parent Common Stock in respect of Parent Equity Awards outstanding as of the date of this Agreement or granted after the date hereof in accordance with this Agreement, in accordance with the terms of the applicable award agreement, or (B) the issuance of shares of Parent Common Stock or other securities to satisfy Parent’s obligations under any Parent Benefit Plan in effect as of the date of this Agreement;

(vi)    split, combine or reclassify any shares of capital stock or other equity interests of Parent or any Parent Subsidiary, or purchase or redeem any shares of capital stock or other equity interests of Parent or any Parent Subsidiary or any securities convertible into or exchangeable for any shares of capital stock or other equity interests of Parent or any Parent Subsidiary, or any other derivative securities in respect thereof, other than, in each case, (A) any such split, combination, reclassification, purchases or redemptions by a wholly owned Parent Subsidiary with respect to such Parent Subsidiary’s own capital stock or other equity interests or securities, (B) the acquisition by Parent of shares of Parent Common Stock in connection with the exercise of Parent Stock Options or the vesting of Parent Restricted Stock Awards outstanding as of the date of this Agreement or granted after the date hereof in accordance with this Agreement (including in connection with the satisfaction of the applicable exercise price and any required withholding Taxes related to such exercise or vesting in accordance with the terms of such Parent Equity Awards), (C) the acquisition by Parent of Parent Equity Awards in connection with the forfeiture of such awards and (D) as otherwise required under the terms of any Parent Benefit Plan or applicable award agreements;

(vii)    incur, guarantee or assume any Indebtedness or make any loans or advances or capital contributions to, or investments in, any Person, or enter into or materially modify the terms of any Parent Material Contract of the type described in clause (x) of Section 4.16(a), other than (A) Indebtedness for borrowed money incurred in the Ordinary Course of Business pursuant to the Parent Credit Agreement, (B) any Indebtedness, loan, advance, capital contribution or investment between Parent and any wholly owned Parent Subsidiary or among wholly owned Parent Subsidiaries not involving any third party, (C) any extensions of credit or delayed collection of trade payables in the Ordinary Course of Business and (D) the entry into of Contracts in connection with any of the foregoing;

(viii)    (A) grant any material increase in the compensation or benefits payable to its respective employees or former employees, (B) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement to any of its respective employees or former employees or (C) enter into any change in control, severance, retention or termination pay arrangement with any of its respective employees or former employees, in each case, other than (x) pursuant to the terms of any existing Parent Collective Bargaining Agreements or existing Contracts, (y) pursuant to the terms of any Parent Benefit Plan in effect as of the date of this Agreement or (z) solely in the cases of clauses (A) and (B) and with respect to employees whose annual base salary or wages are less than $250,000, in the Ordinary Course of Business consistent with past practice; provided, however, that the foregoing clauses (A) and (B) shall not restrict Parent or any Parent Subsidiary from making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case, in the Ordinary Course of Business consistent with past practice, compensation and benefits that have an aggregate value that is consistent with the value of the compensation and benefits provided to newly hired or promoted employees in similar positions;

(ix)    make any material change to any method of accounting or accounting principles or practices followed by Parent or any Parent Subsidiary, except for any such change required by a change in GAAP (or any interpretation thereof);

(x)    settle or compromise any Proceeding or other claim (excluding any workers compensation claim) by or against Parent or any Parent Subsidiary, except for settlements and compromises that would not reasonably be expected to limit or restrict the operation of the business of Parent or any Parent Subsidiary in any material respect and do not require the payment by Parent or any Parent Subsidiary of an amount in excess of $3,000,000 in the aggregate (for all such settlements or compromises from and after the date hereof), after taking into account any insurance payments available therefor;

(xi)    terminate or cancel any insurance coverage maintained by Parent or any Parent Subsidiary with respect to any material assets without replacing such coverage with a comparable amount of insurance coverage, other than in the Ordinary Course of Business;

(xii)    make or authorize any new capital expenditures in excess of 110% of the amount set forth in Parent’s capital expenditures forecast that is included in Section 6.01(b)(xii) of the Parent Disclosure Letter, other than as may be necessary in connection with any emergency repair, maintenance or replacement;

(xiii)    change any material Tax election, adopt or change any Tax accounting period in respect of material Taxes, adopt or change any material method of Tax accounting, policy or procedure, file any amended material income Tax Return or other material amended Tax Return, settle, compromise or surrender any material Tax liability, claim or refund, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) relating to material Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment (except extensions of time to file Tax Returns obtained in the Ordinary Course of Business), except, in each case, in the Ordinary Course of Business (this clause (xi) being the sole provisions of this Section 6.01 governing Tax matters);

(xiv)    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than in connection with any legal entity rationalization efforts for entities dormant as of the date of this Agreement, or involving only entities that have immaterial assets and operations;

(xv)    (A) enter into any Contract that would have been a “Parent Material Contract” of the type described in any of clauses (i), (ii), (v), (vi) or (vii) of Section 4.16(a) if it had been entered into prior to the date of this Agreement or (B) terminate any Parent Material Contract or amend or modify any Parent Material Contract in any manner adverse to Parent and the Parent Subsidiaries in any material respect, other than, in the case of this clause (B), (x) in the Ordinary Course of Business consistent with past practice or (y) termination of any such Contract without material penalty to Parent or any Parent Subsidiary; or

(xvi)    agree or commit to do any of the foregoing.

(c)    Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct the operations of Parent or the Parent Subsidiaries prior to the Closing Date. Prior to the Closing Date, Parent and the Parent Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and the Parent Subsidiaries’ operations.

(d)    Each of Parent and the Company shall designate a single representative who shall be responsible for managing and approving requests for waivers of or exemptions from the covenants set forth in this Section 6.01 or Section 5.01 (the “Designated Representatives”), as applicable, on behalf of Parent or the Company, as applicable. All such requests for waiver or exemptions shall be submitted to the other party’s Designated Representative. Each of Parent and the Company shall use its reasonable best efforts to respond promptly to each such request through their Designated Representative. Any disputes arising in connection with such requests for waivers or exemptions which cannot be resolved between the Designated Representatives shall be referred to the respective General Counsels of Parent and the Company.

SECTION 6.02. Employee Benefits.

(a)    From the Effective Time until December 31, 2020, Parent agrees to provide each employee of the Company or any of the Company Subsidiaries as of the Effective Time (each, a “Continuing Employee”), while such Continuing Employee remains employed by the Company or any of the Company Subsidiaries, with (i) a base salary or base wage rate that is no less favorable than the base salary or base wage rate provided to such Continuing Employee immediately prior to the Effective Time, (ii) short- and long-term target incentive compensation and sales commission opportunities that are no less favorable in the aggregate than those provided to such Continuing Employee immediately prior to the Effective Time, (iii) employee benefits (excluding severance benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time and (iv) severance benefits that are no less favorable than those that would have been provided to such Continuing Employee under the applicable Company Benefit Plans set forth in Section 3.17(a) of the Company Disclosure Letter and designated thereon as a severance benefit plan, program, policy, agreement or arrangement. Notwithstanding the foregoing, the requirements of this Section 6.02(a) shall not apply to Continuing Employees who are covered by a Company Collective Bargaining Agreement.

(b)    From and after the Effective Time, Parent shall assume and honor all Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time; provided that, for the avoidance of doubt, the foregoing shall not prohibit Parent from amending or terminating any Company Benefit Plan to the extent permitted by the terms of such plan. Parent acknowledges and agrees that the occurrence of the Effective Time shall be deemed to constitute a “change in control”, “change of control” or term of similar import, as applicable, for purposes of each Company Benefit Plan containing such terms.

(c)    For all purposes under any Parent Benefit Plan providing benefits to any Continuing Employee after the Effective Time, each Continuing Employee shall, subject to applicable Law and any obligations under the Company Collective Bargaining Agreements, be credited with his or her years of service with the Company or any of the Company Subsidiaries before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plans except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, and subject to any applicable Law and any obligations under the Company Collective Bargaining Agreements, Parent shall, or shall cause its applicable Affiliate, to provide that no pre-existing conditions, exclusions or waiting periods shall apply to Continuing Employees under the Parent Benefit Plans except to the extent such condition or exclusion was applicable to an individual Continuing Employee prior to the Effective Time. With respect to the plan year during which the Effective Time occurs, Parent or its applicable Affiliate shall provide each Continuing Employee with credit for deductibles and out-of-pocket requirements paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under the Parent Benefit Plans.

(d)    Prior to making any broad-based written communications pertaining to compensation or benefit matters that are affected by the transactions contemplated hereby (including any schedules hereto), the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider in good faith any such comments; provided that the foregoing shall not apply to any communications to the extent the statements contained therein concerning compensation or benefit matters that are affected by the transactions contemplated hereby are substantially similar to previous communications made by the Company with respect to which the Company has complied with the provisions of this sentence.

(e)    From and after the Closing, Parent shall assume and honor, in accordance with their terms, each outstanding cash-based performance unit award (each such unit, a “Company Performance Unit”). The number of Company Performance Units outstanding as of immediately following the Closing shall be determined in good faith by the Executive Compensation Committee of the Board of Directors of the Company immediately prior to the Closing, in accordance with the terms of such Company Performance Units. In accordance with the terms of the Company Performance Units, from and after the Closing, each Company Performance Unit shall be subject to the same terms and conditions as were applicable to such Company Performance Unit immediately prior to the Closing, except that following the Closing, each Company Performance Unit shall vest subject only to continued service-based vesting requirements.

(f)    From and after the Closing, Parent shall, and shall cause the Company and the Company Subsidiaries to, honor the terms of each Company Collective Bargaining Agreement until such Company Collective Bargaining Agreement otherwise expires pursuant to its terms or is modified by the parties thereto.

(g)    Nothing contained in this Section 6.02 or any other provision of this Agreement, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement or arrangement, including any Company Benefit Plan or any Parent Benefit Plan, (ii) shall alter or limit the ability of any of the Company, Parent or any of their respective Subsidiaries, to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, (iii) is intended to confer upon any employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment, or (iv) is intended to confer upon any Person (including for the avoidance of doubt any employee, director, officer or other service provider or any participant in a Company Benefit Plan, Parent Benefit Plan or other employee benefit plan, agreement or other arrangement) any right as a third-party beneficiary of this Agreement.

SECTION 6.03. Indemnification Continuation.

(a)    For purposes of this Section 6.03, “Indemnified Person” shall mean any Person who is now, or has been at any time prior to the Effective Time, (x) an officer or director of the Company or any of the Company Subsidiaries or (y) serving at the request of the Company as an officer or director of another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust.

(b)    From and after the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, to the fullest extent permitted by applicable Law, indemnify each Indemnified Person against all losses, claims, damages, costs, expenses, liabilities and judgments incurred or paid in connection with any Proceeding based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such Indemnified Person is or was an officer or director of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company as an officer or director of or in any similar capacity with another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, whether pertaining to any matter arising before or after the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby). In the event of any such Proceeding, each Indemnified Person will, to the fullest extent permitted by applicable Law, be entitled to advancement of expenses incurred in the defense of any such Proceeding from Parent within a reasonable period of time following receipt by Parent from such Indemnified Person of a request therefor; provided that an Indemnified Person to whom expenses are advanced provides an undertaking (only to the extent required by the DGCL) to repay Parent for any expenses incurred by Parent in connection with the indemnification of such Indemnified Person pursuant to this Section 6.03 if it is ultimately determined that such Indemnified Person did not meet the standard of conduct necessary for indemnification under the DGCL as in effect at the Effective Time. For six years from the Effective Time, the Surviving Corporation shall not and shall not permit any of its Subsidiaries to amend, repeal or otherwise modify the exculpation, indemnification and advancement of expenses provisions of the Company’s or any of the Company Subsidiaries’ Organizational Documents as in effect immediately prior to the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Person. In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation (as applicable) assume the obligations set forth in this Section 6.03, unless such assumption occurs by operation of Law.

(c)    Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for six years from the Effective Time, the Company’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring (or alleged to occur) prior to or at the Effective Time with respect to Indemnified Persons; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.03(c) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than 300% of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 300% of current annual premiums. In lieu of the foregoing, the Company may, at its election, purchase at or prior to the Effective Time, or Parent may, at its election, purchase following the Effective Time, a six-year “tail” prepaid officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person (as applicable); provided that without Parent’s consent, the cost of such “tail” policy shall not exceed 300% of current annual premiums. If such “tail” policy has been established by Parent or the Company, Parent shall not terminate such policy and shall cause all obligations of Parent or the Company thereunder to be honored by the Surviving Corporation.

(d)    From and after the Effective Time, Parent shall provide to the directors and officers of the Company who become directors or officers of Parent or any Parent Subsidiary directors’ and officers’ liability insurance on the same basis and to the same extent as that, if any, provided to other similarly situated directors or officers of Parent or such Parent Subsidiary.

(e)    The provisions of this Section 6.03 shall survive the consummation of the Merger for a period of six years and are expressly intended to benefit each of the Indemnified Persons; provided, however, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. The provisions of this Section 6.03 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Law, Contract or otherwise.

ARTICLE VII

Additional Covenants of the Parties

SECTION 7.01. Preparation of Joint Proxy Statement/Prospectus and Registration Statement; Stockholder Meetings.

(a)    As promptly as reasonably practicable after the date of this Agreement, the Company and Parent shall cooperate in preparing the Joint Proxy Statement/Prospectus and the registration statement on Form S-4 (and any amendment or supplement thereto) pursuant to which the issuance of shares of Parent Common Stock in connection with the Merger (the “Share Issuance”) will be registered with the SEC (the “Registration Statement”) (in which the Joint Proxy Statement/Prospectus will be included), and Parent shall file the Joint Proxy Statement/Prospectus and the Registration Statement with the SEC. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable, to ensure that the Registration Statement complies in all material respects with the applicable provisions of the

Securities Act and the Exchange Act and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Joint Proxy Statement/Prospectus shall include the Company Recommendation, the Parent Recommendation, the Committee Recommendation and the recommendation of the Board of Directors of the Company in favor of approval of any resolution required by Rule 14a-21(c) under the Exchange Act to approve, on an advisory basis, the compensation required to be disclosed in the Registration Statement pursuant to Item 402(t) of Regulation S-K, except to the extent there has been a Company Change in Recommendation permitted by Section 7.04 (in which case the Company Recommendation may be excluded) or there has been a Parent Change in Recommendation permitted by Section 7.05 (in which case the Parent Recommendation or the Committee Recommendation may be excluded). Each of the Company and Parent shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders as promptly as practicable after the Registration Statement becomes effective. The parties shall promptly provide one another copies of any written comments received from the SEC with respect to the Joint Proxy Statement/Prospectus or the Registration Statement, promptly advise one another of any oral comments received from the SEC with respect thereto and promptly provide one another with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand with respect thereto. Prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Joint Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response) and shall consider in good faith any such comments, except to the extent such disclosures relate to a Company Acquisition Proposal or a Parent Acquisition Proposal.

(b)    Parent, Intermediate Holdco and the Company shall make all necessary filings with respect to the Merger and the other transactions contemplated hereby under the Securities Act and the Exchange Act and applicable “blue sky” laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement shall be filed without the approval of both the Company and Parent, which approval shall not be unreasonably withheld, conditioned or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Joint Proxy Statement/Prospectus or the Registration Statement, this right of approval shall apply only with respect to information relating to the other party or such other party’s business, financial condition or results of operations. If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company and Parent.

(c)    The Company shall cause the Company Stockholders Meeting to be duly called and held as soon as reasonably practicable following the date the Registration Statement is declared effective by the SEC for the purpose of obtaining the Required Company Vote. In connection with such meeting, the Company (i) subject to Section 7.04, shall use its reasonable best efforts to obtain the Required Company Vote and otherwise comply with all legal requirements applicable to such meeting and (ii) shall not submit any other proposal (other than matters of procedure and matters required by Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement and the approval of the transactions contemplated hereby and, if the Company Stockholders Meeting is also the Company’s annual stockholders meeting, proposals customarily brought in connection with the Company’s annual stockholders meeting) to Company stockholders in connection with the Company Stockholders Meeting without the prior written consent of Parent. Notwithstanding the foregoing, if the Company reasonably believes that (i) it is necessary to postpone or adjourn the Company Stockholders Meeting to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting or (ii) (A) the Company will not receive proxies representing a sufficient number of shares of Company Common Stock to obtain the Required Company Vote, whether or not a quorum is present, or (B) the Company will not have a sufficient number of shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, the Company shall have the right to, and shall upon request by Parent, on one or more occasions postpone or adjourn the Company Stockholders Meeting for the minimum duration determined by the Company in good faith to be necessary to remedy the circumstances giving rise to such adjournment or postponement and not more than an aggregate of 40 days (in the case of all postponements and adjournments under clause (ii) of this sentence collectively) or more than 10 days (in the case of any postponement or adjournment under clause (i) of this sentence). The Company shall permit Parent and its Representatives to attend the Company Stockholders Meeting.

(d)    Parent shall cause the Parent Stockholders Meeting to be duly called and held as soon as reasonably practicable following the date the Registration Statement is declared effective by the SEC for the purpose of obtaining the Required Parent Vote. In connection with such meeting, Parent (i) subject to Section 7.05, shall use its reasonable best efforts to obtain the Required Parent Vote and otherwise comply with all legal requirements applicable to such meeting and (ii) shall not submit any other proposal (other than matters of procedure and matters required by Law to be voted on by Parent’s stockholders in connection with the Share Issuance and, if the Parent Stockholders Meeting is also Parent’s annual stockholders meeting, proposals customarily brought in connection with Parent’s annual stockholders meeting) to Parent stockholders in connection with the Parent Stockholders Meeting without the prior written consent of the Company. Notwithstanding the foregoing, if Parent reasonably believes that (i) it is necessary to postpone or adjourn the Parent Stockholders Meeting to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the stockholders of Parent within a reasonable amount of time in advance of the Parent Stockholders Meeting or (ii) (A) Parent will not receive proxies representing a sufficient number of shares of Parent Common Stock to obtain the Required Parent Vote, whether or not a quorum is present, or (B) Parent will not have a sufficient number of shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders Meeting, Parent shall have the right to, and shall upon request by the Company, on one or more occasions postpone or adjourn the Parent Stockholders Meeting for the minimum duration necessary to remedy the circumstances giving rise to such adjournment or postponement and not more than an aggregate of 40 days (in the case of all postponements and adjournments under clause (ii) of this sentence collectively) or more than 10 days (in the case of any postponement or adjournment under clause (i) of this sentence). Parent shall permit the Company and its Representatives to attend the Parent Stockholders Meeting.

(e)    Parent and the Company shall use reasonable best efforts to hold the Company Stockholders Meeting and the Parent Stockholders Meeting on the same date.

(f)    Immediately following the execution and delivery of this Agreement, Intermediate Holdco, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver, in accordance with applicable Law and its Organizational Documents, a written consent adopting this Agreement. Such consent shall not be modified or rescinded and Parent shall deliver a copy of such consent to the Company promptly upon the execution thereof.

SECTION 7.02. Access to Information. Upon reasonable notice, each of Parent and the Company shall (and shall cause its respective Subsidiaries to) afford to the other party hereto and its Representatives (and the Financing Parties) reasonable access during normal business hours, during the period prior to the Effective Time, to all its officers, employees, properties, offices, plants and other facilities and to all books and records, including financial statements, other financial data and monthly financial statements within the time such statements are customarily prepared, and, during such period, each of Parent and the Company shall (and shall cause its respective Subsidiaries to) furnish promptly to the other party hereto and its Representatives (and the Financing Parties), all other information concerning its business, properties and personnel as such Person may reasonably request; provided, however, that either party hereto may restrict the foregoing access to the extent that, in such Person’s reasonable judgment, (i) providing such access would result in the waiver of any attorney-client privilege (provided that the withholding party shall use reasonable best efforts to allow for such access to the maximum extent that does not result in a waiver of attorney-client privilege), (ii) providing such access would violate the terms of any confidentiality provision in any Contract to which the Company or any Company Subsidiary is a party or (iii) any Law of any Governmental Entity applicable to such Person requires such Person or its Subsidiaries to preclude the other party and its Representatives (or Financing Parties, as applicable) from gaining access to any properties or information; provided, further, that the withholding party will inform the requesting party of the general nature of the document or information being withheld and reasonably cooperate with the requesting party to provide such document or information in a manner that would not result in violation of Contract or Law or the loss or waiver of such privilege, including by using reasonable best efforts to obtain the consent of any counterparty to a Contract to enable the Company to provide the withheld information. No investigation by a party or its Representatives shall affect or be deemed to modify or waive the representations and warranties of the other party set forth in this Agreement. Each party hereto will hold any such information that is non-public in confidence to the extent required by, and in accordance with, the provisions of that certain agreement, dated March 29, 2019 (the “Confidentiality Agreement”), between the Company and Parent. Information exchanged pursuant to this Section 7.02 shall also be subject to that certain the common interest, confidentiality and joint defense agreement, dated as of June 18, 2019, between the Company and Parent, and either the Company or Parent may restrict access to information to be exchanged pursuant to this Section 7.02 as provided in such agreement.

SECTION 7.03. Efforts.

(a)    Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated hereby as soon as practicable after the date of this Agreement and in any event no later than the Termination Date, including using reasonable best efforts to accomplish the following as soon as practicable and in any event no later than the Termination Date: (i) preparing and filing, in consultation with the other parties and as promptly as practicable and advisable after the date of this Agreement, all documentation to effect all necessary applications, notices, petitions, and filings and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, exemptions, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated hereby, (ii) obtaining all such waiting period expirations or terminations, consents, clearances, waivers, exemptions, licenses, registrations, permits, authorizations, orders and approvals and (iii) giving all notices and obtaining all consents, clearances, waivers, exemptions, licenses, orders, registrations, approvals, permits, and authorizations that are necessary or advisable to be given to or obtained from any third party other than a Governmental Entity in connection with the Merger or any of the other transactions contemplated hereby. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, and in any event within fifteen (15) Business Days after the execution of this Agreement, unless otherwise agreed to by the parties, and to substantially comply as promptly as practicable with any “second request” for additional information and documentary material under the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

(b)    Each of Parent and the Company shall, in connection with the efforts referenced in Section 7.03(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, exemptions, licenses, orders, registrations, approvals, permits, and authorizations for the transactions contemplated hereby under the HSR Act or any other Regulatory Law (as defined below) or from any Governmental Entity, (i) cooperate in all respects and consult with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other party and/or its counsel to have a reasonable opportunity to review in advance and comment on drafts of any communications, filings and submissions (and documents submitted therewith) and considering in good faith any such comments; (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”), any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, including by promptly providing copies to the other party of any such written communications, and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) where legally permissible, permit the other party to review any communication it gives to, and consult with each other in advance of any substantive meeting, telephone call, or conference with, the DOJ, the FTC, or such other Governmental Entity (including, for the avoidance of doubt, with respect to all matters set forth in Section 7.03(a)) or other person (provided that materials may be redacted (A) to remove references concerning the valuation of Parent, the Company or any of their Subsidiaries and (B) as necessary to address reasonable privilege or confidentiality concerns), and allow the other party and/or its counsel to attend and participate at any such meeting, telephone call or conference (whether in person or by telephone). Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 7.03(b) as “Antitrust Counsel Only Material”. Such materials and the information contained therein shall be given only to the outside counsel of the recipient and one in-house counsel of the recipient and will not be disclosed by such counsel to other employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. For purposes of this Agreement, “Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other national, federal or state, domestic or foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, affecting competition or market conditions through merger, acquisition or other transaction or effectuating foreign investment.

(c)    Subject to the terms and conditions of this Agreement, including this Section 7.03, Parent and the Company (if requested by Parent), along with their respective Subsidiaries, shall use its reasonable best efforts to take or cause to be taken any and all steps and to make or cause to be made any and all undertakings necessary (x) to resolve such objections, if any, that a Governmental Entity of competent jurisdiction asserts under any Regulatory Law with respect to the transactions contemplated hereby and (y) to avoid or eliminate each and every impediment under any applicable Regulatory Law asserted by any such Governmental Entity of competent jurisdiction with respect to the transactions contemplated hereby, in each case to the extent necessary so as to enable the Closing to occur no later than the Termination Date, which reasonable best efforts shall include (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any Subsidiaries, operations, divisions, businesses, product lines, contracts, customers or assets of Parent or any of the Parent Subsidiaries, or of the Company or any of the Company Subsidiaries, (ii) taking or committing to take such other actions that may limit or impact Parent’s or any of the Parent Subsidiaries’, or the Company’s or any of the Company Subsidiaries’, freedom of action with respect to, or its ability to retain, any of Parent’s or any of the Parent Subsidiaries’, or the Company’s or any of the Company Subsidiaries’, operations, divisions, businesses, products lines, contracts, customers or assets, (iii) entering into any orders, settlements, undertakings, contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any order that prevents, prohibits, restricts or delays the consummation of the Merger and the other transactions contemplated hereby, in any case, that may be issued by any court or other Governmental Entity, (iv) creating, terminating or divesting relationships, contractual rights or obligations of the Company, Parent or their respective Subsidiaries and (v) forfeiting or non-continuing any Permit (including withdrawing or being compelled to withdraw from an applicable jurisdiction or being subject to any suspension of a Permit), in each case in connection with obtaining all, or eliminating any requirement to obtain any, waiting period expirations or terminations, consents, clearances, waivers, exemptions, licenses, orders, registrations, approvals, permits, and authorizations for the transactions contemplated hereby under the HSR Act or any other Regulatory Law or from any Governmental Entity so as to enable to the Closing to occur no later than the Termination Date. For the avoidance of doubt, the Company shall not, unless requested to do so by Parent, commit to or effect any action contemplated in clause (i), (ii), (iii), (iv), or (v) of the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Agreement, in connection with obtaining any, or eliminating any requirement to obtain any, waiting period expirations or terminations, consents, clearances, waivers, exemptions, licenses, orders, registrations, approvals, permits, and authorizations for the transactions contemplated hereby under the HSR Act or any other Regulatory Law or from any Governmental Entity, none of Parent or the Parent Subsidiaries shall be required to, and none of the Company or the Company Subsidiaries shall, without the prior written consent of Parent, offer, accept, agree to or commit to any term, condition, liability, obligation or undertaking that is not conditioned on the consummation of the Merger or that individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on the business, results of operations, assets or financial condition of Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole (provided that for this purpose, Parent and its Subsidiaries, taken as a whole, shall be deemed to be of a size and scale that is equal to the Company and its Subsidiaries, taken as a whole) (a “Burdensome Condition”).

(d)    In furtherance and not in limitation of the covenants of the parties contained in this Section 7.03, if any administrative or judicial action or proceeding by a Governmental Entity of competent jurisdiction is instituted challenging the transactions contemplated hereby, each of Parent and the Company shall use its reasonable best efforts to (i) oppose fully and vigorously, including by defending through litigation, any such action or proceeding, (ii) pursue vigorously all available avenues of administrative and judicial appeal and (iii) seek to have vacated, lifted, reversed or overturned any judgment, decree, injunction, ruling or order that is in effect that prohibits, prevents or restricts consummation of the transactions contemplated hereby; provided that in connection with the foregoing, none of Parent or any Parent Subsidiary shall be required to, and the Company and the Company Subsidiaries shall not, without the prior written consent of Parent, offer, accept, agree to or commit to any term, condition, liability, obligation or undertaking that constitutes a Burdensome Condition. To assist Parent in complying with its obligations set forth in this Section 7.03, the Company shall, and shall cause the Company Subsidiaries to, provide to Parent such cooperation as may be reasonably requested by Parent.

(e)    Notwithstanding anything herein to the contrary, Parent and the Company shall jointly develop, consult and cooperate with one another regarding the strategy for obtaining any necessary approval of, or responding to any request from, inquiry by, or investigation by (including directing the timing, nature and substance of all such responses), any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, including determining the timing and content of any registrations, filings, agreements, forms, notices, petitions, statements, submissions of information, applications and other documents, communications and correspondence contemplated by, made in accordance with, or subject to this Section 7.03.

(f)    Notwithstanding anything to the contrary herein, and for the avoidance of doubt, this Section 7.03 shall not apply in respect of Tax matters.

SECTION 7.04. No Solicitation by the Company.

(a)    Except as expressly permitted by this Section 7.04, none of the Company or any of the Company Subsidiaries shall (whether directly or indirectly through its Representatives or other intermediaries), nor shall the Company authorize or permit any of its Representatives to: (i) solicit, initiate or knowingly encourage or knowingly facilitate any Company Acquisition Proposal or knowingly take any action that would reasonably be expected to lead to any Company Acquisition Proposal, or endorse any Company Acquisition Proposal; (ii) enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement or other agreement (x) to consummate any Company Acquisition Proposal or otherwise relating to any Company Acquisition Proposal (other than a confidentiality agreement entered into in connection with furnishing information in accordance with Section 7.04(b)), (y) to approve or endorse any Company Acquisition Proposal or (z) to require the Company, in connection with any Company Acquisition Proposal, to abandon, terminate or fail to consummate the Merger; (iii) enter into or participate in any discussions or negotiations in connection with any Company Acquisition Proposal or inquiry with respect to any Company Acquisition Proposal, or furnish to any Person any non-public information with respect to its business, properties or assets in connection with any Company Acquisition Proposal; or (iv) agree or publicly propose or resolve to take, or take, any of the actions prohibited by clause (i), (ii) or (iii) of this sentence. The Company shall immediately cease, and cause its Representatives to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted with respect to any of the matters referenced in the preceding sentence. The Company shall, and shall cause its Affiliates to, promptly request any Person that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential Company Acquisition Proposal to return or destroy all confidential information in the possession of such Person or its Representatives. Any violation of this Section 7.04 by any Representative of the Company or the Company Subsidiaries shall be deemed to be a breach of this Section 7.04 by the Company. For purposes of this Section 7.04 (including for purposes of the defined term “Company Acquisition Proposal” below) only, the term “Person” means any person, corporation, entity or “group”, as defined in Section 13(d) of the Exchange Act, other than Parent or any Parent Subsidiaries.

“Company Acquisition Proposal” means any proposal or offer from any Person relating to, or that would reasonably be expected to lead to, in a single transaction or a series of related transactions, (A) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution or other similar transaction involving the Company, (B) any acquisition of more than 20% of the outstanding Company Common Stock or securities of the Company representing more than 20% of the voting power of the Company, (C) any acquisition (including the acquisition of stock in any Company Subsidiary) of assets or businesses of the Company or the Company Subsidiaries, including pursuant to a joint venture, representing more than 20% of the consolidated assets, revenues or net income of the Company, (D) any tender offer or exchange offer that if consummated would result in any Person beneficially owning more than 20% of the outstanding Company Common Stock or securities of the Company representing more than 20% of the voting power of the Company, or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock (or voting power of securities of the Company other than the Company Common Stock) involved is more than 20%.

(b)    Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through the Company’s Representatives or other intermediaries, may (i) comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to any Company Acquisition Proposal; provided that no such action or statement constitutes a Company Change in Recommendation unless such action or statement would be permitted by Section 7.04(c), or issue a “stop, look and listen” statement, (ii) prior to the Company Stockholders Meeting, engage in negotiations or discussions with any Person (and its Representatives) that has made an unsolicited bona fide written Company Acquisition Proposal after the date of this Agreement not resulting from or arising out of a material breach of this Section 7.04, and/or (iii) prior to the Company Stockholders Meeting, furnish to such Person information relating to the Company or any of the Company Subsidiaries pursuant to a confidentiality agreement with confidentiality provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain a “standstill” or similar obligations to the extent that Parent is, concurrently with the entry by the Company into such confidentiality agreement, released from any “standstill” or other similar obligations in the Confidentiality Agreement); provided that the Board of Directors of the Company shall be permitted to take an action described in the foregoing clauses (ii) or (iii) if, and only if, prior to taking such particular action, the Board of Directors of the Company has determined in good faith after consultation with its financial advisors and outside legal counsel that (x) such Company Acquisition Proposal constitutes, or would reasonably be expected to result in, a Company Superior Proposal and (y) failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law. The Company shall promptly (but in any event within 48 hours) notify Parent of any such determination made under clause (x) or (y).

“Company Superior Proposal” means a bona fide, written Company Acquisition Proposal (A) that if consummated would result in a third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50.1% of the outstanding Company Common Stock or more than 50.1% of the assets of the Company and the Company Subsidiaries, taken as a whole, (B) that the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory, timing and other aspects of such proposal, including all conditions contained therein and the identity of the person making such Company Acquisition Proposal, and (C) that the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel (taking into account any changes to this Agreement proposed by Parent in response to such Company Acquisition Proposal and all financial, legal, regulatory, timing and other aspects of such Company Acquisition Proposal, including all conditions contained therein and the identity of the person making such Company Acquisition Proposal) is more favorable to the stockholders of the Company than the transactions contemplated hereby.

(c)    Except as expressly permitted by this Section 7.04(c), neither the Board of Directors of the Company nor any committee thereof shall (i) change, withdraw, modify, qualify, withhold or amend in any manner adverse to Parent the Company Recommendation (or publicly propose to do so), (ii) approve, declare advisable or recommend (or publicly propose to do so) any Company Acquisition Proposal, (iii) fail to include the Company Recommendation in the Joint Proxy Statement/Prospectus, (iv) make or publicly propose to make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the Board of Directors of the Company (it being understood that the Board of Directors of the Company may refrain from taking a position with respect to such a tender offer or exchange offer until the close of business as of the tenth (10th) Business Day after the commencement of such tender offer or exchange offer without such action being considered a Company Change in Recommendation and that no customary “stop, look and listen” communication will be considered a Company Change in Recommendation), (v) after receipt of any Company Acquisition Proposal, other than with respect to the period of up to ten (10) Business Days applicable to tender or exchange offers that are the subject of the preceding clause (iv), fail to publicly reaffirm the Company Recommendation or fail to recommend against a Company Acquisition Proposal within five (5) Business Days after a request by Parent to do so (provided that Parent may make no more than two (2) such requests for each Company Acquisition Proposal) (provided, further, that Parent may make an additional one (1) request for each modification to the price or other material terms of any Company Acquisition Proposal) (it being agreed that neither the delivery of a notice by the Company described in Section 7.04(d) nor any public announcement thereof shall constitute a Company Change in Recommendation) (any of (i) through (v) a “Company Change in Recommendation”) or (vi) authorize, cause or permit the Company or any of the Company Subsidiaries to enter into any letter of intent, agreement, commitment or agreement in principle providing for any Company Acquisition Proposal (other than a confidentiality agreement entered into in accordance with Section 7.04(a)). Notwithstanding the foregoing, the Board of Directors of the Company (A) may make a Company Change in Recommendation at any time prior to the receipt of the Required Company Vote (x) in response to a Company Intervening Event, or (y) following receipt after the date of this Agreement of an unsolicited bona fide written Company Acquisition Proposal that did not result from or arise out of a breach of this Section 7.04 and that the Board of Directors of the Company determines in good faith, in consultation with its financial advisors and outside legal counsel, is a Company Superior Proposal, in the case of each of (x) and (y), if and only if the Board of Directors of the Company has first determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law and the Company first complies with Section 7.04(d) or (B) at any time prior to the receipt of the Required Company Vote and following receipt of an unsolicited bona fide written Company Acquisition Proposal that did not result from or arise out of a breach of this Section 7.04 and which the Board of Directors of the Company determines in good faith, in consultation with its financial advisors and outside legal counsel, is a Company Superior Proposal, may authorize and cause the Company to terminate this Agreement for the purpose of entering into a definitive acquisition agreement, merger agreement or similar definitive agreement (a “Company Alternative Acquisition Agreement”) with respect to such Company Superior Proposal, if and only if the Board of Directors of the Company has first determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law and the Company first complies with Section 7.04(d) and concurrently with entering into a Company Alternative Acquisition Agreement with respect to such Company Superior Proposal, (1) the Company terminates this Agreement in accordance with the provisions of Section 9.01(g) and (2) the Company pays the Company Termination Fee in accordance with Section 9.02(f). Notwithstanding anything to the contrary in this Section 7.04, neither (1) the determination in itself by the Board of Directors of the Company that a Company Acquisition Proposal constitutes or is reasonably be expected to result in a Company Superior Proposal nor (2) the delivery in itself by the Company to Parent of any notice contemplated by Section 7.04(d) or Section 7.04(e) will constitute a Company Change in Recommendation or violate this Section 7.04(c).

(d)    Prior to the Board of Directors of the Company making a Company Change in Recommendation pursuant to Section 7.04(c)(A)(x), the Company shall provide Parent with five (5) Business Days’ prior written notice advising Parent it intends to effect a Company Change in Recommendation and specifying, in reasonable detail, the reasons therefor and, during such five (5) Business Day period, if requested by Parent, the Company shall engage in good faith negotiations with Parent to amend the terms of this Agreement in a manner that would make the failure to effect a Company Change in Recommendation no longer inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law and, following the end of such notice period, the Board of Directors of the Company shall have considered in good faith any revisions to the terms of this Agreement proposed by Parent, and shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law. Prior to the Board of Directors of the Company making a Company Change in Recommendation pursuant to Section 7.04(c)(A)(y) or authorizing and causing the termination of this Agreement as described in Section 7.04(c)(B), the Company shall provide Parent with five (5) Business Days’ prior written notice (it being understood and agreed that any amendment to the amount or form of consideration payable in connection with the applicable Company Acquisition Proposal and any material amendment to any other material term of the applicable Company Acquisition Proposal shall require a new notice and an additional three (3) Business Day period) advising Parent that the Board of Directors of the Company intends to take such action, and specifying the material terms and conditions of, and including a copy of any transaction documents relating to, the Company Superior Proposal, and during such five (5) Business Day period (or any subsequent three (3) Business Day period), if requested by Parent, the Company shall negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement such that such Company Acquisition Proposal would no longer constitute a Company Superior Proposal and, following the end of such notice period, the Board of Directors of the Company shall have considered in good faith any revisions to the terms of this Agreement proposed by Parent, and shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law and that the Company Acquisition Proposal would continue to constitute a Company Superior Proposal if the revisions proposed by Parent were given effect.

(e)    The Company shall notify Parent promptly (but in any event within 48 hours) after receipt or occurrence of any Company Acquisition Proposal, or any request for information that is reasonably likely to lead to a Company Acquisition Proposal, of (i) the material terms and conditions of any such Company Acquisition Proposal and (ii) the identity of the Person making any such Company Acquisition Proposal. In addition, the Company shall promptly (but in any event within 48 hours) after the receipt thereof, provide to Parent copies of any Company Acquisition Proposal and any written documentation or correspondence setting forth or reflecting the terms (or revised terms) of such Company Acquisition Proposal (including any financing thereof) which is sent or received in respect of such Company Acquisition Proposal between the Company and the Person making such Company Acquisition Proposal (or by any of their respective Representatives on its behalf). The Company shall keep Parent informed on a reasonably current basis of the status and material details and substantive discussions (including any amendments or proposed amendments) of any such Company Acquisition Proposal. The Company shall provide to Parent any non-public information concerning the Company prior to or concurrently with providing such information to any other Person in connection with any Company Acquisition Proposal, to the extent such information was not previously provided to Parent. The Board of Directors of the Company shall promptly consider in good faith (in consultation with its outside legal counsel and financial advisors) any proposed alteration of the terms of this Agreement or the Merger proposed by Parent in response to any Company Acquisition Proposal. The Company agrees that it and the Company Subsidiaries will not enter into any agreement with any Person subsequent to the date of this Agreement that prohibits by its terms the Company from providing any information to Parent under, or otherwise complying with the terms of, this Section 7.04.

SECTION 7.05. No Solicitation by Parent.

(a)    Except as expressly permitted by this Section 7.05, none of Parent or any of the Parent Subsidiaries shall (whether directly or indirectly through its Representatives or other intermediaries), nor shall Parent authorize or permit any of its Representatives to: (i) solicit, initiate or knowingly encourage or knowingly facilitate any Parent Acquisition Proposal or knowingly take any action that would reasonably be expected to lead to any Parent Acquisition Proposal, or endorse any Parent Acquisition Proposal; (ii) enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement or other agreement (other than a confidentiality agreement entered into in connection with furnishing information in accordance with Section 7.05(b)) (x) to consummate any Parent Acquisition Proposal or otherwise relating to any Parent Acquisition Proposal, (y) to approve or endorse any Parent Acquisition Proposal or (z) to require Parent, in connection with any Parent Acquisition Proposal, to abandon, terminate or fail to consummate the Merger; (iii) enter into or participate in any discussions or negotiations in connection with any Parent Acquisition Proposal or inquiry with respect to any Parent Acquisition Proposal, or furnish to any Person any non-public information with respect to its business, properties or assets in connection with any Parent Acquisition Proposal; or (iv) agree or publicly propose or resolve to take, or take, any of the actions prohibited by clause (i), (ii) or (iii) of this sentence. Parent shall immediately cease, and cause its Representatives to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted with respect to any of the matters referenced in the preceding sentence. Parent shall, and shall cause its Affiliates to, promptly request any Person that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential Parent Acquisition Proposal to return or destroy all confidential information in the possession of such Person or its Representatives. Any violation of this Section 7.05 by any Representative of Parent or the Parent Subsidiaries shall be deemed to be a breach of this Section 7.05 by Parent. Notwithstanding anything in this Section 7.05 to the contrary, Parent’s compliance with its covenants contained in Section 7.11 (Financing) (including, for the avoidance of doubt, any efforts to obtain any Substitute Financing) shall be deemed not to be a breach of this Section 7.05. For purposes of this Section 7.05 only (including for purposes of the defined term “Parent Acquisition Proposal” below), the term “Person” means any person, corporation, entity or “group”, as defined in Section 13(d) of the Exchange Act, other than the Company or any Company Subsidiary.

“Parent Acquisition Proposal” means any proposal or offer from any Person relating to, or that would reasonably be expected to lead to, in a single transaction or a series of related transactions, (A) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution or other similar transaction involving Parent, (B) any acquisition of more than 20% of the outstanding Parent Common Stock or securities of Parent representing more than 20% of the voting power of Parent, (C) any acquisition (including the acquisition of stock in any Parent Subsidiary) of assets or businesses of Parent or the Parent Subsidiaries, including pursuant to a joint venture, representing more than 20% of the consolidated assets, revenues or net income of Parent, (D) any tender offer or exchange offer that if consummated would result in any Person beneficially owning more than 20% of the outstanding Parent Common Stock or securities of Parent representing more than 20% of the voting power of Parent, or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Parent Common Stock (or voting power of securities of Parent other than the Parent Common Stock) involved is more than 20%.

(b)    Notwithstanding the foregoing, the Board of Directors of Parent or the Transaction Committee, directly or indirectly through its Representatives or other intermediaries, may (i) comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to any Parent Acquisition Proposal; provided that no such action or statement constitutes a Parent Change in Recommendation unless such action or statement would be permitted by Section 7.05(c), or issue a “stop, look and listen” statement, (ii) prior to the Parent Stockholders Meeting, engage in negotiations or discussions with any Person (and its Representatives) that has made an unsolicited bona fide written Parent Acquisition Proposal after the date of this Agreement not resulting from or arising out of a material breach of this Section 7.05 and/or (iii) prior to the Parent Stockholders Meeting, furnish to such Person information relating to Parent or any of the Parent Subsidiaries pursuant to a confidentiality agreement with confidentiality provisions that are no less favorable to Parent than those contained in the Confidentiality

Agreement (it being understood that such confidentiality agreement need not contain a “standstill” or similar obligations to the extent that the Company is, concurrently with the entry by Parent into such confidentiality agreement, released from any “standstill” or other similar obligations in the Confidentiality Agreement); provided that the Board of Directors of Parent or the Transaction Committee, as applicable, shall be permitted to take an action described in the foregoing clauses (ii) or (iii) if, and only if, prior to taking such particular action, the Board of Directors or the Transaction Committee, as applicable, has determined in good faith after consultation with its financial advisors and outside legal counsel that (x) such Parent Acquisition Proposal constitutes, or would reasonably be expected to result in, a Parent Superior Proposal and (y) failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors or the Transaction Committee, as applicable, to Parent’s stockholders under applicable Law. Parent shall promptly (but in any event within 48 hours) notify the Company of any such determination made under clause (x) or (y).

“Parent Superior Proposal” means a bona fide, written Parent Acquisition Proposal (A) that if consummated would result in a third party (or in the case of a direct merger between such third party and Parent, the stockholders of such third party) acquiring, directly or indirectly, more than 50.1% of the outstanding Parent Common Stock or more than 50.1% of the assets of Parent and the Parent Subsidiaries, taken as a whole, (B) that the Board of Directors of Parent or the Transaction Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory, timing and other aspects of such proposal, including all conditions contained therein and the identity of the person making such Parent Acquisition Proposal and (C) that the Board of Directors of Parent or the Transaction Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel (taking into account any changes to this Agreement proposed by the Company in response to such Parent Acquisition Proposal and all financial, legal, regulatory, timing and other aspects of such Parent Acquisition Proposal, including all conditions contained therein and the identity of the person making such Parent Acquisition Proposal) is more favorable to the stockholders of Parent than the transactions contemplated hereby.

(c)    Except as expressly permitted by this Section 7.05(c), neither the Board of Directors of Parent nor any committee thereof (including the Transaction Committee) shall (i) change, withdraw, modify, qualify, withhold or amend in any manner adverse to the Company the Parent Recommendation or, in the case of the Transaction Committee, the Committee Recommendation (or publicly propose to do so), (ii) approve, declare advisable or recommend (or publicly propose to do so) any Parent Acquisition Proposal, (iii) fail to include the Parent Recommendation or the Committee Recommendation in the Joint Proxy Statement/Prospectus, (iv) make or publicly propose to make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the Board of Directors of Parent or the Transaction Committee (it being understood that the Board of Directors of Parent or the Transaction Committee may refrain from taking a position with respect to such a tender offer or exchange offer until the close of business as of the tenth (10th) Business Day after the commencement of such tender offer or exchange offer without such action being considered a Parent Change in Recommendation and that no customary “stop, look and listen” communication will be considered a Parent Change in Recommendation), (v) after receipt of any Parent Acquisition Proposal, other than with respect to the period of up to ten (10) Business Days applicable to tender or exchange offers that are the subject of the preceding clause (iv), fail to publicly reaffirm the Parent Recommendation or the Committee Recommendation or fail to recommend against a Parent Acquisition Proposal within five (5) Business Days after a request by the Company to do so (provided that the Company may make no more than two (2) such requests for each Parent Acquisition Proposal) (provided, further, that the Company may make an additional one (1) request for each modification to the price or other material terms of any Parent Acquisition Proposal) (it being agreed that neither the delivery of a notice described in Section 7.05(d) by Parent nor any public announcement thereof shall constitute a Parent Change in Recommendation) (any of (i) through (v) a “Parent Change in Recommendation”) or (vi) authorize, cause or permit Parent or any of the Parent Subsidiaries to enter into any letter of intent, agreement, commitment or agreement in principle providing for any Parent Acquisition Proposal (other than a confidentiality agreement entered into in accordance with Section 7.05(a)). Notwithstanding the foregoing, the Board of Directors of Parent or the Transaction Committee (A) may make a Parent Change in Recommendation at any time prior to the receipt of the Required Parent Vote (x) in response to a Parent Intervening Event, or (y) following receipt after the date of this Agreement of an unsolicited bona fide written Parent Acquisition Proposal that did not result from or arise out of a breach of this Section 7.05 and that the Board of Directors of Parent or the Transaction Committee, as applicable, determines in good faith, in consultation with its financial advisors and outside legal counsel, is a Parent Superior Proposal, in the case of each of (x) and (y), if and only if the Board of Directors of Parent or the Transaction Committee, as applicable, has first determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of Parent or the Transaction Committee, as applicable, to Parent’s stockholders under applicable Law and Parent first complies with Section 7.05(d) or (B) at any time prior to the receipt of the Required Parent Vote and following receipt of an unsolicited bona fide written Parent Acquisition Proposal that did not result from or arise out of a breach of this Section 7.05 and which the Board of Directors of Parent or the Transaction Committee, as applicable, determines in good faith, in consultation with its financial advisors and outside legal counsel, is a Parent Superior Proposal, may authorize and cause Parent to terminate this Agreement for the purpose of entering into a definitive acquisition agreement, merger agreement or similar definitive agreement (a “Parent Alternative Acquisition Agreement”) with respect to such Parent Superior Proposal, if and only if the Board of Directors of Parent or the Transaction Committee, as applicable, has first determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of Parent or the Transaction Committee, as applicable, to Parent’s stockholders under applicable Law and Parent first complies with Section 7.05(d) and concurrently with entering into a Parent Alternative Acquisition Agreement with respect to such Parent Superior Proposal, (1) Parent terminates this Agreement in accordance with the provisions of Section 9.01(h) and (2) Parent pays the Parent Termination Fee in accordance with Section 9.02(g). Notwithstanding anything to the contrary in this Section 7.05, neither (1) the determination in itself by the Board of Directors of Parent or the Transaction Committee, as applicable, that a Parent Acquisition Proposal constitutes or is reasonably be expected to result in a Parent Superior Proposal nor (2) the delivery in itself by the Company to Parent of any notice contemplated by Section 7.05(d) or Section 7.05(e) will constitute a Parent Change in Recommendation or violate this Section 7.05(c).

(d)    Prior to the Board of Directors of Parent or the Transaction Committee making a Parent Change in Recommendation pursuant to Section 7.05(c)(A)(x), Parent shall provide the Company with five (5) Business Days’ prior written notice advising the Company it intends to effect a Parent Change in Recommendation and specifying, in reasonable detail, the reasons therefor and, during such five (5) Business Day period, if requested by the Company, Parent shall engage in good faith negotiations with the Company to amend the terms of this Agreement in a manner that would make the failure to effect a Parent Change in Recommendation no longer inconsistent with the fiduciary duties of the Board of Directors of Parent or the Transaction Committee, as applicable, to Parent’s stockholders under applicable Law and, following the end of such notice period, the Board of Directors of Parent or the Transaction Committee, as applicable, shall have considered in good faith any revisions to the terms of this Agreement proposed by the Company, and shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of Parent or the Transaction Committee, as applicable, to Parent’s stockholders under applicable Law. Prior to the Board of Directors of Parent or the Transaction Committee making a Parent Change in Recommendation pursuant to Section 7.05(c)(A)(y) or authorizing and causing the termination this Agreement as described in Section 7.05(c)(B), Parent shall provide the Company with five (5) Business Days’ prior written notice (it being understood and agreed that any amendment to the amount or form of consideration payable in connection with the applicable Parent Acquisition Proposal and any material amendment to any other material term of the applicable Parent Acquisition Proposal shall require a new notice and an additional three (3) Business Day period) advising the Company that the Board of Directors of Parent or the Transaction Committee intends to take such action, and specifying the material terms and conditions of, and including a copy of any transaction documents relating to, the Parent Superior Proposal, and during such five (5) Business Day period (or any subsequent three (3) Business Day period), if requested by the Company, Parent shall negotiate in good faith with the Company to make such adjustments to the terms and conditions of this Agreement such that such Parent Acquisition Proposal would no longer constitute a Parent Superior Proposal and, following the end of such notice period, the Board of Directors of Parent or the Transaction Committee, as applicable, shall have considered in good faith any revisions to the terms of this Agreement proposed by the Company, and shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of Parent or the Transaction Committee, as applicable, to Parent’s stockholders under applicable Law and that the Parent Acquisition Proposal would continue to constitute a Parent Superior Proposal if the revisions proposed by the Company were given effect.

(e)    Parent shall notify the Company promptly (but in any event within 48 hours) after receipt or occurrence of any Parent Acquisition Proposal, or any request for information that is reasonably likely to lead to a Parent Acquisition Proposal, of (i) the material terms and conditions of any such Parent Acquisition Proposal and (ii) the identity of the Person making any such Parent Acquisition Proposal. In addition, Parent shall promptly (but in any event within 48 hours) after the receipt thereof, provide to the Company copies of any Parent Acquisition Proposal and any written documentation or correspondence setting forth or reflecting the terms (or revised terms) of such Parent Acquisition Proposal (including any financing thereof) which is sent or received in respect of such Parent Acquisition Proposal between Parent and the Person making such Parent Acquisition Proposal (or by of any of their respective Representatives on its behalf). Parent shall keep the Company informed on a reasonably current basis of the status and material details and substantive discussions (including any amendments or proposed amendments) of any such Parent Acquisition Proposal. Parent shall provide to the Company any non-public information concerning Parent prior to or concurrently with providing such information to any other Person in connection with any Parent Acquisition Proposal, to the extent such information was not previously provided to the Company. The Board of Directors of Parent or the Transaction Committee, as applicable, shall promptly consider in good faith (in consultation with its outside legal counsel and financial advisors) any proposed alteration of the terms of this Agreement or the Merger proposed by the Company in response to any Parent Acquisition Proposal. Parent agrees that it and the Parent Subsidiaries will not enter into any agreement with any Person subsequent to the date of this Agreement that prohibits by its terms Parent from providing any information to the Company under, or otherwise complying with the terms of, this Section 7.05.

SECTION 7.06. Stockholder Litigation.

(a)    Prior to the Effective Time, the Company shall provide Parent with prompt notice of any stockholder litigation or claim against the Company and/or its directors or officers relating to the Merger or the other transactions contemplated hereby (“Company Transaction Litigation”) (including by providing copies of all pleadings with respect thereto). The Company shall control the defense, settlement or prosecution of any Company Transaction Litigation, and the Company shall consult with Parent with respect to the defense, settlement and prosecution of any Company Transaction Litigation and shall consider in good faith Parent’s advice with respect to such Company Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or offer or agree to compromise, settle or come to an arrangement regarding, any Company Transaction Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). If any Company Transaction Litigation continues after the Effective Time, the Company’s pre-Effective Time directors and officers may continue to retain the same counsel engaged prior to the Effective Time with respect thereto.

(b)    Prior to the Effective Time, Parent shall provide the Company with prompt notice of any stockholder litigation or claim against Parent and/or its directors or officers relating to the Merger or the other transactions contemplated hereby (“Parent Transaction Litigation”) (including by providing copies of all pleadings with respect thereto). Parent shall control the defense, settlement or prosecution of any Parent Transaction Litigation, and Parent shall consult with the Company with respect to the defense, settlement and prosecution of any Parent Transaction Litigation and shall consider in good faith the Company’s advice with respect to such Parent Transaction Litigation. Parent may not compromise, settle or come to an arrangement regarding, or offer or agree to compromise, settle or come to an arrangement regarding, any Parent Transaction Litigation without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 7.07. Public Announcements. Except with respect to any communications relating to a Company Change in Recommendation or Parent Change in Recommendation, in each case made in accordance with this Agreement, each of the parties hereto agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of any applicable United States securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party; provided that (a) the foregoing shall not apply to any public release or announcement so long as the statements contained therein concerning the transactions contemplated hereby are substantially similar to previous releases or announcements made by the applicable party with respect to which such party has complied with the provisions of this sentence and (b) no consent or consultation shall be required with respect to any public release or announcement issued in connection with a dispute between the parties.

SECTION 7.08. Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent or the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

SECTION 7.09. Delisting; NYSE Listing.

(a)    The Company shall cooperate with Parent in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NYSE, effective as promptly as practicable after the Effective Time, and terminate its registration under the Exchange Act, effective as promptly as practicable after such delisting.

(b)    Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger and shares of Parent Common Stock to be reserved upon settlement or exercise of equity awards in respect of Parent Common Stock to be listed on the NYSE, subject to official notice of issuance, prior to the Effective Time.

SECTION 7.10. Governance Matters. Parent and the Company shall take, or cause to be taken, the actions set forth on Exhibit C.

SECTION 7.11. Financing.

(a)    Parent shall, and shall cause the Parent Subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing or any Substitute Financing in an amount sufficient, together with cash on hand that replaces or supplements the Financing consistent with the terms set forth in this Section 7.11, to consummate the Merger and the other transactions contemplated hereby (including the payment of the Cash Consideration, any other amounts required to be paid pursuant to Article I, any Indebtedness of the Company (including the Company Credit Agreement) required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger and any premiums and fees incurred in connection therewith, and any other fees and expenses reasonably expected to be incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby) no later than the Closing, including, using reasonable best efforts to (i) (A) maintain in effect the Commitment Letter and comply in all material respects with all of their respective obligations thereunder, (B) negotiate, enter into and deliver definitive agreements with respect to the Financing (the “Financing Agreements”) reflecting the terms contained in the Commitment Letter (or, to the extent not included in the Commitment Letter, with other terms agreed by Parent and the Financing Parties, provided that, any changes to terms contained in the Commitment Letter shall be subject to the restrictions on amendments of the Commitment Letter set forth below), so that such agreements are in effect through the Closing and (C) enforce their rights under the Commitment Letter and (ii) satisfy on a timely basis all the conditions to the Financing and the Financing Agreements related thereto that are in Parent’s (or the Parent Subsidiaries’) control. In the event that all conditions set forth in Section 8.01 and Section 8.02 have been satisfied or waived or, upon funding of the Financing, shall have been satisfied or waived, Parent shall, and shall cause the Parent Subsidiaries to, use reasonable best efforts to cause the Persons providing the Financing to fund on the Closing Date the Financing, to the extent the proceeds thereof are required to consummate the Merger and the other transactions contemplated hereby (including the payment of the Cash Consideration, any other amounts required to be paid pursuant to Article I, any Indebtedness of the Company (including the Company Credit Agreement) required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger and any premiums and fees incurred in connection therewith, and any other fees and expenses reasonably expected to be incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby). Parent and/or Intermediate Holdco shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts under the Commitment Letter. Each of Parent and Intermediate Holdco acknowledges and agrees that the obtaining of the Financing is not a condition to the Closing and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing, subject to the applicable conditions set forth in Sections 8.01 and 8.02.

(b)    Parent will keep the Company reasonably informed on a timely basis of the status of Parent’s and the Parent Subsidiaries’ efforts to obtain the Financing and to satisfy the conditions thereof, including promptly providing copies of any amendment, modification or replacement of the Commitment Letter (provided, that any fee letter may be redacted to remove the fee amounts, the rates and amounts included in the “market flex” and other economic terms that could not adversely affect the conditionality, enforceability, termination or aggregate principal amount of the Financing) and shall give the Company prompt written notice of any fact, change, event or circumstance that is reasonably likely to have, individually or in the aggregate, a material adverse impact on the Financing necessary for the satisfaction of all of Parent’s and the Parent Subsidiaries’ obligations under this Agreement, including the payment of the Cash Consideration, any other amounts required to be paid pursuant to Article I, any Indebtedness of the Company (including the Company Credit Agreement) required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger and any premiums and fees incurred in connection therewith, and any other fees and expenses reasonably expected to be incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby, including, promptly after obtaining Knowledge thereof, providing the Company written notice of any (A) breach or default by a Financing Party, or any party to any definitive document related to the Financing, of the Commitment Letter or any definitive document related to the Financing, (B) actual or threatened withdrawal, repudiation or termination in writing of the Commitment Letter by the Financing Parties or (C) material dispute or disagreement between or among any parties to the Commitment Letter or any definitive document related to the Financing, on the one hand, and Parent or Intermediate Holdco, on the other hand, in each case with respect to the obligations to fund the Financing or the amount of the Financing to be funded at Closing; provided, that neither Parent nor any of its Affiliates shall be under any obligation to disclose any information that is subject to attorney-client or similar privilege to the extent such privilege is asserted in good faith or otherwise would violate or contravene any Law or any obligation of confidentiality so long as Parent or its Affiliates shall have used commercially reasonable efforts to disclose such information in a way that would not waive such privilege or violate such Law or obligation of confidentiality. Parent and Intermediate Holdco may not amend, modify, replace, terminate, assign or agree to any waiver under the Commitment Letter without the prior written approval of the Company, to the extent such amendment, replacement, modification, assignment, termination or waiver to be made to, or consent to any waiver of, any provision of or remedy under the Commitment Letter would (i) reduce the aggregate cash amounts of the Financing (including by increasing the amount of fees to be paid or the original issue discount) unless the aggregate amount of the Financing following such reduction, together with cash on hand and other financial resources of Parent on the Closing Date, is sufficient to consummate the Merger and the other transactions contemplated hereby, including the payment of the Cash Consideration, any other amounts required to be paid pursuant to Article I, any Indebtedness of the Company (including the Company Credit Agreement) required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger and any premiums and fees incurred in connection therewith, and any other fees and expenses reasonably expected to be incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby (it being understood that any such reduction in such amounts in accordance with the terms of the Commitment Letter shall be permitted), (ii) impose new or additional conditions to the Financing or otherwise expand, amend, modify or waive any of the conditions to the Financing or (iii) otherwise expand, amend, modify or waive any provision of the Commitment Letter, in a manner that in any such case would reasonably be expected to (A) materially delay or make less likely the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date, (B) materially adversely impact the ability of Parent or Intermediate Holdco to enforce its rights against the Financing Parties, any other parties to the Commitment Letter or the Financing Agreements or (C) materially adversely affect the ability of Parent or any of the Parent Subsidiaries to timely consummate the Merger and the other transactions contemplated hereby; provided, that notwithstanding the foregoing, Parent and Intermediate Holdco may modify, supplement or amend the Commitment Letter to (1) add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date of this Agreement and (2) implement or exercise any “market flex” provisions contained in the Commitment Letter. In the event that new commitment letters and/or fee letters are entered into in accordance with any amendment, replacement, supplement or other modification of the Commitment Letter permitted pursuant to this Section 7.11, such new commitment letters and/or fee letters shall be deemed to be the “Commitment Letter” for all purposes of this Agreement and references to “Financing” herein shall include and mean the financing contemplated by the Commitment Letter as so amended, replaced, supplemented or otherwise modified, as applicable. Parent shall promptly deliver to the Company copies of any termination, amendment, modification, waiver or replacement of the Commitment Letter. If funds with respect to all or any portion of the Financing become unavailable (other than in accordance with the terms of the Commitment Letter), Parent shall, and shall cause the Parent Subsidiaries to, as promptly as practicable following the occurrence of such event (x) notify the Company in writing thereof and (y) use reasonable best efforts to obtain substitute financing, including, as applicable, a commitment to provide such substitute financing (on terms and conditions that are not materially less favorable to Parent and/or Intermediate Holdco, taken as a whole, than the terms and conditions as set forth in Commitment Letter) sufficient, together with cash on hand and other financial resources of Parent on the Closing Date, to enable Parent and the Parent Subsidiaries to consummate the Merger and the other transactions contemplated hereby (including the payment of the Cash Consideration, any other amounts required to be paid pursuant to Article I, any Indebtedness of the Company (including the Company Credit Agreement) required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger and any premiums and fees incurred in connection therewith, and any other fees and expenses reasonably expected to be incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby) in accordance with the terms hereof (the “Substitute Financing”) and, promptly after execution thereof, deliver to the Company correct and complete copies of the new financing documents, including any new commitment letter and any related fee letters (in redacted form removing the fee amounts, the rates and amounts included in the “market flex” and other economic terms that could not adversely affect the conditionality, enforceability, termination or aggregate principal amount of the Substitute Financing), or related definitive financing documents with respect to such Substitute Financing. Notwithstanding the foregoing, no Substitute Financing or related definitive financing documents may expand upon the conditions precedent or contingencies to the funding of the Financing on the Closing Date as set forth in the Commitment Letter in effect on the date hereof or otherwise include terms (including any “market flex” provisions) that would reasonably be expected to make the likelihood that the Substitute Financing would be funded less likely without the Company’s prior written consent. Upon obtaining any commitment for any such Substitute Financing, such financing shall be deemed to be a part of the “Financing” and any commitment for such Substitute Financing shall be deemed to be the “Commitment Letter”, in each case, for all purposes of this Agreement.

(c)    The Company shall, and shall cause the Company Subsidiaries to and shall use its reasonable best efforts to cause its and their respective Representatives to, on a timely basis, upon the reasonable request of Parent or any of the Parent Subsidiaries, provide customary cooperation in connection with the Financing or any other debt, equity, equity-linked or other financing of Parent or any of the Parent Subsidiaries in connection with the Merger and the other transactions contemplated hereby, including the following:

(i)    furnishing, or causing to be furnished, to Parent, any of the Parent Subsidiaries and the Financing Parties and their respective agents (A) the financial information regarding the Company and the Company Subsidiaries (and any other Subsidiaries of the Company formed or acquired after the date of this Agreement)

required to be delivered under condition 5 of Exhibit C attached to the Commitment Letter and (B) other information with respect to the Company and the Company Subsidiaries (and any other Subsidiaries of the Company formed or acquired after the date of this Agreement) as may be reasonably requested by Parent, any of the Parent Subsidiaries or the Financing Parties and of the type customarily prepared and delivered to prepare customary offering memoranda, private placement memoranda (including under Rule 144A under the Securities Act), registration statements and prospectuses under the Securities Act and other materials in connection with an offer or sale of securities in connection with such Financing (other than any pro forma financial statements, which shall be the responsibility of Parent);

(ii)    using reasonable best efforts to obtain and deliver the consent of the independent accountants of the Company and the Company Subsidiaries to use their audit reports with respect to the financial statements furnished pursuant to Section 7.11(c)(i) in any registration statement of Parent or any of the Parent Subsidiaries filed with the SEC relating to such financing or otherwise in connection with any such financing consisting of an offering of securities;

(iii)    using reasonable best efforts to cause the Company’s and the Company Subsidiaries’ independent accountants to (A) participate in a manner consistent with their customary practice in drafting sessions and accounting due diligence sessions in connection with such financing and (B) provide customary comfort letters (including “negative assurance” comfort) with respect to financial information related to the Company and the Company Subsidiaries, to the extent such comfort letters are required to be delivered to the applicable underwriters, initial purchasers or placement agents in connection with any issuance of securities in a capital markets transaction comprising part of such financing;

(iv)    using reasonable best efforts to assist Parent or any of the Parent Subsidiaries in (including by providing information limited to the Company and the Company Subsidiaries required in connection with) its preparation of rating agency presentations, road show materials, bank information memoranda, projections, prospectuses, bank syndication materials, credit agreements, offering memoranda, private placement memoranda, definitive financing documents (including customary certificates, affidavits and title insurance related assistance) and similar or related documents to be prepared by Parent or the Parent Subsidiaries in connection with such financings, and which may incorporate by reference periodic and current reports filed by the Company with the SEC, in each case upon the reasonable request of Parent or any of the Parent Subsidiaries and as necessary or customary to consummate the Financing;

(v)    using reasonable best efforts to cooperate with customary marketing efforts of Parent or any of the Parent Subsidiaries, including using reasonable best efforts to cause its management team, with appropriate seniority and expertise, to assist in preparation for and to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions, and sessions with rating agencies, in each case, upon reasonable notice and at mutually agreeable dates and times and using reasonable efforts to ensure that any syndication efforts benefit from any existing lending and investment banking relationships;

(vi)    causing the taking of corporate actions (subject to the occurrence of the Closing Date) reasonably necessary to permit the completion of the Financing by persons that shall remain or will become officers or directors of the Surviving Corporation or any of the Subsidiaries of the Surviving Corporation as of the Effective Time;

(vii)    delivering to Parent, no later than three (3) Business Days prior to the Closing Date, (A) any materials and documentation about the Company and the Company Subsidiaries required under applicable “know your customer” and anti-money laundering Laws (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001), and (B) and certifications regarding beneficial ownership required by 31 C.F.R. § 1010.230, in each case, to the extent requested by any Financing Parties no less than ten (10) Business Days prior to the Closing Date;

(viii)    cooperating with respect to the provision of guarantees, including by executing and delivering definitive documents related thereto, to take effect following the Closing in connection with such financing;

(ix)    providing customary authorization letters to Parent’s or any of the Parent Subsidiaries’ Financing Parties, authorizing the distribution of information to prospective lenders or investors and containing a representation that the public side versions of such documents, if any, do not include material non-public information about the Company or the Company Subsidiaries (only to the extent such authorization letters contain customary disclaimers for the Company, its Affiliates and their respective Representatives with respect to responsibility for the use or misuse of the contents thereof); and

(x)    providing reasonable assistance in the preparation of pro forma information, risk factor disclosure and other disclosures required to consummate the Financing, in each case upon the reasonable request of Parent or any of the Parent Subsidiaries and as necessary or customary to consummate the Financing.

(d)    All non-public information regarding the Company or the Company Subsidiaries obtained by Parent or its Representatives, in each case pursuant to Section 7.11(c) or Section 7.12, shall be kept confidential in accordance with the Confidentiality Agreement; provided that such information may be disclosed (i) to prospective lenders, underwriters, initial purchasers, placement agents, dealer managers, solicitation agents, information agents and depositary or other agents during syndication and marketing of the financing that enter into confidentiality arrangements customary for financing transactions of the same type as such financing (including customary “click-through” confidentiality undertakings) and (ii) on a confidential basis to rating agencies. The Company hereby consents to the reasonable use of the Company’s and the Company Subsidiaries’ trademarks, service marks and logos solely in connection with the financing for the Merger and the other transactions contemplated hereby; provided that such trademarks, service marks and logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Affiliates or the reputation or goodwill of the Company or the Company Subsidiaries.

(e)    In connection with Section 7.11(c) and Section 7.12, (w) neither the Company nor any of the Company Subsidiaries shall be required to pay any commitment or other similar fee or incur any liability or expenses in connection with any financing to be obtained by Parent or the Parent Subsidiaries in connection with the transactions contemplated hereby, except such expenses for which Parent or one of the Parent Subsidiaries is obligated to reimburse the Company or, if reasonably requested by the Company, for which funds that are actually necessary to pay such expenses are provided in advance by Parent or one of the Parent Subsidiaries to the Company, (x) neither the Company nor any of the Company Subsidiaries or any of their respective directors or officers shall be obligated to execute any agreement, certificate, document or instrument with respect to such financing (except as explicitly provided in Section 7.12) that would be effective prior to the Closing (other than customary authorization letters), (y) any required cooperation shall not unreasonably interfere with the ongoing operations of the Company or the Company Subsidiaries and (z) neither the Company nor any of the Company Subsidiaries or any of their respective Representatives shall be required to take or cause to be taken any action pursuant to Section 7.11(c) or Section 7.12 that (1) would cause any representation or warranty in this Agreement to be breached by the Company or any of the Company Subsidiaries or cause any condition in Article VIII to not be satisfied; (2) would conflict with (A) the Organizational Documents of the Company or the Company Subsidiaries or any material Laws or material Contracts of the Company or the Company Subsidiaries or (B) obligations of confidentiality from a third party (not created in contemplation hereof) binding on the Company or the Company Subsidiaries (provided that in the event that the Company or the Company Subsidiaries do not provide information in reliance on the exclusion in this clause (B), the Company and the Company Subsidiaries shall provide notice to Parent promptly that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality)); (3) would require providing access to or disclosing information that would jeopardize any attorney-client privilege of the Company or any of the Company Subsidiaries (provided that the Company shall use reasonable best efforts to allow for such access to the maximum extent that does not result in a waiver of attorney-client privilege); (4) would require its legal counsel to provide any legal opinions; (5) would require the Company or the Company Subsidiaries to prepare any projections; or (6) would require the adoption of resolutions or execution of consents to approve or authorize such financing effective prior to the Closing Date. The Company, the Company Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and the Parent Subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with such financing to the fullest extent permitted by Law and with appropriate contribution to the extent such indemnification is not available, other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of the gross negligence, bad faith or willful misconduct of the Company, the Company Subsidiaries or their respective Representatives, or such Person’s material breach of this Agreement, or with respect to any material misstatement or omission in information provided in writing hereunder by any of the Company, the Company Subsidiaries or their Representatives for use in connection herewith or with the financing. Parent shall promptly, upon written request by the Company, reimburse the Company or any of the Company Subsidiaries for all reasonable and documented out-of-pocket costs or expenses actually incurred by each such Person in connection with the cooperation provided under this Section 7.11 and Section 7.12, or such financing, whether or not the Merger is consummated or this Agreement is terminated. Notwithstanding anything to the contrary herein, a breach of Section 7.11(c) or Section 7.12 shall not be deemed to cause the condition in Section 8.02(b) to fail to be satisfied unless such breach was the primary cause of Parent failing to obtain the Financing.

SECTION 7.12. Certain Indebtedness; Convertible Notes.

(a)    The Company shall, and shall cause the Company Subsidiaries to, deliver all notices and take all other actions required to facilitate (i) the termination of commitments in respect of the Company Credit Agreement and the repayment in full of all obligations in respect of any Indebtedness incurred under the Company Credit Agreement, and (ii) to the extent requested in writing by Parent and reasonably necessary to consummate the Financing or any Substitute Financing, the termination, repayment, redemption or defeasance of any other Indebtedness for borrowed money incurred by any of the Company and the Company Subsidiaries after the date of this Agreement and the repayment in full of all obligations in respect of such Indebtedness (it being understood that the Company shall promptly and in any event no later than ten (10) days prior to the Closing Date notify Parent of the amount of any such Indebtedness incurred or to be incurred and expected to be outstanding on the Closing Date), and the release of any Liens securing any such Indebtedness described in the foregoing clauses (i) and (ii) and guarantees in connection therewith on the Closing Date. In furtherance and not in limitation of the foregoing, the Company and the Company Subsidiaries shall use reasonable best efforts to deliver to Parent (i) (A) at least two (2) Business Days prior to the Closing Date, a draft payoff letter and (B) on the Closing Date, an executed payoff letter, with respect to the Company Credit Agreement (the “Company Payoff Letter”) in form and substance customary for transactions of this type, from the agent thereunder on behalf of the Persons to whom such Indebtedness is owed, which Company Payoff Letter together with any related release documentation shall, among other things, include the payoff amount and provide that Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Company and the Company Subsidiaries securing the Company Credit Agreement and any other obligations secured thereby, shall, upon the payment of the amount set forth in the Company Payoff Letter at or prior to the Closing, be released and terminated.

(b)    The Company and the Company Subsidiaries shall use their reasonable best efforts to comply with all of their respective obligations under the Convertible Notes Indenture, including delivering any notices and entering into any agreements, instruments, supplemental indentures and undertakings as required pursuant to the Convertible Notes Indenture, and shall not amend, supplement or modify any of the terms of the Convertible Notes Indenture without the prior written consent of Parent.

SECTION 7.13. Takeover Laws. Each party to this Agreement shall take all reasonable action necessary to ensure that no Takeover Law is or becomes applicable to this Agreement or any of the transactions contemplated hereby. If any Takeover Law becomes applicable to this Agreement or any of the transactions contemplated hereby, each party to this Agreement shall take all reasonable action necessary to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such Takeover Law on the Merger and the other transactions contemplated hereby.

SECTION 7.14. Dividend Coordination. The Company and Parent shall coordinate with each other to designate the same record and payment dates for Parent’s and the Company’s respective quarterly dividends declared in any calendar quarter in which the Closing Date might reasonably be expected to occur (it being the intention of the parties to ensure that holders of Company Common Stock and Parent Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter ended prior to the Closing with respect to each share of Company Common Stock and Parent Common Stock, respectively).

SECTION 7.15. A&R Management Agreement. From the date of this Agreement until the Effective Time or earlier termination of this Agreement in accordance with its terms, Parent shall not amend, restate or otherwise modify, or offer or commit to amend, restate or otherwise modify, the A&R Management Agreement without the prior written consent of the Company.

ARTICLE VIII

Conditions Precedent

SECTION 8.01. Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the Company, Parent, Intermediate Holdco and Merger Sub, to effect the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:

(a)    Company Stockholder Approval. The Company shall have obtained the Required Company Vote.

(b)    Parent Stockholder Approval. Parent shall have obtained the Required Parent Vote.

(c)    Legal Prohibition. (i) No Law shall have been adopted or promulgated, or shall be in effect, and no temporary, preliminary or permanent injunction or order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, in each case having the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger (any of the foregoing, a “Legal Restraint”); and (ii) no Governmental Entity set forth on Section 8.01(c) of the Company Disclosure Letter shall have instituted any action or proceeding pursuant to a Regulatory Law (which remains pending at what would otherwise be the Closing Date) before any U.S. court or other Governmental Entity of competent jurisdiction seeking to temporarily or permanently enjoin, restrain or otherwise prohibit consummation of the Merger or impose a Legal Restraint.

(d)    Governmental Approvals. The waiting period (and any extension thereof) applicable to the Merger and the other transactions contemplated pursuant to this Agreement under the HSR Act shall have been terminated or shall have expired, and the approvals or consents of the Governmental Entities set forth on Section 8.01(d) of the Company Disclosure Letter shall have been received and shall be in full force and effect.

(e)    NYSE Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

(f)    Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

SECTION 8.02. Additional Conditions to Obligations of Parent, Intermediate Holdco and Merger Sub. The obligations of Parent, Intermediate Holdco and Merger Sub to effect the Merger are subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following additional conditions:

(a)    Representations and Warranties. (i) The representations and warranties of the Company in Section 3.01 (other than clause (c) in the first sentence of Section 3.01), Section 3.02, Section 3.03(b), Section 3.03(c), Section 3.19, Section 3.23 and Section 3.24 shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representations and warranties of the Company contained in Section 3.03(a) shall be true and correct in all respects (except for such inaccuracies as are de minimis in the aggregate), both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (iii) the representations and warranties of the Company contained in Section 3.10(a) shall be true and correct in all respects both when made and at and as of the Closing Date, and (iv) all other representations and warranties of the Company set forth in this Agreement shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate of an executive officer of the Company to such effect, dated as of the Closing Date.

(b)    Performance of Obligations of the Company. The Company shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time. Parent shall have received a certificate of an executive officer of the Company to such effect, dated as of the Closing Date.

SECTION 8.03. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following additional conditions:

(a)    Representations and Warranties. (i) The representations and warranties of Parent, Intermediate Holdco and Merger Sub in Section 4.01 (other than clause (c) in the first sentence of Section 4.01), Section 4.02, Section 4.03(b), Section 4.03(c), Section 4.19, Section 4.25 and Section 4.26 shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representations and warranties of Parent contained in Section 4.03(a) shall be true and correct in all respects (except for such inaccuracies as are de minimis in the aggregate), both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (iii) the representations and warranties of Parent, Intermediate Holdco and Merger Sub contained in Section 4.10(a) shall be true and correct in all respects both when made and at and as of the Closing Date, and (iv) all other representations and warranties of Parent, Intermediate Holdco and Merger Sub set forth in this Agreement shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate of an executive officer of Parent to such effect, dated as of the Closing Date.

(b)    Performance of Obligations of Parent. Parent shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time. The Company shall have received a certificate of an executive officer of Parent to such effect, dated as of the Closing Date.

(c)    A&R Management Agreement. The A&R Management Agreement shall not have been amended, restated or otherwise modified after the execution of this Agreement and shall remain in full force and effect in accordance with its terms.

ARTICLE IX

Termination

SECTION 9.01. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (except as provided below, whether before or after the Required Company Vote or the Required Parent Vote have been obtained) as follows (provided that in the case of any termination by Parent, such termination may be effected only upon the recommendation of, or otherwise at the direction or with the approval of, the Transaction Committee):

(a)    By mutual written consent of Parent and the Company;

(b)    By either the Company or Parent if the Effective Time shall not have occurred on or before February 5, 2020 (the “Termination Date”); provided that if on the Termination Date, any of the conditions set forth in Section 8.01(c)(i) (but only to the extent that the applicable Legal Restraint relates to a Regulatory Law), Section 8.01(c)(ii) or Section 8.01(d) shall not be satisfied but all other conditions to the Closing either have been satisfied or waived, or would have been capable of being satisfied if the Closing were to occur on such date, then the Termination Date shall automatically be extended without further action by the parties to May 5,

2020 (which date shall thereafter be deemed to be the “Termination Date” for all purposes hereunder); provided, further, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose material breach of any obligation under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date;

(c)    By either the Company or Parent if any Legal Restraint permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger shall be in effect and shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 9.01(c) shall not be available to any party whose material breach of any obligation under this Agreement has been the primary cause of the imposition of such Legal Restraint or the failure of such Legal Restraint to be resisted, resolved or lifted;

(d)    By either the Company or Parent if (i) the Required Company Vote shall not have been obtained at the Company Stockholders Meeting (as such meeting may have been adjourned or postponed in accordance with this Agreement), or (ii) the Required Parent Vote shall not have been obtained at the Parent Stockholders Meeting (as such meeting may have been adjourned or postponed in accordance with this Agreement);

(e)    By the Company, prior to receipt of the Required Parent Vote, if there shall have been a Parent Change in Recommendation, whether or not permitted by Section 7.05;

(f)    By Parent, prior to receipt of the Required Company Vote, if there shall have been a Company Change in Recommendation, whether or not permitted by Section 7.04;

(g)    By the Company, prior to receipt of the Required Company Vote and if permitted by Section 7.04(c), in order to enter into a Company Alternative Acquisition Agreement with respect to a Company Superior Proposal, subject to the prior or concurrent payment of the Company Termination Fee to Parent;

(h)    By Parent, prior to receipt of the Required Parent Vote and if permitted by Section 7.05(c), in order to enter into a Parent Alternative Acquisition Agreement with respect to a Parent Superior Proposal, subject to the prior or concurrent payment of the Parent Termination Fee to the Company;

(i)    By the Company if Parent, Intermediate Holdco or Merger Sub shall have breached or failed to perform any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent, Intermediate Holdco or Merger Sub shall have become untrue, in either case such that any condition set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) if such breach is reasonably capable of being cured prior to the Termination Date, such breach shall not have been cured prior to the earlier of (A) 30 days following written notice of such breach from the Company to Parent and (B) the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case so as to result in the failure of any condition set forth in Section 8.03(a) or Section 8.03(b); or

(j)    By Parent if the Company shall have breached or failed to perform any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that any condition set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) if such breach is reasonably capable of being cured prior to the Termination Date, such breach shall not have been cured prior to the earlier of (A) 30 days following written notice of such breach from Parent to the Company and (B) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(j) if Parent, Intermediate Holdco or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or if any representation or warranty of Parent, Intermediate Holdco or Merger Sub shall have become untrue, in either case so as to result in the failure of any condition set forth in Section 8.02(a) or Section 8.02(b).

The party seeking to terminate this Agreement pursuant to this Section 9.01 shall give written notice of such termination to the other parties in accordance with Section 10.07, specifying the provision of this Agreement pursuant to which such termination is effected and the basis for such termination, described in reasonable detail.

SECTION 9.02. Effect of Termination.

(a)    In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall terminate and there shall be no liability or obligation on the part of any party to the other (except that the Confidentiality Agreement, this Section 9.02, Section 7.11(e) and Article X shall survive any such termination); provided that, except as set forth in the following sentence, termination of this Agreement shall not relieve any party from any liability or damages, incurred or suffered by a party to the extent such liability or damages were the result of or arise out of fraud or any Intentional Breach of any covenant or agreement in this Agreement occurring prior to such termination (in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity). Each party agrees that notwithstanding anything in this Agreement to the contrary, in the event that any Company Termination Fee or Parent Termination Fee becomes due and payable to a party in accordance with this Agreement, the payment of such fee (and any applicable payments required to be made pursuant to Section 9.02(j)) shall be the sole and exclusive remedy of such party, its Subsidiaries, stockholders, Affiliates, officers, directors, employees and Representatives against the other party or any of its Representatives or Affiliates (or, with respect to Parent, Intermediate Holdco and Merger Sub, any Financing Party) for, (i) any loss, liability or damages suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (ii) the termination of this Agreement, (iii) any liabilities or obligations arising under this Agreement, or (iv) any claims or actions or other losses arising out of or relating to this Agreement or any breach, termination or failure of or under this Agreement.

(b)    If Parent shall terminate this Agreement pursuant to Section 9.01(f) (Company Change in Recommendation), or if this Agreement is terminated pursuant to Section

9.01(d)(i) (Required Company Vote) and at the time of such termination Parent shall have had the right to terminate this Agreement pursuant to Section 9.01(f) (Company Change in Recommendation), then the Company shall pay to Parent, not later than two (2) Business Days following such termination, an amount in cash equal to $45,000,000 (the “Company Termination Fee”).

(c)    If (i) the Company or Parent shall terminate this Agreement pursuant to Section 9.01(b) (Termination Date) or Section 9.01(d)(i) (Required Company Vote) or Parent shall terminate this Agreement pursuant to Section 9.01(j) (Company Breach) in respect of a breach by the Company of Section 7.04 (No Solicitation by the Company) or Section 7.01 (Preparation of Joint Proxy Statement/Prospectus and Registration Statement; Stockholder Meetings), (ii) after the date of this Agreement, a Company Acquisition Proposal shall have been publicly disclosed or announced or shall have become publicly known, (A) prior to the Termination Date (in the case of a termination pursuant to Section 9.01(b) (Termination Date)), (B) at or prior to the time of the Company Stockholders Meeting (in the case of a termination pursuant to Section 9.01(d)(i) (Required Company Vote)) or (C) prior to such termination (in the case of a termination pursuant to Section 9.01(j) (Company Breach) in respect of a breach by the Company of Section 7.04 (No Solicitation by the Company) or Section 7.01 (Preparation of Joint Proxy Statement/Prospectus and Registration Statement; Stockholder Meetings)) and (iii) (A) within 12 months following such termination (x) the Company or any of the Company Subsidiaries enters into a definitive agreement with respect to a Company Acquisition Proposal and such Company Acquisition Proposal is subsequently consummated (even if after such 12-month period) or (y) any Company Acquisition Proposal is consummated or (B) within 12 months following such termination, any Person commences a tender offer or exchange offer in respect of a Company Acquisition Proposal that is thereafter consummated, then the Company shall pay to Parent, upon the earlier of the execution of the definitive agreement or consummation of the transaction, the Company Termination Fee.

(d)    If the Company shall terminate this Agreement pursuant to Section 9.01(e) (Parent Change in Recommendation), or if this Agreement is terminated pursuant to Section 9.01(d)(ii) (Required Parent Vote) and at the time of such termination the Company shall have had the right to terminate this Agreement pursuant to Section 9.01(e) (Parent Change in Recommendation), then Parent shall pay to the Company, not later than two (2) Business Days following such termination, an amount in cash equal to $28,000,000 (the “Parent Termination Fee”).

(e)    If (i) the Company or Parent shall terminate this Agreement pursuant to Section 9.01(b) (Termination Date) or Section 9.01(d)(ii) (Required Parent Vote) or the Company shall terminate this Agreement pursuant to Section 9.01(i) (Parent Breach) in respect of a breach by Parent of Section 7.05 (No Solicitation by Parent) or Section 7.01 (Preparation of Joint Proxy Statement/Prospectus and Registration Statement; Stockholder Meetings), (ii) after the date of this Agreement, a Parent Acquisition Proposal shall have been publicly disclosed or announced or shall have become publicly known, (A) prior to the Termination Date (in the case of a termination pursuant to Section 9.01(b) (Termination Date)), (B) at or prior to the time of the Parent Stockholders Meeting (in the case of a termination pursuant to Section 9.01(d)(ii) (Required Parent Vote)) or (C) prior to such termination (in the case of a termination pursuant to Section 9.01(i) (Parent Breach) in respect of a breach by Parent of Section 7.05 (No Solicitation by Parent) or Section 7.01 (Preparation of Joint Proxy Statement/Prospectus and Registration Statement; Stockholder Meetings)) and (iii) (A) within 12 months following such termination (x) Parent or any of the Parent Subsidiaries enters into a definitive agreement with respect to a Parent Acquisition Proposal and such Parent Acquisition Proposal is subsequently consummated (even if after such 12-month period) or (y) any Parent Acquisition Proposal is consummated or (B) within 12 months following such termination, any Person commences a tender offer or exchange offer in respect of a Parent Acquisition Proposal that is thereafter consummated, then Parent shall pay to the Company, upon the earlier of the execution of the definitive agreement or consummation of the transaction, the Parent Termination Fee.

(f)    If the Company shall terminate this Agreement pursuant to Section 9.01(g) (Company Alternative Acquisition Agreement), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee prior to or contemporaneously with, and as a condition to the effectiveness of, such termination.

(g)    If Parent shall terminate this Agreement pursuant to Section 9.01(h) (Parent Alternative Acquisition Agreement), then Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee prior to or contemporaneously with, and as a condition to the effectiveness of, such termination.

(h)    All payments under this Section 9.02 by (i) the Company shall be made by wire transfer of cash immediately available funds to an account designated in writing by Parent, and (ii) Parent shall be made by wire transfer of cash immediately available funds to an account designated in writing by the Company.

(i)    For purposes of Section 9.02(c) and Section 9.02(e), the term “Company Acquisition Proposal” shall have the meaning assigned to such term in Section 7.04(a), except that all references to “more than 20%” in the definition of “Company Acquisition Proposal” shall be deemed to be a reference to “more than 50%”, and the term “Parent Acquisition Proposal” shall have the meaning assigned to such term in Section 7.05(a), except that all references to “more than 20%” in the definition of “Parent Acquisition Proposal” shall be deemed to be a reference to “more than 50%”.

(j)    The Company acknowledges that the agreements contained in this Section 9.02 are an integral part of the transactions contemplated hereby and are not a penalty, and that, without these agreements, Parent, Intermediate Holdco and Merger Sub would not enter into this Agreement. If the Company fails to timely pay any amounts due pursuant to this Section 9.02, the Company will also pay Parent’s reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment of such overdue amount, together with interest on the unpaid amount under this Section 9.02, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime rate quoted by The Wall Street Journal in effect on the date such payment was required to be made. For the avoidance of doubt, in no event shall the Company be required to pay or cause to be paid the Company Termination Fee more than once. Each of the parties hereto acknowledges that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.

(k)    Parent acknowledges that the agreements contained in this Section 9.02 are an integral part of the transactions contemplated hereby and are not a penalty, and that, without these agreements, the Company would not enter into this Agreement. If Parent fails to pay promptly the amounts due pursuant to this Section 9.02, Parent will also pay the Company’s reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment of such overdue amount, together with interest on the unpaid amount under this Section 9.02, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime rate quoted by The Wall Street Journal in effect on the date such payment was required to be made. For the avoidance of doubt, in no event shall Parent be required to pay or cause to be paid the Parent Termination Fee more than once. Each of the parties hereto acknowledges that the Parent Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.

SECTION 9.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided that (1) after any such approval, no amendment shall be made which by Law requires further approval by such stockholders, without approval by such holders and (2) in the case of Parent, any such amendment may be effected only upon the recommendation of, or otherwise at the direction or with the approval of, the Transaction Committee. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 9.04. Waiver. To the extent permitted by applicable Law, the parties may (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any certificate delivered pursuant hereto, (c) waive compliance with any of the agreements of the other parties contained herein or (d) waive any of the conditions to the parties’ obligations to consummate the Merger; provided that (1) after the approval of the matters presented in connection with the Merger by the stockholders of the Company, no such extension or waiver shall be made which by Law requires further approval by such stockholders, without approval by such holders, and (2) in the case of any such extension or waiver by Parent, such extension or waiver may be effected only upon the recommendation of, or otherwise at the direction or with the approval of, the Transaction Committee. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

ARTICLE X

Miscellaneous

SECTION 10.01. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms contemplate performance in whole or in part after the Effective Time.

SECTION 10.02. Disclosure Letters. The inclusion of any information in the Disclosure Letters accompanying this Agreement will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such Disclosure Letters, that such information or any similar information is required to be listed in such Disclosure Letter or that such information or any similar information is material to any party or the conduct of the business of any party. Disclosure in any section of a Disclosure Letter shall be deemed to be disclosed with respect to the section of this Agreement to which it corresponds in number, as well as any other section of this Agreement to the extent that it is reasonably apparent from the content and context of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto.

SECTION 10.03. Successors and Assigns. No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that Parent, Intermediate Holdco and Merger Sub may assign their rights under this Agreement as collateral security for the Financing. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

SECTION 10.04. Governing Law; Jurisdiction; Specific Performance.

(a)    This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party(ies) hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, any state or federal court within the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts set forth in this paragraph and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of Parent, Intermediate Holdco, Merger Sub and the Company agrees that a final judgment issued by the above named courts in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 10.07; provided, that nothing herein shall affect the right of any party to serve legal process in any other matter permitted by Law.

(b)    EACH PARTY HEREBY ON BEHALF OF ITSELF AND ITS SUBSIDIARIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.04(b).

(c)    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed, or were threatened not to be performed, in accordance with their specific terms or were otherwise breached and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative, except, in each case, as may be limited by Section 9.02). Any requirements for the securing or posting of any bond in connection with or as a condition to obtaining any such remedy are waived. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any person at law or in equity.

SECTION 10.05. Expenses. All fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, except (a) Parent and the Company shall each bear and pay one-half of the expenses incurred in connection with (i) the filing, printing and mailing of the Registration Statement and Joint Proxy Statement/Prospectus and (ii) filing fees related to the Merger and this Agreement under the HSR Act, (b) as provided in Section 7.11, and Section 7.12 and (c) as provided in Section 9.02.

SECTION 10.06. Severability; Construction.

(a)    In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, all of the other provisions of this Agreement shall remain in full force and effect, with no effect on the validity or enforceability of such other provisions. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(b)    The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

SECTION 10.07. Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party to the other parties to this Agreement shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service to the party for whom it is intended or (c) sent by e-mail to the party for whom it is intended, provided that the transmission of the e-mail is promptly confirmed by non-automated reply, in each case at the address of such party listed below:

If to the Company:

Gannett Co., Inc.

7950 Jones Branch Drive

McLean, VA 22107

E-mail: bwall@gannett.com

Attention:    Barbara W. Wall,

                     Interim Chief Operating Officer and Chief Legal Officer

Copy to (such copy not to constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

E-mail:     katherine.ashley@skadden.com

                 kenton.king@skadden.com

Attention:     Katherine D. Ashley, Esq.

                      Kenton J. King, Esq.

If to Parent, Intermediate Holdco or Merger Sub:

New Media Investment Group Inc.

1345 Avenue of the Americas, 45th Fl

New York, NY 10105

E-mail: mreed@fortress.com

Attn:     Michael E. Reed

             Chief Executive Officer

Copy to (such copy not to constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

E-mail: dzoubek@cravath.com

Attn:     Damien Zoubek, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

222 Delaware Avenue, Suite 800

Wilmington, DE 19801

E-mail: wchandler@wsgr.com

              rgreecher@wsgr.com

Attn:     William B. Chandler III, Esq.

              Ryan Greecher, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

E-mail: mkorman@wsgr.com

             dschnell@wsgr.com

Attn:     Martin W. Korman, Esq.

             Douglas K. Schnell, Esq.

Any party may change its address for the purpose of this Section 10.07 by giving the other party written notice of its new address in the manner set forth above. Any notice, request, instruction or other communication or document given as provided above shall be deemed given to the receiving party (x) upon actual receipt, if delivered personally, (y) on the second (2nd) Business Day after deposit with an overnight courier, if sent by an overnight courier, or (z) upon confirmation of successful transmission (by non-automated reply) if sent by email. Copies to outside counsel are for convenience only.

SECTION 10.08. Entire Agreement. This Agreement, the Confidentiality Agreement, which, for the avoidance of doubt, shall survive the Closing or any termination of this Agreement, and the exhibits and schedules hereto contain the entire understanding among the parties hereto with respect to the matters contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such matters.

SECTION 10.09. Parties in Interest; Financing Parties.

(a)    Except for (i) the rights to indemnification contemplated by Section 7.11(e) and (ii) following the Effective Time, the rights to continued indemnification and insurance pursuant to Section 6.03 (of which in each case the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries), nothing in this Agreement is intended to confer, or does confer, any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns.

(b)    Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself, the Company Subsidiaries and each of its controlled Affiliates hereby: (a) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement, the Financing or any of the agreements (including the Commitment Letter) entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the Commitment Letter or other applicable definitive document relating to the Financing, (c) agrees not to bring or support or permit any of its Affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to, this Agreement, the Financing, the Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, (d) agrees that service of process upon the Company, the Company Subsidiaries or its controlled Affiliates in any such Proceeding shall be effective if notice is given in accordance with Section 10.07, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against the Financing Parties in any way arising out of or relating to, this Agreement, the Financing, the Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Financing Parties will have any liability to the Company or any of the Company Subsidiaries or any of their respective Affiliates or Representatives (in each case, other than Parent, Intermediate Holdco or their respective Subsidiaries) relating to or arising out of this Agreement, the Financing, the Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise and (h) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, the provisions in Section 9.02(a), Section 10.03 and this Section 10.09(b), and that such provisions, as well as the definition of “Financing Parties,” shall not be amended in any way adverse to the Financing Parties without the prior written consent of the Financing Entities of the Financing Parties.

SECTION 10.10. Section and Paragraph Headings; Interpretation. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. A reference in this Agreement to “$” or “dollars” is to U.S. dollars. For purposes of determining the U.S. dollar equivalent of any amounts in a foreign currency, the parties shall use the applicable foreign exchange rate as published by The Wall Street Journal on the date of this Agreement. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words imparting the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation”. The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. The term “made available” and words of similar import refer to documents which were delivered in person or electronically to the other party or its Representatives or posted to one of the data sites maintained by the disclosing party or its Representatives in connection with the transactions contemplated hereby (provided that, in the case of delivery via such data site, the other party had access to such documents in such data site and such documents were not removed from such data site prior to the execution hereof) prior to the execution of this Agreement. Any reference to a Law shall include any rules and regulations promulgated thereunder, and shall mean such Law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof. Each reference to a “wholly owned Subsidiary” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee). The phrase “the transactions contemplated hereby” or “the transactions contemplated hereby” shall, for the purposes of any representation, warranty or covenant of the Company contained in this Agreement and the definition of “Company Material Adverse Effect,” exclude any of the transactions contemplated by Section 7.11 and Section 7.12.

SECTION 10.11. Counterparts. This Agreement may be executed in counterparts (including by facsimile, “.pdf” files or other electronic transmission), each of which shall be deemed an original, but all of which when taken together shall constitute the same instrument.

SECTION 10.12. Definitions. As used in this Agreement:

“Adjusted Phantom Share Units” shall have the meaning set forth in Section 1.08(e).

“Adjusted PSU” shall have the meaning set forth in Section 1.08(c).

“Adjusted RSU” shall have the meaning set forth in Section 1.08(b)(i).

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble hereto.

“A&R Management Agreement” shall have the meaning set forth in the Recitals hereto.

“Burdensome Condition” shall have the meaning set forth in Section 7.03(c).

“Business Day” shall mean any day other than (a) Saturday or Sunday or (b) any other day on which banks in the City of New York are permitted or required to be closed.

“Cash Consideration” shall have the meaning set forth in Section 1.07(a)(i).

“Certificate” shall have the meaning set forth in Section 1.07(a)(ii).

“Certificate of Merger” shall have the meaning set forth in Section 1.03.

“Closing” shall have the meaning set forth in Section 1.02.

“Closing Date” shall have the meaning set forth in Section 1.02.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commitment Letter” shall have the meaning set forth in Section 4.23(a).

“Committee Recommendation” shall have the meaning set forth in Section 4.02(b).

“Company” shall have the meaning set forth in the Preamble hereto.

“Company Acquisition Proposal” shall have the meaning set forth in Section 7.04(a).

“Company Alternative Acquisition Agreement” shall have the meaning set forth in Section 7.04(c).

“Company Benefit Plans” shall mean each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and all other material employee compensation and benefits plans, policies, programs or arrangements, including any stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change of-control, salary continuation, bonus, incentive, deferred compensation, employee loan, fringe benefit, retirement, pension, post-retirement medical or dental or profit sharing benefit plan, agreement, program, policy, commitment, fund or other arrangement of any kind (whether written or oral, tax qualified or non-tax qualified, funded or unfunded, U.S. or non-U.S., active, frozen or terminated), whether or not subject to ERISA (including any related award agreements and any related funding mechanism now in effect or required in the future), in each case sponsored, maintained, contributed or required to be maintained or contributed to by the Company or the Company Subsidiaries for the benefit of current or former directors, officers or employees of, or consultants to, the Company or the Company Subsidiaries, or under which the Company or any of the Company Subsidiaries has any current or potential liability (but, in each case, other than any of the foregoing that is required to be maintained by a Governmental Entity and any Multiemployer Plan).

“Company Cancelled Shares” shall have the meaning set forth in Section 1.07(a)(iii).

“Company Change in Recommendation” shall have the meaning set forth in Section 7.04(c).

“Company Collective Bargaining Agreement” shall mean any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of the Company Subsidiaries and any labor organization or other authorized employee representative representing current or former employees of the Company or any of the Company Subsidiaries.

“Company Common Stock” shall have the meaning set forth in Section 1.07(a)(i).

“Company Credit Agreement” shall mean the Credit Agreement, dated as of June 29, 2015, among the Company, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and any one or more facilities entered into in replacement thereof prior to the Closing in accordance with this Agreement.

“Company Disclosure Letter” shall mean the disclosure schedule delivered by the Company on the date of this Agreement.

“Company DRIP” means the Company’s dividend reinvestment plan.

“Company Equity Awards” shall mean Company Stock Options, Company Performance Share Unit Awards, Company Restricted Stock Unit Awards, Company Restricted Stock Awards and Company Phantom Share Units.

“Company Excluded Shares” shall have the meaning set forth in Section 1.07(a)(iii).

“Company Information Systems” shall mean the software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment of or otherwise used by the Company or any of the Company Subsidiaries.

“Company Intellectual Property” shall mean all Intellectual Property owned, used or held for use by the Company or any of the Company Subsidiaries.

“Company Intervening Event” shall mean a material event, fact, circumstance, development or occurrence that does not relate to a Company Acquisition Proposal and that was, at the time the Board of Directors of the Company initially resolved to make the Company Recommendation, unknown to or by, and not reasonably foreseeable (including through reasonable investigation) by, the Board of Directors of the Company, which event, fact, circumstance, development or occurrence becomes known to or by the Board of Directors of the Company prior to obtaining the Required Company Vote; provided that in no event shall any of the following events, facts, circumstances, developments or occurrences constitute a Company Intervening Event: (i) changes in the price or trading volume of the Company Common Stock or Parent Common Stock (it being understood that the facts or occurrences giving rise to or contributing to such changes may be taken into account in determining whether there has been a Company Intervening Event) or (ii) the Company or Parent meeting, failing to meet, or exceeding any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such circumstances may be taken into account in determining whether there has been a Company Intervening Event).

“Company Leased Property” shall have the meaning set forth in Section 3.14(a).

“Company Leases” shall have the meaning set forth in Section 3.14(a).

“Company Material Adverse Effect” shall mean any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, results of operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole; provided, however, that Company Material Adverse Effect shall not include the effect of any event, change, circumstance, effect, development or state of facts to the extent it results from or arises out of (i) general economic or political conditions or general securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, (ii) changes or conditions generally affecting the industries, businesses or segments thereof, in which the Company and the Company Subsidiaries operate, (iii) any change in applicable Law, regulation or GAAP (or authoritative interpretation of any of the foregoing), (iv) the execution or announcement of this Agreement, including the impact thereof on the relationships of the Company and the Company Subsidiaries with customers, suppliers, distributors, partners or employees (provided that this clause (iv) will not be deemed to apply to references to Company Material Adverse Effect in any of the representations and warranties set forth in Section 3.06, and, to the extent related to Section 3.06, the condition set forth in Section 8.02(a)), (v) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any acts of war, armed hostilities, sabotage or terrorism, (vi) earthquakes, hurricanes, floods, or other natural disasters, (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or will be, a Company Material Adverse Effect to the extent not otherwise excluded hereunder), (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or will be, a Company Material Adverse Effect to the extent not otherwise excluded hereunder), (ix) any stockholder litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated by this Agreement (or any public disclosure relating to such litigation) or (x) the taking of any action at the written request of Parent, except, in the case of the foregoing clauses (i), (ii), (iii), (v) and (vi), to the extent that such event, change, circumstance, effect, development or state of facts affects the Company and the Company Subsidiaries in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other Persons in the industries, businesses or segments thereof, in which the Company and the Company Subsidiaries operate, in which case only the incremental disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Material Contract” shall have the meaning set forth in Section 3.16(a).

“Company Owned Property” shall have the meaning set forth in Section 3.14(a).

“Company Payoff Letter” shall have the meaning set forth in Section 7.12(a).

“Company Phantom Share Unit” shall have the meaning set forth in Section 1.08(e).

“Company Performance Share Unit Award” shall have the meaning set forth in Section 1.08(c).

“Company Performance Unit” shall have the meaning set forth in Section 6.02(e).

“Company Preferred Stock” shall have the meaning set forth in Section 3.03(a)(i).

“Company Property” shall have the meaning set forth in Section 3.14(a).

“Company Recommendation” shall have the meaning set forth in Section 3.02(b).

“Company Registered Intellectual Property” shall have the meaning set forth in Section 3.13(a).

“Company Restricted Stock Award” shall have the meaning set forth in Section 1.08(d).

“Company Restricted Stock Unit Award” shall have the meaning set forth in Section 1.08(b)(i).

“Company SEC Reports” shall have the meaning set forth in Section 3.07(a).

“Company Stock Option” shall have the meaning set forth in Section 1.08(a).

“Company Stockholders Meeting” shall have the meaning set forth in Section 3.02(b).

“Company Subsidiaries” shall have the meaning set forth in Section 3.04(a).

“Company Subsidiary Securities” shall have the meaning set forth in Section 3.04(b).

“Company Superior Proposal” shall have the meaning set forth in Section 7.04(b).

“Company Termination Fee” shall have the meaning set forth in Section 9.02(b).

“Company Transaction Litigation” shall have the meaning set forth in Section 7.06(a).

“Confidentiality Agreement” shall have the meaning set forth in Section 7.02.

“Continuing Employee” shall have the meaning set forth in Section 6.02(a).

“Contract” shall mean any written or oral contract, agreement, lease, license, understanding or other agreement or commitment (including any amendment or other modification thereto), other than any Company Benefit Plan or any Parent Benefit Plan.

“Convertible Notes” shall mean the 4.75% convertible senior notes of the Company due 2024.

“Convertible Notes Indenture” shall mean the Indenture, dated as of April 9, 2018, between the Company and U.S. Bank National Association, as trustee.

“Designated Representatives” shall have the meaning set forth in Section 6.01(d).

“DGCL” shall have the meaning set forth in the Recitals hereto.

“Disclosure Letters” shall mean the Parent Disclosure Letter and the Company Disclosure Letter, collectively.

“Dissenting Shares” shall have the meaning set forth in Section 1.07(b).

“DOJ” shall have the meaning set forth in Section 7.03(b).

“Effective Time” shall have the meaning set forth in Section 1.03.

“Environmental Laws” shall mean means any Law relating to pollution, the protection or restoration of the environment or natural resources, or the protection of endangered or threatened species or, as it relates to exposure to hazardous or toxic materials, human health and safety.

“Equity Award Exchange Ratio” shall have the meaning set forth in Section 1.08(b)(i).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included any other entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as such other entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” shall have the meaning set forth in Section 3.05.

“Exchange Agent” shall have the meaning set forth in Section 2.01.

“Exchange Fund” shall have the meaning set forth in Section 2.01.

“Exchange Ratio” shall have the meaning set forth in Section 1.07(a)(i).

“FIG LLC” shall have the meaning set forth in the Recitals hereto.

“Financing” shall have the meaning set forth in Section 4.23(a).

“Financing Agreements” shall have the meaning set forth in Section 7.11(a).

“Financing Entities” shall have the meaning set forth in the definition of “Financing Parties”.

“Financing Parties” shall mean the entities that have committed to provide or otherwise entered into agreements in connection with the Financing, or to purchase securities from or place securities or arrange or provide loans for Parent in lieu of the Financing under the Commitment Letter, in connection with the Merger, including the parties to the Commitment Letter and any joinder agreements or credit agreements relating thereto (the “Financing Entities”) and their respective Affiliates and their and their respective Affiliates’ Representatives, stockholders, limited partners or members and their respective successors and assigns; provided that neither Parent nor any Affiliate of Parent shall be a Financing Party.

“Fortress Stockholders” shall have the meaning assigned to it in the Amended and Restated Certificate of Incorporation of Parent in effect as of the date of this Agreement.

“FTC” shall have the meaning set forth in Section 7.03(b).

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Entity” shall mean any national, federal, state, or local, domestic or foreign, governmental, regulatory or administrative authority, or any subdivision, department, bureau, branch, agency, commission, court, tribunal, judicial body or instrumentality thereof.

“Hazardous Material” shall mean any petroleum or petroleum products, radioactive materials or wastes, asbestos, polychlorinated biphenyls, hazardous or toxic substances and any other chemical, material, substance or waste that is regulated due to its deleterious effects, or for which liability is imposed, under any Environmental Law.

“HSR Act” shall have the meaning set forth in Section 3.05.

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (to the extent drawn) (or reimbursement agreements in respect thereof);

(3) representing capital lease obligations; or

(4) representing the deferred and unpaid purchase price of any property or services due more than one year after such property is acquired or such services are completed;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness.

“Indemnified Person” shall have the meaning set forth in Section 6.03(a).

“Intellectual Property” shall mean rights in the following: (i) all registered or common law trademarks, trademark rights, business identifiers, service marks, service mark rights, trade dress, trade names, brand names and all pending applications for and registrations of any of the foregoing; (ii) all registered or common law copyrights and all other rights associated therewith, including the underlying works of authorship and all pending applications for and registrations of any of the foregoing; (iii) all issued and pending Patents and all proprietary rights associated therewith; (iv) all websites, domain names, social media handles and other source identifiers, and any applications of any of the foregoing, including any and all goodwill associated therewith; (v) all inventions, know how, trade secrets, discoveries, improvements, designs, processes and other proprietary or confidential information; and (vi) all computer source codes and object code versions thereof, data, databases, programs and other software (including all machine readable code, documentation and related property and information) and shop and royalty rights, and all other proprietary intellectual property rights recognized under applicable Law.

“Intentional Breach” shall mean, with respect to any agreement or covenant, an action or omission taken or omitted to be taken that the breaching party intentionally takes (or intentionally fails to take) and knows (or reasonably should have known) would, or would reasonably be expected to, cause a breach of such agreement or covenant.

“Intermediate Holdco” shall have the meaning set forth in the Preamble hereto.

“IRS” shall mean the United States Internal Revenue Service.

“Joint Proxy Statement/Prospectus” shall have the meaning set forth in Section 3.08.

“Knowledge” shall mean, (i) with respect to the Company, the actual knowledge of the individuals listed on Section 10.12(a) of the Company Disclosure Letter, or (ii) with respect to Parent, the actual knowledge of the individuals listed on Section 10.12(a) of the Parent Disclosure Letter.

“Law” shall mean any federal, state, local or foreign law, statute, code, constitution, principle of common law, ordinance, rule, regulation, judgment, decree, injunction, ruling, order or other requirement of any Governmental Entity.

“Legal Restraint” shall have the meaning set forth in Section 8.01(c).

“Letter of Transmittal” shall have the meaning set forth in Section 2.02(a).

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, title defect, lien (statutory or other), conditional sale agreement, claim, charge, adverse right, hypothecation, limitation or restriction.

“Merger” shall have the meaning set forth in the Recitals hereto.

“Merger Consideration” shall have the meaning set forth in Section 1.07(a)(i).

“Merger Sub” shall have the meaning set forth in the Preamble hereto.

“Multiemployer Plan” shall have the meaning set forth in Section 3.17(e).

“NYSE” shall mean the New York Stock Exchange.

“Ordinary Course of Business” shall mean, with respect to any Person, the ordinary course of business of such Person.

“Organizational Documents” shall mean (i) with respect to the Company, the certificate of incorporation of the Company and the by-laws of the Company, (ii) with respect to Parent, the certificate of incorporation of Parent and the by-laws of Parent and (iii) with respect to any other Person that is an entity, such Person’s certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, operating agreement, company agreement, partnership agreement or other similar constitutional documents, as applicable.

“Original A&R Management Agreement” shall mean the Amended and Restated Management and Advisory Agreement, dated as of March 6, 2015, by and between Parent and FIG LLC.

“Parent” shall have the meaning set forth in the Preamble hereto.

“Parent Acquisition Proposal” shall have the meaning set forth in Section 7.05(a).

“Parent Alternative Acquisition Agreement” shall have the meaning set forth in Section 7.05(c).

“Parent Benefit Plan” shall mean each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and all other material employee compensation and benefits plans, policies, programs or arrangements, including any stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, salary continuation, bonus, incentive, deferred compensation, employee loan, fringe benefit, retirement, pension, post-retirement medical or dental or profit sharing benefit plan, agreement, program, policy, commitment, fund or other arrangement of any kind (whether written or oral, tax qualified or non-tax qualified, funded or unfunded, U.S. or non-U.S., active, frozen or terminated), whether or not subject to ERISA (including any related award agreements and any related funding mechanism now in effect or required in the future), in each case sponsored, maintained, contributed or required to be maintained or contributed to by Parent or the Parent Subsidiaries for the benefit of current or former directors, officers or employees of, or consultants to, Parent or the Parent Subsidiaries or under which Parent or any of the Parent Subsidiaries has any current or potential liability (but, in each case, other than any of the foregoing that is required to be maintained by a Governmental Entity and any Multiemployer Plan).

“Parent Change in Recommendation” shall have the meaning set forth in Section 7.05(c).

“Parent Closing Price” shall have the meaning set forth in Section 2.05.

“Parent Collective Bargaining Agreement” shall mean any written or oral agreement, memorandum of understanding or other contractual obligation between Parent or any of Parent Subsidiaries and any labor organization or other authorized employee representative representing current or former employees of Parent or any of the Parent Subsidiaries.

“Parent Common Stock” shall have the meaning set forth in Section 1.07(a)(i).

“Parent Credit Agreement” shall mean the Credit Agreement, dated as of June 4, 2014 among New Media Holdings I LLC, New Media Holdings II LLC, the several banks and other financial institutions or entities from time to time parties to thereto, and Citizens Bank of Pennsylvania, as administrative agent, and the amendments related thereto.

“Parent Disclosure Letter” shall mean the disclosure schedule delivered by Parent, Intermediate Holdco and Merger Sub on the date of this Agreement.

“Parent Equity Awards” shall mean Parent Stock Options, Parent Restricted Stock Awards and Parent Restricted Stock Unit Awards.

“Parent Information Systems” shall mean the software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment of or otherwise used by Parent or any of the Parent Subsidiaries.

“Parent Intellectual Property” shall mean all Intellectual Property owned, used or held for use by Parent or any of the Company Subsidiaries.

“Parent Intervening Event” shall mean a material event, fact, circumstance, development or occurrence that does not relate to a Parent Acquisition Proposal and that was, at the time the Board of Directors of Parent and the Transaction Committee initially resolved to make the Parent Recommendation and the Committee Recommendation, respectively, unknown to or by, and not reasonably foreseeable (including through reasonable investigation) by, the Board of Directors of Parent or the Transaction Company, which event, fact, circumstance, development or occurrence becomes known to or by the Board of Directors of Parent or the Transaction Committee prior to obtaining the Required Parent Vote; provided that in no event shall any of the following events, facts, circumstances, developments or occurrences constitute a Parent Intervening Event: (i) changes in the price or trading volume of the Company Common Stock or Parent Common Stock (it being understood that the facts or occurrences giving rise to or contributing to such changes may be taken into account in determining whether there has been a Parent Intervening Event) or (ii) the Company or Parent meeting, failing to meet, or exceeding any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such circumstances may be taken into account in determining whether there has been a Parent Intervening Event).

“Parent Leased Property” shall have the meaning set forth in Section 4.14(a).

“Parent Leases” shall have the meaning set forth in Section 4.14(a).

“Parent Material Adverse Effect” shall mean any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, results of operations, assets or financial condition of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that Parent Material Adverse Effect shall not include the effect of any event, change, circumstance, effect, development or state of facts to the extent it results from or arises out of (i) general economic or political conditions or general securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, (ii) changes or conditions generally affecting the industries, businesses, or segments thereof, in which Parent and the Parent Subsidiaries operate, (iii) any change in applicable Law, regulation or GAAP (or authoritative interpretation of any of the foregoing), (iv) the announcement or execution of this Agreement, including the impact thereof on the relationships of Parent and the Parent Subsidiaries with customers, suppliers, distributors, partners or employees (provided that this clause (iv) will not be deemed to apply to references to Parent Material Adverse Effect in any of the representations and warranties set forth in Section 4.06, and, to the extent related to Section 4.06, the condition set forth in Section 8.03(a)), (v) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any acts of war, armed hostilities, sabotage or terrorism, (vi) earthquakes, hurricanes, floods, or other natural disasters, (vii) any failure, in and of itself, by Parent to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect to the extent not otherwise excluded hereunder), (viii) any change, in and of itself, in the market price or trading volume of Parent’s securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect to the extent not otherwise excluded hereunder), (ix) any stockholder litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated by this Agreement (or any public disclosure relating to such litigation) or (x) the taking of any action at the written request of the Company, except, in the case of the foregoing clauses (i), (ii), (iii), (v) and (vi), to the extent that such event, change, circumstance, effect, development or state of facts affects Parent and the Parent Subsidiaries in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other Persons in the industries, businesses, or segments thereof, in which Parent and the Parent Subsidiaries operate, in which case only the incremental disproportionate impact may be taken into account in determining whether there has been a Parent Material Adverse Effect.

“Parent Material Contract” shall have the meaning set forth in Section 4.16(a).

“Parent Owned Property” shall have the meaning set forth in Section 4.14(a).

“Parent Preferred Stock” shall have the meaning set forth in Section 4.03(a)(i).

“Parent Property” shall have the meaning set forth in Section 4.14(a).

“Parent Recommendation” shall have the meaning set forth in Section 4.02(c).

“Parent Registered Intellectual Property” shall have the meaning set forth in Section 4.13(a).

“Parent Restricted Stock Award” shall mean each restricted stock award with respect to shares of Parent Common Stock.

“Parent Restricted Stock Unit Award” shall mean each restricted stock unit award with respect to a share of Parent Common Stock.

“Parent SEC Reports” shall have the meaning set forth in Section 4.07(a).

“Parent Stock Option” shall mean each option to acquire a share of Parent Common Stock.

“Parent Stockholders Meeting” shall have the meaning set forth in Section 4.02(c).

“Parent Subsidiaries” shall have the meaning set forth in Section 4.04(a).

“Parent Subsidiary Securities” shall have the meaning set forth in Section 4.04(b).

“Parent Superior Proposal” shall have the meaning set forth in Section 7.05(b).

“Parent Termination Fee” shall have the meaning set forth in Section 9.02(d).

“Parent Transaction Litigation” shall have the meaning set forth in Section 7.06(b).

“Patents” shall mean all patent and patent applications in any jurisdiction, and all re-issues, reexamine applications, continuations, divisionals, continuations-in-part or extensions of any of the foregoing.

“Permits” means registrations, franchises, grants, applications, licenses, requests for exemptions, permits, certifications, approvals, consents and other regulatory authorizations issued or granted by a Governmental Entity.

“Permitted Liens” shall mean any (a) Liens for Taxes and other governmental charges and assessments not yet due and payable or Liens for Taxes and other governmental charges and assessments being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) Liens securing Indebtedness or liabilities that are disclosed in the Company SEC Reports or Parent SEC Reports, as applicable, (c) inchoate mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the Ordinary Course of Business of the Company, any Company Subsidiary, Parent or any Parent Subsidiary, (d) zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that would not reasonably be expected to materially interfere with the ordinary operation of the real property subject thereto as currently conducted, and that are otherwise customary for the applicable property type and locality, (e) Liens that have been placed by any developer, owner, landlord or other third party either on any leased real property or on property over which any of the Company, any Company Subsidiary, Parent or any Parent Subsidiary has easement rights, or any subordination or similar agreements relating thereto, (f) grants in the ordinary course of business of non-exclusive licenses or other non-exclusive rights with respect to Intellectual Property that do not, in each case, otherwise contain or constitute a mortgage, Lien, pledge, charge, security interest, encumbrance, or limitation on transfer, (g) transfer restrictions on any securities imposed by applicable Law, (h) purchase money liens and Liens securing rental payments under capital lease arrangements included in the Company SEC Reports or Parent SEC Reports, as applicable, (i) Liens which are set forth in any Permits or (j) other Liens that do not adversely impact in any material respect the current use of the applicable assets or property.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, other entity or group (as defined in the Exchange Act).

“Personal Data” shall mean any piece of information considered personally identifiable information or personal data under applicable Laws.

“Privacy Laws” shall mean each applicable Law relating to the protection and/or Processing of Personal Data.

“Proceeding” shall mean any claim, demand, action, suit, proceeding, subpoena or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel, or any union or other labor organization.

“Processing” shall mean, with respect to data, the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of such data.

“Registration Statement” shall have the meaning set forth in Section 7.01(a).

“Regulatory Law” shall have the meaning set forth in Section 7.03(b).

“Representative” shall mean, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors or representatives.

“Required Company Vote” shall have the meaning set forth in Section 3.02(a).

“Required Parent Vote” shall have the meaning set forth in Section 4.02(a).

“Sarbanes-Oxley” shall have the meaning set forth in Section 3.07(d).

“SEC” shall mean the United States Securities and Exchange Commission.

“Secretary of State” shall have the meaning set forth in Section 1.03.

“Securities Act” shall have the meaning set forth in Section 3.05.

“Share Issuance” shall have the meaning set forth in Section 7.01(a).

“Solvent” when used with respect to any person and its Subsidiaries, on a consolidated basis, means that, as of any date of determination, (A) the amount of the “fair saleable value” of the assets of such person and its subsidiaries, on a consolidated basis, will, as of such date, exceed (1) the value of all “liabilities of such person and its subsidiaries, on a consolidated basis, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (2) the amount that will be required to pay the probable liabilities of such person and its Subsidiaries, on a consolidated basis, as of such date, on their existing debts (including contingent and other liabilities) as such debts become absolute and mature, (B) such person and its subsidiaries, on a consolidated basis, will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged following such date, and (C) such person and its subsidiaries, on a consolidated basis, will be able to pay their liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged” and “able to pay their liabilities, including contingent and other liabilities, as they mature” means that such person and its subsidiaries, on a consolidated basis, will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet their obligations as they become due.

“Stock Consideration” shall have the meaning set forth in Section 1.07(a)(i).

“Subsidiary” shall mean, when used with respect to any Person, (a) any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or other business entity, of which a majority of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For this purpose, “control” (including, with its correlative meaning, “controlled by”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Substitute Financing” shall have the meaning set forth in Section 7.11(b).

“Surviving Corporation” shall have the meaning set forth in Section 1.01.

“Takeover Law” shall mean any fair price, moratorium, control share acquisition or other similar state or federal Law designed to prevent certain takeovers, including Section 203 of the DGCL.

“Tax” or “Taxes” shall mean all taxes or similar duties, fees or charges or assessments thereof imposed by a Governmental Entity, in each case in the nature of a tax, including any interest, penalties and additions imposed with respect to such amount, whether disputed or not.

“Tax Return” shall mean any report, return, information return, filing, claim for refund or other information or document filed or required to be filed with a Governmental Entity in connection with Taxes, including any elections, notifications, declarations, schedules or attachments thereto, and any amendments to any of the foregoing.

“Termination Date” shall have the meaning set forth in Section 9.01(b).

“the other party” shall mean, with respect to the Company, Parent and shall mean, with respect to Parent, the Company.

“Trading Day” shall mean with respect to Parent Common Stock, a day on which shares of Parent Common Stock are traded on the NYSE.

“Transaction Committee” shall have the meaning set forth in the Recitals hereto.

“Treasury Regulations” shall mean the Treasury regulations promulgated under the Code.

“Uncertificated Company Stock” shall have the meaning set forth in Section 1.07(a)(ii).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NEW MEDIA INVESTMENT GROUP INC.

by
/S/ MICHAEL E. REED
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

ARCTIC HOLDINGS LLC

by
/S/ KIRK A. DAVIS
	Name:	Kirk A. Davis
	Title:	Chief Executive Officer

ARCTIC ACQUISITION CORP.

by
/S/ KIRK A. DAVIS
	Name:	Kirk A. Davis
	Title:	President, Chief Executive Officer and Chief Operating Officer

GANNETT CO., INC.

by
/S/ BARBARA W. WALL
	Name:	Barbara W. Wall
	Title:	Interim Chief Operating Officer & Chief Legal Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A – Amended and Restated Management and Advisory Agreement

Exhibit A

AMENDED AND RESTATED

MANAGEMENT AND ADVISORY AGREEMENT

dated August 5, 2019

between

NEW MEDIA INVESTMENT GROUP INC.

and

FIG LLC

i

AMENDED AND RESTATED MANAGEMENT AND ADVISORY AGREEMENT

THIS AMENDED AND RESTATED MANAGEMENT AND ADVISORY AGREEMENT, is made on August 5, 2019 (the “Agreement”), and shall be effective from and after the Effective Time (as defined below), by and among NEW MEDIA INVESTMENT GROUP INC., a Delaware corporation (the “Company”), and FIG LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”). This Agreement amends and restates, in its entirety, the Amended and Restated Management and Advisory Agreement, dated as of March 6, 2015 (the “Original A&R Management Agreement”), by and among the Company and the Manager.

W I T N E S S E T H:

WHEREAS, the Company is externally managed by the Manager pursuant to that certain Original A&R Management Agreement;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) established a special transaction committee thereof consisting only of independent and disinterested directors (the “Transaction Committee”) to, among other things, consider, review, evaluate and negotiate a potential merger (the “Merger”) of a newly formed Subsidiary of the Company with Gannett Co., Inc., a Delaware corporation (“Gannett”) ;

WHEREAS, in connection with the Merger, and as an inducement to the willingness of Gannett to consummate the Merger, Gannett has sought to amend the Original A&R Management Agreement in order to, among other things, internalize the Company’s management function;

WHEREAS, the Transaction Committee has unanimously determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company consummate the Merger in accordance with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Gannett and the other parties named therein (the “Merger Agreement”) and to internalize the Company’s management function in accordance with the terms of this Agreement;

WHEREAS, the Transaction Committee has adopted resolutions recommending that the Board of Directors approve and declare the advisability of the Merger Agreement and the consummation of the transactions contemplated thereby, including the entry into this Agreement, and that the stockholders of the Company approve the transactions contemplated by the Merger Agreement; and

WHEREAS, the Board of Directors, upon the unanimous recommendation of the Transaction Committee, has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the Merger Agreement and consummate the transactions contemplated thereby, including the entry into this Agreement, (ii) adopted resolutions approving and declaring the advisability of the Merger Agreement and the consummation of the transactions contemplated thereby, including the entry into this Agreement, (iii) adopted resolutions recommending that the stockholders of the Company

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approve the transactions contemplated by the Merger Agreement, and (iv) directed that the transactions contemplated by the Merger Agreement be submitted to the stockholders of the Company for approval.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1. DEFINITIONS.

The following terms have the meanings assigned them:

(a)    “Acceleration Event” means immediately prior to the consummation of a change of control or other similar transaction or event (including a sale of all or substantially all of the assets) involving the Company, or any voluntary or involuntary filing for bankruptcy, insolvency, receivership or any similar proceeding by the Company. The transactions contemplated by the Merger Agreement will not give rise to an Acceleration Event.

(b)    “Adjusted Net Income” means net income (computed in accordance with GAAP) plus depreciation and amortization, and after adjustments for (i) unconsolidated partnerships, joint ventures and permanent cash tax savings and (ii) Other Non-Routine Items. Adjusted Net Income will be computed on an unconsolidated basis. The computation of Adjusted Net Income may be adjusted at the direction of the Independent Directors upon reasonable request by the Manager based on changes in, or certain applications of, GAAP.

(c)    “Agreement” has the meaning set forth in the recitals hereto.

(d)    “Board of Directors” has the meaning set forth in the recitals hereto.

(e)    “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Common Share” means a share of capital stock of the Company now or hereafter authorized as common voting stock of the Company.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)    “Governing Instruments” means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, or, in each case, comparable governing documents.

(j)    “Independent Directors” means the members of the Board of Directors who are not officers or employees of the Manager.

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(k)    “Investment Company Act” means the Investment Company Act of 1940, as amended.

(l)    “Investments” means the investments of the Company.

(m)    “Listing” means February 14, 2014, representing the commencement date of regular-way trading of Common Shares on a major U.S. national securities exchange.

(n)    “Other Non-Routine Items” means (i) (A) write-offs of unamortized deferred financing fees, or additional costs, make-whole payments, penalties or premiums incurred as the result of early repayment of debt, (B) changes in the fair value of contingent consideration and financial instruments, (C) preferred stock redemption charges, (D) gains or losses related to litigation, claims, and other contingencies, (E) losses on early extinguishment of debt, (F) charges or income related to changes in income tax valuation allowances, tax litigation or settlements, (G) impairments or reversals of impairments, and (H) integration expenses related to acquisitions, and (ii) other adjustments approved by the Independent Directors upon reasonable request by the Manager from time to time.

(o)    “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

(p)    “Subsidiary” means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.

SECTION 2. APPOINTMENT AND DUTIES OF THE MANAGER.

(a)    The Company hereby appoints the Manager to manage the assets of the Company subject to the further terms and conditions set forth in this Agreement, and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except as contemplated in Section 14 of this Agreement.

(b)    The Manager, in its capacity as manager of the assets and the day-to-day operations of the Company, at all times will be subject to the supervision of the Company’s Board of Directors and will have only such functions and authority as the Company may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. Except as otherwise set forth herein (including Section 3(d)), the Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

(i)    serving as the Company’s consultant with respect to the periodic review of the investment criteria and parameters for Investments, borrowings and operations;

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(ii)    investigation, analysis, valuation and selection of investment opportunities;

(iii)    with respect to prospective Investments by the Company and dispositions of Investments, conducting negotiations with brokers, sellers and purchasers and their respective agents and representatives, investment bankers and owners of privately and publicly held companies;

(iv)    engaging and supervising, on behalf of the Company and at the Company’s expense, independent contractors that provide services relating to the Investments, including, but not limited to, investment banking, legal advisory, tax advisory, accounting advisory, securities brokerage, real estate advisory and brokerage, and other financial and consulting services as the Manager determines from time to time is advisable;

(v)    negotiating on behalf of the Company for the sale, exchange or other disposition of any Investments;

(vi)    coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners;

(vii)    providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(viii)    administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(ix)    communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x)    counseling the Company in connection with policy decisions to be made by the Board of Directors;

(xi)    evaluating and recommending to the Board of Directors modifications to the hedging strategies in effect on the Effective Time and engaging in hedging activities on behalf of the Company;

(xii)    counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from the Investment Company Act;

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(xiii)    assisting the Company in developing criteria that are specifically tailored to the Company’s investment objectives and making available to the Company its knowledge and experience with respect to its target assets;

(xiv)    representing and making recommendations to the Company in connection with the purchase and finance, and commitment to purchase and finance, of its target assets, and in connection with the sale and commitment to sell such assets;

(xv)    monitoring the operating performance of the Investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance, valuation and budgeted or projected operating results;

(xvi)    investing and re-investing any moneys and securities of the Company (including investing in short-term Investments pending investment in Investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company) and advising the Company as to its capital structure and capital raising;

(xvii)    causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

(xviii)    causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xix)    assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Exchange Act;

(xx)    taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Code;

(xxi)    handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

(xxii)    using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

(xxiii)    performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

5

(xxiv)    using commercially reasonable efforts to cause the Company to comply with all applicable laws.

Without limiting the foregoing, the Manager will perform portfolio management services (the “Portfolio Management Services”) on behalf of the Company with respect to the Investments. Such services will include, but not be limited to, consulting with the Company on the purchase and sale of, and other investment opportunities in connection with, the Company’s portfolio of assets; the collection of information and the submission of reports pertaining to the Company’s assets, general economic conditions; periodic review and evaluation of the performance of the Company’s portfolio of assets; acting as liaison between the Company and banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. Additionally, the Manager will perform monitoring services (the “Monitoring Services”) on behalf of the Company with respect to any services provided by third parties, which the Manager determines are material to the performance of the business.

(c)    The Manager may enter into agreements with other parties, including its affiliates (subject to Section 2(d) below), for the purpose of engaging one or more asset managers for and on behalf, and at the sole cost and expense, of the Company to provide operations management, asset management, personnel management, development and/or similar services to the Company (including, without limitation, Portfolio Management Services and Monitoring Services) with respect to the Investments, pursuant to management agreement(s) with terms that are then customary for agreements regarding the management or servicing of assets similar in type, quality and value to the assets of the Company; provided that any such agreements shall be subject to the Company’s prior written approval and the Manager shall remain liable for the performance of such Portfolio Management Services.

(d)    Transactions between the Manager and any affiliate (including, but not limited to, any amendments to this Agreement or any issuance by the Company of equity to existing stockholders as of the Effective Time that would change the relative equity ownership percentages among such existing stockholders) must be approved in advance by the majority of the Independent Directors and be determined by such Independent Directors to be in the best interests of the Company. If any affiliate transaction involving the acquisition of an asset from the Manager or an affiliate of the Manager is not approved in advance by a majority of the Independent Directors, then the Manager may be required to repurchase the asset at the purchase price (plus closing costs) to the Company.

(e)    The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or affiliates, provided that Manager has consulted with the Company and reasonably determined in

6

good faith that such services cannot be provided by the Company’s existing internal resources. The Company shall pay or reimburse the Manager or its affiliates performing such services for the cost thereof; provided, that such costs and reimbursements are no greater than those that would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(f)    As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Company, prepare, or cause to be prepared, with respect to any Investment (i) reports and information on the Company’s operations and asset performance and (ii) other information reasonably requested by the Company.

(g)    The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(h)    The Manager shall prepare regular reports for the Board of Directors to enable the Board of Directors to review the Company’s acquisitions, portfolio composition and characteristics, performance and compliance with policies approved by the Board of Directors.

(i)    Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the payment of additional monies is proven by the Company to have been required as a direct result of the Manager’s acts or omissions that result in the right of the Company to terminate this Agreement pursuant to Section 15 of this Agreement, the Manager shall not be required to expend money in excess of that contained in any applicable Company Account (as herein defined) or otherwise made available by the Company to be expended by the Manager hereunder.

(j)    In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts hired by the Manager.

SECTION 3. DEVOTION OF TIME; ADDITIONAL ACTIVITIES.

(a)    The Manager will be responsible for the compensation and benefits of the Chief Executive Officer and Chief Financial Officer of the Company during the Term (as defined below) (excluding, for the avoidance of doubt, any compensation or benefits granted by any Person other than the Manager prior to the Effective Time). During the Term, (i) any increase to the compensation and benefits of the Chief Executive Officer or Chief Financial Officer of the Company in effect as of the Effective Time shall either be approved by the Manager in its sole and absolute discretion or be paid for by the Company; (ii) the Chief Executive Officer of the Company will be a person acceptable to the Board of Directors in its good faith and reasonable discretion in light of its fiduciary duties under applicable law, it being understood that Michael Reed is deemed acceptable; (iii) the Company agrees that the Chief Executive Officer provided

7

by the Manager under this Agreement will be nominated to the Board of Directors along with and on the same basis as the other Board of Director nominees (subject to the reasonable and good faith consent of the Board of Directors in light of its fiduciary duties under applicable law, it being understood that Michael Reed is deemed consented to hereunder); and (iv) the Chief Executive Officer will be an employee of the Manager. After the Term, the Manager will, if the Board of Directors requests, take all action reasonably necessary to permit the Chief Executive Officer of the Company to become an employee of the Company.

(b)    Nothing herein shall prevent the Manager or any of its affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of media or media related investment, including investments that meet the principal investment objectives of the Company.

(c)    Managers, members, partners, officers, employees and agents of the Manager or affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company or any Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

(d)    Notwithstanding anything to the contrary herein, other than the Chief Executive Officer and the Chief Financial Officer of the Company during the Term, all other senior executives of the Company shall be excluded from the scope of this Agreement and the services provided by the Manager hereunder, and such positions as they become available shall be filled solely with the approval of the Board of Directors and not at the discretion of the Manager. All compensation and benefits of such senior executives (other than the Chief Executive Officer and the Chief Financial Officer) shall be an expense of the Company or one of its Subsidiaries and shall be determined by the Board of Directors (or a duly constituted compensation committee thereof), and such compensation upon determination and award shall be notified to the Manager in writing.

SECTION 4. AGENCY.

The Manager shall act as agent of the Company in making, acquiring, financing and disposing of Investments, disbursing and collecting the Company’s funds, paying the debts and fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company and handling, prosecuting and settling any claims of or against the Company, the Board of Directors, holders of the Company’s securities or the Company’s representatives or properties.

SECTION 5. BANK ACCOUNTS.

At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary (any such account, a “Company Account”), and may collect and deposit funds into any such Company Account or

8

Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.

SECTION 6. RECORDS; CONFIDENTIALITY.

The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon 10 Business Days advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information to nonaffiliated third parties except with the prior written consent of the Board of Directors.

SECTION 7. OBLIGATIONS OF MANAGER; RESTRICTIONS.

(a)    The Manager shall require each seller or transferor of Investment assets to the Company to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Investments.

(b)    The Manager shall refrain from any action that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or that would otherwise not be permitted by such entity’s Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company or any Subsidiary, the Board of Directors, or the Company’s or any Subsidiary’s stockholders or partners for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

(c)    The Manager shall not (i) consummate any transaction that would involve the acquisition by the Company of property in which the Manager or any affiliate thereof has an ownership interest or the sale by the Company of property to the Manager or any affiliate thereof, or (ii) under circumstances where the Manager is subject to an actual or potential conflict of interest because it manages both the Company and another Person (not an affiliate of the Company) with which the Company has a contractual relationship, take any action constituting the granting to such Person of a waiver, forbearance or other relief, or the enforcement against such Person of remedies, under or with respect to the applicable contract, unless such transaction or action, as the case may be and in each case, is approved by a majority of the Independent Directors.

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(d)    The Manager shall at all times during the Term maintain a tangible net worth equal to or greater than $1,000,000. Additionally, during such period the Manager shall maintain “errors and omissions” insurance coverage and other insurance coverage that is customarily carried by asset and investment managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company, in an amount that is comparable to that customarily maintained by other managers or servicers of similar assets.

SECTION 8. COMPENSATION.

(a)    During the Term, the Manager will receive an annual management fee (the “Management Fee”) equal to 1.50% of the Total Equity. The Management Fee shall be calculated and paid monthly in arrears based upon the weighted daily average of the Total Equity of the Company for such month. The term “Total Equity” for any period means the sum of (i) the equity value as of the Listing, plus (ii) the total net proceeds to the Company from any equity capital raised by the Company or any Subsidiary of the Company since the Listing (exclusive, with respect to any Subsidiary, of capital of such Subsidiary consisting of a capital contribution or other form of capital investment made by the Company or another Subsidiary of the Company), including capital effectively raised through the issuance of capital in a transaction (including, for the avoidance of doubt, mergers or acquisitions in which all or a portion of the consideration in such transaction consists of stock issued by the Company), plus (iii) the value of contributions made by partners other than the Company, from time to time, to the capital of any Subsidiary (reduced proportionately in the case of a Subsidiary to the extent that the Company owns, directly or indirectly, less than 100% of the equity interests in such Subsidiary), plus (iv) the equity value of any assets contributed to the Company prior to or after the Effective Time (to the extent not previously included) less (v) any capital dividends or capital distributions made by the Company to its stockholders or, without duplication, by any Subsidiary to its stockholders, partners or other equity holders.

(b)    The Manager shall compute each installment of the Management Fee within 15 days after the end of the calendar month with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only, promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Management Fee shown therein shall be due and payable no later than the earlier to occur of (i) the date that is 20 days after the end of the calendar month with respect to which such installment is payable and (ii) the date that is two Business Days after the date of delivery to the Board of Directors of such computations.

(c)    [Reserved]

(d)    The Board of Directors may, by written notice to the Manager delivered 10 days prior to the date on which any payment of the Incentive Compensation (as defined below) is payable, request that the Manager accept all or a portion of such payment in the form of issued Common Shares, which notice shall specify the amount of the payment of the Incentive Compensation, the amount thereof that the Company intends to pay in cash, if any, and the amount thereof that the Company intends to pay in the form of such Common Shares in the number of such shares as determined by the Board of Directors. Within five days following receipt of such notice, the Manager shall notify the Company in writing, such election to be made by the Manager in its sole discretion, whether it will accept such portion of such payment in the form of such shares and in such number of such shares.

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(e)    In addition to the Management Fee otherwise payable hereunder, the Company shall pay the Manager on a quarterly basis annual incentive compensation (the “Incentive Compensation”) on a cumulative, but not compounding, basis, in an amount equal to the product of 17.5% of the dollar amount by which (i) the Adjusted Net Income (before such payment) of the Company exceeds (ii) (A) the weighted daily average Total Equity (plus cash capital raising costs) multiplied by (B) a simple interest rate of 10% per annum.

(f)    Promptly following, and in any event within two Business Days after, the Effective Time, as additional consideration for the execution and delivery of this Agreement by the Manager, the adequacy of which is hereby acknowledged, the Company shall issue to the Manager:

(i)    4,205,607 duly authorized, validly issued, fully paid and non-assessable Common Shares, free and clear of any liens or other encumbrances or any preemptive rights in respect thereto, having an aggregate value as of the date hereof equal to $45 million, it being understood that (A) the Manager shall be restricted from selling or disposing of such Common Shares during the Term, other than for transfers to affiliates of the Manager who agree to be bound, in a document reasonably acceptable to the Company, by the transfer restrictions set forth in this Section 8(f)(i); and (B) such restriction shall lapse and be null and void and of no further force or effect upon and in connection with (x) an Acceleration Event and (y) solely for the purpose of the Manager tendering Common Shares in connection with such tender offer, the commencement of a tender offer that is not subsequently rejected by the Board of Directors for Common Shares by a third party that is unaffiliated with the Manager that, if consummated, would constitute an Acceleration Event; and

(ii)    nonqualified stock options to purchase 3,163,264 Common Shares, with such stock options issued pursuant to the form of award agreement attached as Exhibit A to this Agreement, which award agreement is being executed and delivered by the applicable parties thereto on the date of this Agreement and effective as of the Effective Time.

(g)    In connection with the execution and delivery of this Agreement, the Company and the Manager hereby agree to promptly negotiate in good faith the terms of a Registration Rights Agreement with terms mutually agreeable to the Company and the Manager, including customary demand, piggyback and shelf registration rights and other customary terms (including, without limitation, an obligation of the Company to pay all reasonable expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement (including the reasonable expenses of legal counsel to the Manager), except underwriting commissions/discounts) to cover the Common Shares to be issued hereunder, which Registration Rights Agreement will be effective as of the Effective Time.

SECTION 9. EXPENSES OF THE COMPANY.

(a)    The Company shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf (collectively, the “Expenses”). Expenses include all costs and expenses that are expressly designated elsewhere in this Agreement as the Company’s, together with the following:

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(i)    expenses in connection with the issuance and transaction costs incident to the acquisitions, disposition and financing of Investments;

(ii)    travel and other out-of-pocket expenses incurred by managers, officers, employees and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition, or asset management of an Investment;

(iii)    costs of legal, accounting, tax, auditing, administrative and other services rendered for the Company by providers retained by the Manager in accordance with the terms of this Agreement or, if provided by the Manager’s employees in accordance with the terms of this Agreement, in amounts that are no greater than those that would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(iv)    the compensation and expenses of the Independent Directors and the cost of liability insurance to indemnify the Company’s directors and officers;

(v)    compensation and expenses of the Company’s custodian and transfer agent, if any;

(vi)    costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, legal fees, closing and other costs) or any securities offerings of the Company;

(vii)    costs associated with any computer software or hardware that is used solely for the Company;

(viii)    all other third party costs and expenses relating to the Company’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing, operating and disposing of Investments, including appraisal, reporting, audit and legal fees;

(ix)    all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its employees;

(x)    expenses relating to any office or office facilities maintained for the Company or Investments separate from the office or offices of the Manager;

(xi)    expenses connected with the payments of interest, dividends or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of the holders of securities of the Company or its Subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

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(xii)    third party expenses connected with communications to holders of securities of the Company or its Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, and costs of preparing, printing and mailing the Company’s annual report to its stockholders and proxy materials with respect to any meeting of the stockholders of the Company;

(xiii)    all other third party expenses actually incurred by the Manager in accordance with the terms of this Agreement that are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement; and

(b)    Without regard to the amount of compensation received under this Agreement by the Manager, the Manager shall bear the following expenses, except as expressly set forth otherwise herein: (i) wages and salaries of the Manager’s officers and employees; (ii) rent attributable to the space occupied by the Manager; and (iii) all other “overhead” expenses of the Manager.

SECTION 10. CALCULATIONS OF EXPENSES.

The Manager shall prepare a statement documenting the Expenses of the Company and the Expenses incurred by the Manager on behalf of the Company during each calendar month, and shall deliver such statement to the Company within 20 days after the end of each calendar month. Expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager on the first Business Day of the month immediately following the date of delivery of such statement.

SECTION 11. LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION.

(a)    The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, its members, managers, officers and employees will not be liable to the Company or any Subsidiary, to the Board of Directors, or the Company’s or any Subsidiary’s stockholders or partners for any acts or omissions by the Manager, its members, managers, officers or employees, pursuant to or in accordance with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement. The Company shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its members, managers, officers and employees and each other Person, if any, controlling the Manager (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager’s duties under this Agreement and not constituting such Indemnified Party’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement.

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(b)    The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company, its stockholders, directors, officers and employees and each other Person, if any, controlling the Company harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.

SECTION 12. NO JOINT VENTURE.

Nothing in this Agreement shall be construed to make the Company and the Manager partners or joint venturers or impose any liability as such on either of them.

SECTION 13. EFFECTIVE TIME; TERM.

(a)    This Agreement shall have no force or effect until such time as the Merger becomes effective in accordance with the Merger Agreement (such time, the “Effective Time”). Until the Effective Time, the Original A&R Management Agreement shall remain in full force and effect in accordance with its terms. At the Effective Time, this Agreement shall automatically amend and restate the Original A&R Management Agreement in its entirety without any further action required by the Company or the Manager. If the Effective Time does not occur for any reason, then this Agreement shall be null and void and shall have no force or effect and shall be disregarded by the parties hereto, and the Original A&R Management Agreement shall continue in full force and effect. The term of this Agreement (the “Term”) shall begin at the Effective Time and end at 11:59 p.m., Eastern time, on December 31, 2021, unless this Agreement is terminated before that time pursuant to Section 14(a) or Section 15 of this Agreement.

(b)    In the event that this Agreement is terminated in accordance with Section 15(b) of this Agreement, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the “Termination Fee”) equal to the amount of the Management Fee earned by the Manager during the period consisting of the 12 full, consecutive calendar months immediately preceding such termination.

(c)    Section 3(a), Section 11, Section 13(b), this Section 13(c), Section 16 and Section 29 of this Agreement shall survive termination of this Agreement. In furtherance of the foregoing and for the avoidance of doubt, the obligation of the Company to pay the accrued and unpaid Incentive Compensation shall survive the expiration or earlier termination of this Agreement.

SECTION 14. ASSIGNMENT.

(a)    Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors; provided, however, that no such consent shall be required in the

14

case of an assignment by the Manager to an entity whose day-to-day business and operations are managed and supervised by Mr. Wesley R. Edens (the “Principal”), provided, further, that such transaction is determined at the time not to be an “assignment” for purposes of Section 205 of the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated under such act and the interpretations thereof issued by the Securities and Exchange Commission. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all errors or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to a successor to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

(b)    Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Sections 2(b), 2(c) and 2(d) of this Agreement to any of its affiliates in accordance with the terms of this Agreement applicable to any such subcontract or assignment, and the Company hereby consents to any such assignment and subcontracting. In addition, provided that the Manager provides prior written notice to the Company for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.

SECTION 15. TERMINATION FOR CAUSE.

(a)    The Company may terminate this Agreement effective upon 60 days prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, if any act of fraud, misappropriation of funds, or embezzlement against the Company or other willful violation of this Agreement by the Manager in its corporate capacity (as distinguished from the acts of any employees of the Manager that are taken without the complicity of the Principal) under this Agreement or in the event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement.

(b)    The Manager may terminate this Agreement effective upon 60 days prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.

SECTION 16. ACTION UPON TERMINATION.

(a)    From and after the conclusion of the Term, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid (i) all compensation accruing prior to the conclusion of the Term and (ii) if applicable, the Termination Fee. The previous sentence will not limit any damages that may be awarded for a breach of this Agreement. Promptly after the Term, the Manager shall forthwith:

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(i)    after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(ii)    deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary;

(iii)    deliver to the Board of Directors all property and documents (including books and records) of the Company or any Subsidiary then in the custody of the Manager; and

(iv)    if applicable, enter into an appropriate intellectual property assignment agreement with the Company or one of its Subsidiaries, in a form customary for circumstances of this nature and on terms mutually agreed by the Company and the Manager, which assignment agreement will provide for the use and ownership of intellectual property created or used by the parties during the Term in connection with the provision of services by the Manager to the Company hereunder and primarily related to the business of the Company and its Subsidiaries.

(b)    [Reserved]

SECTION 17. RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN REQUEST.

The Manager agrees that any money or other property of the Company or Subsidiary held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or Subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than 60 days following such request. The Manager shall not be liable to the Company, any Subsidiary, the Independent Directors, or the Company’s or a Subsidiary’s stockholders or partners for any acts performed or omissions to act by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with the first sentence of this Section 17. The Company and any Subsidiary shall indemnify the Manager and its members, managers, officers and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the Company or any Subsidiary in accordance with the terms of this Section 17. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 11 of this Agreement.

SECTION 18. NOTICES.

Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and

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shall be deemed to have been duly given and received upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) confirmation of receipt, if sent by email (but only if such confirmation is not automatically generated), (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)    If to the Company:

New Media Investment Group Inc.

c/o FIG LLC

1345 Avenue of the Americas, 45th Floor

New York, NY 10105

Attention: Mr. Michael Reed

with copies to (such copies not to constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

E-mail: dzoubek@cravath.com

Attn:     Damien Zoubek, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

222 Delaware Avenue, Suite 800

Wilmington, DE 19801

E-mail: wchandler@wsgr.com

             rgreecher@wsgr.com

Attn:     William B. Chandler III, Esq.

             Ryan Greecher, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

E-mail: mkorman@wsgr.com

             dschnell@wsgr.com

Attn:     Martin W. Korman, Esq.

             Douglas K. Schnell, Esq.

(b)    If to the Manager:

FIG LLC

1345 Avenue of the Americas, 45th Floor

New York, NY 10105

Attention: Mr. Randal A. Nardone

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with copies to (such copies not to constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Email: eching@paulweiss.com

            adeckelbaum@paulweiss.com

Attn:   Ellen Ching, Esq.

           Ariel J. Deckelbaum, Esq.

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

SECTION 19. BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

SECTION 20. ENTIRE AGREEMENT.

At the Effective Time, this Agreement shall be deemed to contain the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing.

SECTION 21. CONTROLLING LAW.

This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

SECTION 22. INDULGENCES, NOT WAIVERS.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

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SECTION 23. TITLES NOT TO AFFECT INTERPRETATION.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

SECTION 24. EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 25. PROVISIONS SEPARABLE.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

SECTION 26. GENDER.

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

SECTION 27. NON-CIRCUMVENTION.

The Company hereby covenants and agrees with the Manager that, as of and following the Effective Time, the Company, its Subsidiaries and their controlled affiliates will not take, directly or indirectly, any action or otherwise fail to take any action, in each case that would be inconsistent with the terms and conditions of this Agreement, including any action or omission with the intent to avoid or reduce the payments and other obligations owed to the Manager hereunder.

SECTION 28. SPECIFIC PERFORMANCE.

The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed, or were threatened not to be performed, in accordance with their specific terms or were otherwise breached and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative). Any requirements for the securing or posting of any bond in connection with or as a condition to obtaining any such remedy are waived. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific

19

performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any person at law or in equity.

SECTION 29. REPRESENTATIONS AND WARRANTIES.

(a)    The Company hereby represents and warrants to the Manager as follows:

(i)    The Company has the power and authority to execute and deliver this Agreement and each other ancillary agreement contemplated hereby to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations under this Agreement and each other ancillary agreement hereto to which it is a party. This Agreement, each other ancillary agreement hereto to which the Company is a party, and the execution, delivery and performance thereof have been duly authorized by all necessary action on the part of the Company. This Agreement and the other ancillary agreements hereto have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(ii)    The execution and delivery of this Agreement, the other ancillary agreements hereto, and the performance by the Company of the transactions contemplated hereby and thereby (with or without the giving of notice, the lapse of time, or both): (1) does not require the consent of any person; (2) will not conflict with, result in a breach or violation of, or constitute a default under any applicable order of any governmental entity applicable to the Company; (3) result in the creation or imposition of any material lien on any assets of the Company; or (4) will not give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of the Company pursuant to any material contract to which the Company is party or by which any of its assets are bound.

(iii)    There are no pending, or to the knowledge of the Company, threatened actions before or by any governmental authority against the Company or any of its Subsidiaries that would reasonably be expected to adversely affect or restrict the ability of the Company to enter into and perform its obligations under this Agreement or any ancillary agreement hereto to which it is a party.

(iv)    All Common Shares issued by the Company to the Manager hereunder will be duly authorized, validly issued, non-assessable, and free of preemptive rights, will be issued in compliance with all applicable laws and free of any lien or other encumbrance, other than transfer restrictions under applicable securities laws or under this Agreement.

(b)    The Manager hereby represents and warrants to the Company as follows:

(i)    The Manager has the power and authority to execute and deliver this Agreement and each other ancillary agreement contemplated hereby to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations

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under this Agreement and each other ancillary agreement hereto to which it is a party. This Agreement, each other ancillary agreement hereto to which the Manager is a party, and the execution, delivery and performance thereof have been duly authorized by all necessary action on the part of the Manager. This Agreement and the other ancillary agreements hereto have been duly executed and delivered by the Manager and constitute the legal, valid and binding obligations of the Manager, enforceable against the Manager in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(ii)    The execution and delivery of this Agreement, the other ancillary agreements hereto, and the performance by the Manager of the transactions contemplated hereby and thereby (with or without the giving of notice, the lapse of time, or both): (1) does not require the consent of any person; (2) will not conflict with, result in a breach or violation of, or constitute a default under any applicable order of any governmental entity applicable to the Manager; (3) result in the creation or imposition of any material lien on any assets of the Manager; or (4) will not give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of the Manager pursuant to any material contract to which the Manager is party or by which any of its assets are bound.

(iii)    There are no pending, or to the knowledge of the Manager, threatened actions before or by any governmental authority against the Manager that would reasonably be expected to adversely affect or restrict the ability of the Manager to enter into and perform its obligations under this Agreement or any ancillary agreement hereto to which it is a party.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:
NEW MEDIA INVESTMENT GROUP INC., a Delaware corporation
By:
Name:
Title:
MANAGER:
FIG LLC, a Delaware limited liability company
By:
Name:
Title:

[Amended and Restated Management Agreement between the Company and the Manager]

Exhibit A—Form of Award Agreement

[Attached]

NEW MEDIA INVESTMENT GROUP INC.

NONQUALIFIED STOCK OPTION AND INCENTIVE AWARD PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), by and between NEW MEDIA INVESTMENT GROUP INC., a Delaware corporation (the “Company”), and FORTRESS OPERATING ENTITY I LP, a Delaware limited partnership and an affiliate of the Manager of the Company (the “Optionee”), shall be effective from and after the Effective Time (as such term is defined in the Amended and Restated Management and Advisory Agreement entered into on August 5, 2019 by the Company and FIG LLC (the “Manager”), as amended from time to time, the “Management Agreement”).

Pursuant to the New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan (as amended from time to time, the “Plan”), the Optionee is hereby granted, on the terms and conditions set forth herein (and subject to the terms and provisions of the Plan), a nonqualified stock option (an “Option”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). It is intended that the Option constitute a “nonqualified stock option” and not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

TERMS AND CONDITIONS OF THE OPTION

1. NUMBER OF SHARES AND OPTION PRICE. The Option entitles the Optionee to purchase 3,163,264 shares of Common Stock (the “Option Shares”) at a per share exercise price of $15.50 (the “Option Price”), subject to adjustment as set forth in the Plan.

2. TERM OF OPTION. This Agreement and the terms of the Option hereunder shall commence at the Effective Time and, unless previously terminated pursuant to this Agreement, the Option shall terminate upon the expiration of ten (10) years from the Effective Time. Upon the termination of the Option, all rights of the Optionee hereunder with respect to the Option shall cease.

3. CONDITIONS OF EXERCISE. Subject to the provisions of the Plan and this Agreement, the Option shall be fully vested at all times, and shall become exercisable as to all of the Option Shares from and after the Exercise Date. The “Exercise Date” shall be the earlier of (a) the first trading day immediately following the first 20 consecutive trading day period in which the closing price of the Common Stock (on its principal U.S. national securities exchange) was at or above $20 per share (subject to adjustment in the same manner as the Option Price as set forth in the Plan) and (b) the date on which the Common Stock is not publicly traded on a U.S. national securities exchange; provided, however, that the Board (acting through the Independent Directors (as defined in the Management Agreement)) may at any time and by written notice to the Optionee waive the “Exercise Date” conditions and accelerate the “Exercise Date”.

4. EXERCISE OF OPTION. The Option shall be exercised in full or in part in the following manner from and after the occurrence, or waiver by the Board, of the Exercise Date: the Optionee (or any subsequent party or parties having the right to exercise the Option) shall deliver to the Company written notice, in the form attached hereto, specifying the number of Option Shares to be purchased, together with payment of the aggregate Option Price of the Option Shares with respect to which the Option is being exercised by means of one of the following payment methods: (a) payment of cash in an amount equal to the aggregate Option Price, (b) delivery to the Company of a number of shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate Option Price, (c) payment or delivery of any combination of cash or shares of Common Stock, the sum of which equals the aggregate Option Price or (d) by electing to have the Company withhold from the delivery of the Option Shares otherwise issuable in connection with the exercise of the Option the number of Option Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price. The Option Shares purchased shall thereupon be promptly delivered. In addition, the Optionee (or such other party) shall be entitled to exercise the Option in any other manner permitted under the Plan and approved by the Committee. The Optionee will not be deemed to be a holder of any Option Shares until the date of the issuance of a stock certificate (or notation in book entry) to it for such shares and until such shares are paid for in full.

5. DISPOSITION OF OPTION SHARES. Subject to the terms of this Agreement and the Plan, the Option and the Common Stock acquired in connection with the exercise of the Option shall be freely transferable by the Optionee, to the extent not prohibited by applicable laws.

6. CHANGE IN CONTROL PROVISIONS. Notwithstanding anything herein to the contrary, the Option shall become immediately and fully vested and exercisable upon a Change in Control in accordance with the provisions of the Plan or an Acceleration Event (as defined in the Management Agreement). For purposes of this award, a Change in Control shall be deemed to have occurred upon the occurrence of one or more of the events set forth in the Plan.

7. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee at: FIG LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: General Counsel, or such other address as the Optionee may designate in writing to the Company, or to the Company at: 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Michael Reed (or his designee), at the Company’s address or such other address as the Company may designate in writing to the Optionee.

8. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

10. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement are subject to all of the terms and conditions of the Plan.

11. AMENDMENTS. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto following approval by the Board (acting through the Independent Directors).

12. RIGHTS AS A STOCKHOLDER. Neither the Optionee nor any successor in interest shall have rights as a stockholder of the Company with respect to any of the Option Shares until the date of issuance of a stock certificate for such Option Shares.

13. AUTHORITY OF THE COMMITTEE. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of August 5, 2019, effective as of the Effective Time.

NEW MEDIA INVESTMENT GROUP INC.
Name: Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement and to all the terms and provisions of the Plan herein incorporated by reference.

FORTRESS OPERATING ENTITY I LP
By its General Partner, FIG Corp.
Name:
Title:

NEW MEDIA INVESTMENT GROUP INC. STOCK OPTION AGREEMENT

FORM OF NOTICE OF EXERCISE OF OPTION

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New Media Investment Group Inc.

1345 Avenue of the Americas, 45th Floor

New York, New York 10105

Attention: [NAME]

Ladies and Gentlemen:

Fortress Operating Entity I LP (the “Optionee”), was granted an Option by New Media Investment Group Inc. (the “Company”) under the New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan (the “Plan”) and a Nonqualified Stock Option Agreement, between the Optionee and the Company, dated as of August 5, 2019, and effective as of [EFFECTIVE TIME] (the “Agreement”). This letter is to notify you that the Optionee wishes to purchase Option Shares under the Agreement as set forth below. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

1. The Optionee wishes to purchase Option Shares at the exercise price of $             per share for a total cost of $            , which Option is not encumbered to a Tandem Option. The Optionee warrants and represents that such Award Shares are not encumbered to a Tandem Award.

2. The Optionee is paying for these Option Shares as follows:

            By enclosing cash and/or a certified or cashier’s check payable to the Company in the amount of $             (the “Aggregate Option Price”).

            By enclosing a stock certificate duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company, or taking appropriate action to transfer such shares held in book entry, representing a number of shares of Common Stock with a Fair Market Value on the date of surrender equal to the Aggregate Option Price.

            By enclosing (i) cash and/or a certified or cashier’s check payable to the Company in the amount of $             (the “Partial Payment”) and (ii) a stock certificate duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company, or taking appropriate action to transfer such shares held in book entry, representing a number of shares of Common Stock with a Fair Market Value on the date of surrender equal to the Aggregate Option Price less the Partial Payment.

            By electing to have the Company withhold a number of shares of Common Stock from the delivery of the Option Shares otherwise issuable in connection with the exercise of the Option with a Fair Market Value as of the date of exercise equal to the Aggregate Option Price.

3. In exercising its Option, the Optionee hereby warrants and represents to the Company that the Optionee acknowledges that the Company has no obligation to issue a certificate (or notation in book entry) evidencing any Option Shares purchasable by the Optionee until the Aggregate Option Price is fully paid as set forth in the Agreement.

Name: Title:

Exhibit B – Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GANNETT CO., INC.

1.    The name of the corporation is Gannett Co., Inc. (the “Corporation”).

2.    The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

3.    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.    The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) common shares and the par value of each such share is $0.01.

5.    The Corporation is to have perpetual existence.

6.    In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

7.    No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this paragraph 7 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

8.    The Corporation shall indemnify its directors and officers, to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such director’s or officer’s heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Corporation (the “Board of Directors”). The right to indemnification conferred by this paragraph 8 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this paragraph 8.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this paragraph 8 to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this paragraph 8 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation (as either or both amended and restated from time to time), the By-Laws of the Corporation, as either or both amended and restated from time to time, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

Any repeal or modification of this paragraph 8 shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Notwithstanding the foregoing, with respect to any Indemnified Person (as defined in that certain Agreement and Plan of Merger, dated as of August 5, 2019, by and among the Corporation, New Media Investment Group Inc., Artic Holdings LLC and Artic Acquisition Corp. (the “Merger Agreement”)), the provisions set forth in the Bylaws of Gannett, effective as of December 13, 2017, related to indemnification and exculpation from liability shall remain effective and shall control with respect to any acts or omissions by such persons in their capacities as a director or officer, as applicable, of the Corporation at any time prior to the Effective Time (as defined in the Merger Agreement).

9.    Meetings of the stockholders may be held within or without the State of Delaware as may be designated by or in the manner provided in the By-Laws of the Corporation. The books of the Corporation may be kept (subject to the provisions of any law or regulation) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

10.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

11.    The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation, or Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Exhibit C – Governance Matters

Governance Matters

1.

Parent Board of Directors. At or prior to the Effective Time, Parent shall take such actions as may be necessary or appropriate such that, as of the Effective Time, the Board of Directors of Parent shall consist of nine directors, comprising (a) five directors designated by Parent from among the directors serving on the Board of Directors of Parent as of immediately prior to the Effective Time, all of whom must qualify as an “independent director” with respect to Parent, FIG LLC and Apollo Capital Management, L.P. under the rules and regulations of the NYSE (each, an “Independent Parent Director”), plus (b) three directors designated by the Company from among the directors serving on the Board of Directors of the Company as of immediately prior to the Effective Time, all of whom must qualify as an “independent director” with respect to Parent and the Company under the rules and regulations of the NYSE (each, an “Independent Company Director”), plus (c) the Chief Executive Officer of Parent as of the Effective Time.

2.	Transformation Committee

(i)    Effective prior to or as of the Effective Time, the Board of Directors of Parent shall create a Transformation Committee whose responsibilities will be to assist the Board in achieving Parent’s and its operating subsidiaries’ digital transformation. The Board of Directors of Parent will adopt the attached Charter of the Transformation Committee to govern such committee. In accordance with such Charter, substantive modifications to the Charter of the Transformation Committee may be made after the Effective Time upon approval of two-thirds of the independent directors of Parent.

(ii)    At or prior to the Effective Time, Parent shall take such actions as may be necessary or appropriate such that, as of the Effective Time, the Transformation Committee shall consist of four directors, two of whom shall be Independent Parent Directors and two of whom shall be Independent Company Directors. The Board of Directors of Parent shall cause this composition to continue for so long as there are two Independent Company Directors serving on the Board of Directors of Parent.

3.	Compensation Committee

At or prior to the Effective Time, Parent shall take such actions as may be necessary or appropriate such that, as of the Effective Time, the Compensation Committee shall consist of three directors, one of whom shall be an Independent Company Director. The Board of Directors of Parent shall cause this composition to continue for so long as there is at least one Independent Company Director serving on the Board of Directors of Parent.

4.	Operating Company Chief Executive Officer

(i)    At or prior to the Effective Time, Parent shall take such actions as may be necessary or appropriate such that, as of the Effective Time, the Chief Executive Officer of the Company as of the date of this Agreement shall be the Chief Executive Officer of all of the operating subsidiaries of Parent, provided he is serving as the Chief Executive Officer of the Company as of immediately prior to the Effective Time. If the Chief Executive Officer of the Company as of the date of this Agreement is not the Chief Executive Officer of the Company as of immediately prior to the Effective Time, or such person elects not to continue as the Chief Executive Officer of the operating subsidiaries following the Effective Time, the Board of Directors of Parent will evaluate the necessity of such role and, as needed, undertake to identify candidates therefor.

(ii)    From and after the Effective Time, the appointment, reappointment or termination of the individual serving as the Chief Executive Officer of the operating subsidiaries of Parent, or as the principal executive responsible for overseeing and implementing Parent’s and its operating subsidiaries’ digital transformation, will require a vote of two-thirds of the independent directors of Parent.

5.	Parent CEO

For any term that would include the period from or after January 1, 2023, the annual reappointment of Mr. Michael Reed as Chief Executive Officer of Parent will require a vote of two-thirds of the independent directors of Parent.

6.	Governance Guidelines

Effective prior to or as of the Effective Time, the Board of Directors of Parent will adopt amendments to Parent’s Corporate Governance Guidelines to (i) increase the retirement age of directors to 75 years, (ii) add the Transformation Committee as a fourth standing committee of the Board of Directors, (iii) codify the agreements set forth in Sections 4(ii), 5 and 8 of this Exhibit, and (iv) add the following provisions to the section entitled “Other:”

The First Amendment

As a news and information company, one of the Company’s key principles is to defend the integrity of the First Amendment. A key responsibility of its Board and management is to protect the integrity of the Company’s news and information operations. Only then can the Company successfully serve its customers and its shareholders.

Good Citizenship

The Board believes that the Company should continue to be a good citizen of the local, national, and international communities in which it does business. The Company intends to continue to contribute to the communities in which it operates, including by making charitable contributions directly or through charitable foundations of its subsidiaries.

Digital Transformation

The Board believes that the future of the Company turns on its digital transformation and the making of thoughtful investments that will enable the Company to deliver engagement when, where and how its audiences and

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customers demand it. In overseeing the execution of the Company’s strategic plan and digital transformation, the Board and the Transformation Committee will strive to ensure that the Company continues to adapt and grow dynamically in light of the evolving nature of its industry.

7.	Name and Headquarters

At or prior to the Effective Time, Parent shall take such actions as may be necessary or appropriate such that, (i) beginning as of or within a reasonable time following the Effective Time, Parent’s operating subsidiaries shall operate under the “Gannett” brand (it being understood that publication titles will not necessarily require re-branding), and (ii) from and after the Effective Time, the Company’s headquarters in McLean, VA shall serve as the headquarters of the combined company.

8.	Modifications

Any modifications to the governance matters implemented pursuant to this Exhibit (including amendments to the applicable charters or Corporate Governance Guidelines) after the Effective Time shall require approval of two-thirds of the independent directors of Parent.

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Charter of the

Transformation Committee

of the Board of Directors of New Media Investment Group Inc.

[                ] 2019

I. PURPOSE OF THE COMMITTEE

The purpose of the Transformation Committee (the “Committee”) of the Board of Directors (the “Board”) of New Media Investment Group Inc. (the “Company”) shall be to assist the Board in achieving the Company’s digital transformation. The basic responsibility of the Committee is to advise the Board as the Company continues to adapt and grow dynamically in the face of the digital age.

II. COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors.

The initial members of the Committee have been elected by majority vote of the Board at a duly called meeting. The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of stockholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy or shall be filled without a meeting, if all the members of the Board consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. No member of the Committee shall be removed except by majority vote of the Independent Directors (defined as directors who qualify as independent directors under the listing standards of the New York Stock Exchange) then in office.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet regularly at such time and place as the Committee shall determine. The Board shall designate one member of the Committee as the Committee’s Chairperson.

The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

The Committee may request that any directors or officers of the Company or employees of FIG LLC, the Company’s manager, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV. COMMITTEE RESPONSIBILITIES

The Committee shall have the following goals and responsibilities:

1.

The Committee shall review and discuss with management the Company’s overall digital and innovation strategy, including objectives, strategic initiatives, investments and research and development activities, and, as and when appropriate, make recommendations to the Board. Such review and discussions shall include, at the Committee’s election, (i) participating in the strategic planning process with regard to digital transformation and innovation; and (ii) in recognition of the need to respond quickly to a rapidly evolving market environment, assisting management in prioritizing technology support for corporate strategic initiatives.

2.

The Committee shall periodically monitor and evaluate the performance of the Company’s initiatives in support of its digital and innovation strategy, including the execution, consumer acceptance and integration of new products and services.

3.	The Committee shall review and discuss with management, as appropriate, major digital risks and opportunities for the Company, and emerging issues and trends in the broader marketplace.

4.

The Committee may delegate authority to individual Committee members or such subcommittees as the Committee deems appropriate and shall review the actions of all such individuals or subcommittees as appropriate.

5.	The Committee shall report to the Board regularly on its actions and deliberations.

6.	The Committee shall exercise such other powers and authority as the Board may, from time to time, confer upon it.

In carrying out its responsibilities, the Committee’s practices and policies should remain flexible, in order for the Committee to respond to changing facts and circumstances.

V. EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance under this Charter. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, and the manner and adequacy in which they were discussed or debated. The Committee shall deliver to the Board an oral report setting forth the results of its evaluation, including any recommendations.

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VI. AMENDMENTS TO COMMITTEE CHARTER

Any amendments to this charter shall require the approval of two-thirds of the Independent Directors then in office.

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